Filed pursuant to Rule 424(b)(5)

Registration No. 333-291941

Prospectus Supplement

(To Prospectus dated December 15, 2025)

RIDGETECH, INC.

Up to $200,000,000 of Ordinary Shares

We have entered into an at the market offering agreement (the “Sales Agreement”), dated as of December 29, 2025, with AC Sunshine Securities LLC (the “Sales Agent”), acting as our sales agent, relating to the sale of our ordinary shares, par value $0.001 per share (“Ordinary Shares”), offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Sales Agreement, we may offer and sell our Ordinary Shares having an aggregate offering price of up to $200,000,000 from time to time to or through the Sales Agent under this prospectus supplement and the accompanying prospectus.

Our Ordinary Shares are currently listed on the NASDAQ Capital Market under the symbol “RDGT.” On December 26, 2025, the closing sale price of our Ordinary Shares on the NASDAQ Capital Market was $3.22 per share.

Sales of our shares, if any, under this prospectus supplement and the accompanying prospectus may be made in sales deemed to be an “at-the-market offering” as defined in Rule 415 under the Securities Act of 1933, as amended, or the Securities Act, including sales made directly on or through the NASDAQ Capital Market, the trading market for our Ordinary Shares, or any other trading market in the United States for our Ordinary Shares, sales made to or through a market maker other than on an exchange or otherwise, directly to the Sales Agent as principal in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or in any other method permitted by law. If we and the Sales Agent agree on any method of distribution other than sales of our Ordinary Shares into the NASDAQ Capital Market or another existing trading market in the United States at market prices, we will file a further prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act. The Sales Agent is not required to sell any specific number or dollar amount of our Ordinary Shares but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices. There is no arrangement for funds to be received in any escrow, trust, or similar arrangement.

We will pay the Sales Agent a commission of 3.5% of the gross proceeds of any of our Ordinary Shares sold under the Sales Agreement. See “Plan of Distribution” on page S-27 for additional information regarding the compensation to be paid to the Sales Agent. In connection with the sale of our Ordinary Shares on our behalf, the Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the Sales Agent’s compensation will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Sales Agent with respect to certain liabilities, including liabilities under the Securities Act.

Investing in our securities being offered pursuant to this prospectus supplement involves a high degree of risk. You should carefully read and consider the “Risk Factors” section of this prospectus supplement, and risk factors set forth in our annual report on Form 20-F for the fiscal year ended March 31, 2025 (the 2025 Form 20-F”), in other reports incorporated herein by reference, and in the prospectus before you make your investment decision.

We are a Cayman Islands holding company with no operations of our own and not a PRC operating company. Our operations are conducted in China by the PRC operating entities. Investors in our securities are not purchasing equity interests in our subsidiaries but instead are purchasing equity interests in the ultimate Cayman Islands holding company. Therefore, you will not directly hold any equity interests in our operating companies. For risks facing our Company as a result of our organizational structure and doing business in China, see “Item 3. Key Information - Risk Factors - Risks Related to Doing Business in China” in our annual report on Form 20-F for the fiscal year ended March 31, 2025 (the “2025 Form 20-F”), which is incorporated herein by reference. We completed certain restructuring transactions in February 2025 (the “Restructuring Transactions”), as described under “Prospectus Supplement Summary - Our Company” in this prospectus. Following these Restructuring Transactions, we directly hold 100% equity interests in our subsidiaries, and we do not currently use a variable interest entity (“VIE”) structure.

We face legal and operational risks associated with having all our operations in China, which could significantly limit or completely hinder our ability to offer securities to investors and cause the value of our securities to significantly decline or be worthless. The Chinese government has significant authority to exert influence on the ability of a China-based company, such as us, to conduct its business. Therefore, investors of our company and our business face potential uncertainty from the PRC government. Changes in China’s economic, political or social conditions or government policies could materially adversely affect our business and results of operations. These risks could result in a material change in our operations and/or the value of our ordinary shares or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. In particular, recent statements and regulatory actions by China’s government, such as those related to data security or anti-monopoly concerns, as well as the Public Company Accounting Oversight Board (the “PCAOB”)’s ability to inspect our auditors, may impact our Company’s ability to conduct our business, accept foreign investments, or be listed on a U.S. or other foreign stock exchange. See “Item 3. Key Information - Risk Factors - Risks Related to Doing Business in China - Adverse regulatory developments in China may subject us to additional regulatory review, and additional disclosure requirements and regulatory scrutiny to be adopted by the SEC in response to risks related to recent regulatory developments in China may impose additional compliance requirements for companies like us with significant China-based operations, all of which could increase our compliance costs, subject us to additional disclosure requirements. In addition, uncertainties with respect to the PRC legal system could adversely affect us” and “Item 3. Key Information - Risk Factors - Risks Related to Doing Business in China - Substantial uncertainties and restrictions with respect to the political and economic policies of the PRC government and PRC laws and regulations could have a significant impact upon the business that we may be able to conduct in the PRC and accordingly on the results of our operations and financial condition” in the 2025 Form 20-F.

As of the date of this prospectus supplement, we and our subsidiaries have not been involved in any investigations on cybersecurity review initiated by any PRC regulatory authority, nor have any of them received any inquiry, notice, or sanction. As confirmed by our PRC counsel, Zhejiang Minhe Law Firm, we are not subject to cybersecurity review by the Cyberspace Administration of China (the “CAC”), since our current business operations do not typically involve the collection or possession of personal information, it is unlikely for us to have over one million users’ personal information and we do not anticipate that we will be collecting over one million users’ personal information in the foreseeable future, which we understand might otherwise subject us to the Cybersecurity Review Measures. We are not subject to network data security review by the CAC if Draft Regulations on the Network Data Security Administration (Draft for Comments) (the “Security Administration Draft”) are enacted as proposed, because we currently do not have over one million users’ personal information, we do not collect data that affect or may affect national security and we do not anticipate that we will be collecting over one million users’ personal information or data that affect or may affect national security in the foreseeable future, which we understand might otherwise subject us to the Security Administration Draft.

On February 17, 2023, the China Securities Regulatory Commission (the “CSRC”) issued the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Enterprises (the “Trial Measures”) and five supporting guidelines (collectively, the “Overseas Listings Rules”), which became effective on March 31, 2023. These rules established a new filing-based regime to regulate overseas offerings and listings by Chinese domestic companies. Under the Overseas Listings Rules, Chinese domestic companies conducting overseas securities offering and listing activities, either in direct or indirect form, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working days following its submission of initial public offering or listing application. Since the date of effectiveness of the Trial Measures, the domestic enterprises otherwise subject to filing that have been listed overseas or met the following circumstances are considered existing enterprises: the application of such enterprises for indirect overseas securities issuance and listing has been approved by the applicable overseas regulators or overseas stock exchanges (e.g., an applicable registration statement has been declared effective by the SEC) before the effectiveness of the Trial Measures, and are not required to re-perform issuance and listing supervision procedures with the overseas regulators or overseas stock exchanges, and the overseas issuance and listing of such enterprises would be completed by September 30, 2023. Existing enterprises are not required to file immediately, and filing should be made as required if they conduct refinancing activities or other matters requiring filings in the future. In the opinion of our PRC legal counsel, Zhejiang Minhe Law Firm, this offering constitutes a consequent offering by us. Accordingly, we are required to file with the CSRC in accordance with the Trial Measures within three business days after this offering is completed. We cannot assure you that we can complete the required filing procedures with the CSRC or any other approvals or complete other compliance procedures in a timely manner, or at all, or that any completion of filing or approval or other compliance procedures would not be rescinded. Any such failure would subject us to sanctions by the CSRC or other PRC regulatory authorities. These regulatory authorities may impose restrictions and penalties on our operations in China, significantly limit or completely hinder our ability to launch any new offering of our securities, limit our ability to pay dividends outside of China, delay or restrict the repatriation of the proceeds from future capital raising activities into China, or take other actions that could materially and adversely affect our business, results of operations, financial condition and prospects, as well as the trading price of our ordinary shares. Furthermore, the PRC government authorities may further strengthen oversight and control over listings and offerings that are conducted overseas. Any such action may adversely affect our operations and significantly limit or completely hinder our ability to offer or continue to offer securities to you and cause the value of such securities to significantly decline or be worthless. See “Item 3. Key Information - Risk Factors - Risks Relating to Doing Business in China-Adverse regulatory developments in China may subject us to additional regulatory review, and additional disclosure requirements and regulatory scrutiny to be adopted by the SEC in response to risks related to recent regulatory developments in China may impose additional compliance requirements for companies like us with significant China-based operations, all of which could increase our compliance costs, subject us to additional disclosure requirements. In addition, uncertainties with respect to the PRC legal system could adversely affect us” in the 2025 Form 20-F.

In addition, trading in our securities may be prohibited under the Holding Foreign Companies Accountable Act (“HFCAA”) if the PCAOB determines that it cannot inspect the workpapers prepared by our auditor, and that as a result an exchange may determine to delist our securities. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which was signed into law as part of the fiscal year 2023 omnibus spending legislation on December 29, 2022 and reduced the period of time for foreign companies to comply with PCAOB audits to two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading. On December 16, 2021, the PCAOB issued a report on its determination that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in China and in Hong Kong because of positions taken by PRC and Hong Kong authorities in those jurisdictions. Our auditor, the independent registered public accounting firm that issues the audit report included in the 2025 Form 20-F, as an auditor of companies that are traded publicly in the U.S. and a firm registered with the PCAOB, is subject to laws in the U.S., pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Our auditor, YCM CPA Inc., is headquartered in California and has been inspected by the PCAOB. Our auditor is not subject to the determination issued by the PCAOB on December 16, 2021. On August 26, 2022, the CSRC, the Ministry of Finance of the PRC, and the PCAOB signed a Statement of Protocol (the “Protocol”), governing inspections and investigations of audit firms based in China and Hong Kong. The Protocol remains unpublished and is subject to further explanation and implementation. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination. See “Item 3. Key Information - Risk Factors - Risks Related to Doing Business in China - Our auditor, YCM CPA Inc., is headquartered in California, and is subject to inspection by the PCAOB on a regular basis. To the extent that our independent registered public accounting firm’s audit documentation related to their audit reports for our company become located in China, the PCAOB may not be able inspect such audit documentation and, as such, you may be deprived of the benefits of such inspection and our ordinary shares could be delisted from the stock exchange pursuant to the Holding Foreign Companies Accountable Act” in the 2025 Form 20-F.

Our Cayman Islands holding company has not declared or paid dividends or made any distributions to our shareholders in the past, nor were any dividends or distributions made by a subsidiary to the Cayman Islands holding company. Our board of directors has complete discretion on whether to distribute dividends, subject to applicable laws. We intend to keep any future earnings to finance the expansion of our business, and we do not have any current plan to declare or pay any dividends on our ordinary shares in the foreseeable future. See “Item 3. Key Information - Risk Factors - Risks Related to an Investment in Our Securities-To date, we have not paid any cash dividends and we do not estimate to distribute any cash dividends in the foreseeable future” in the 2025 Form 20-F. If we determine to pay dividends on any of our ordinary shares in the future, as a holding company, we will rely on payments from our PRC subsidiaries, and the distribution of such payments to Renovation Investment (Hong Kong) Co., Ltd. (“Renovation”) and Ridgeline International Limited (“Ridgeline”), and then to our Company.

Subject to certain contractual, legal and regulatory restrictions, and our internal cash management policy, cash and capital contributions may be transferred among our Cayman Islands holding company and our subsidiaries. If needed, our Cayman Islands holding company can transfer cash to our PRC subsidiaries through loans and/or capital contributions, and our PRC subsidiaries can transfer cash to our Cayman Islands holding company through issuing dividends or other distributions.

Our holding company, subsidiaries, and, prior to the Restructuring Transactions, our historical consolidated VIEs, have generally operated independently and transferred funds in connection with capital raising activities. We raised $17.5 million in our IPO in April 2010 and an additional $49.7 million through various financings from 2015 through the date of this prospectus supplement. Historically, the proceeds were primarily provided to our subsidiaries and VIEs in the form of loans. As of the date of this prospectus supplement, the total amounts invested in and lent by the Company to its subsidiaries and historical VIEs are approximately $44.4 million and $8.7 million, respectively. Following the Restructuring Transactions, we have funded and expect to continue to fund our subsidiaries primarily through equity contributions rather than loans.

Additionally, prior to the Restructuring Transactions, Zhejiang Jiuxin Medicine Co., Ltd., a PRC limited liability company and wholly owned indirect subsidiary (“Jiuxin Medicine”), was the major supplier to Hangzhou Jiuzhou Grand Pharmacy Chain Co., Ltd., a PRC limited liability company and our historical VIE (“Jiuzhou Pharmacy”). Jiuzhou Pharmacy transferred funds to pay off the debts owed to Jiuxin Medicine as a result of merchandise purchases. In the last three fiscal years, the annual amount of purchases by Jiuxin Medicine from Jiuzhou Pharmacy ranged from approximately $70 million to $90 million. Prior to the Restructuring Transactions, all the sales and purchases between Jiuxin Medicine and Jiuzhou Pharmacy were eliminated as internal transactions, and the ending balances owed to/from the VIEs were eliminated in the balance sheets. Following the Restructuring Transactions including the divestiture of our retail pharmacy business, Jiuxin Medicine signed a three-year supply agreement with Jiuzhou Pharmacy and is expected to serve as a major supplier to Jiuzhou Pharmacy over the next three years.

Our finance department supervises cash management, following the instructions of our management. Our finance department is responsible for establishing our cash operation plan and coordinating cash management matters among our subsidiaries and departments. Each subsidiary and department initiate a cash request by putting forward a cash demand plan, which explains the specific amount and timing of cash requested, and submitting it to our finance department. The finance department reviews the cash demand plan and prepares a summary for the management of our Company. Management examines and approves the allocation of cash based on the sources of cash and the priorities of the needs. Other than the above, we currently do not have other cash management policies or procedures that dictate how funds are transferred.

PRC regulations may restrict the ability of our PRC subsidiaries to pay dividends to us, and as a holding company, we will be dependent on receipt of funds from our Hong Kong subsidiaries, Ridgeline and Renovation. Current PRC regulations permit our indirect PRC subsidiaries to pay dividends to Ridgeline and Renovation only out of their respective accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, each of our subsidiaries in China is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. Each of such entity in China is also required to further set aside a portion of its after-tax profits to fund the employee welfare fund, although the amount to be set aside, if any, is determined at the discretion of its board of directors. Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation. See “Item 3. Key Information - Risk Factors -Risks Related to Our Corporate Structure-We rely principally on dividends paid by our consolidated operating entities to fund any cash and financing requirements we may have, and any limitation on the ability of our consolidated PRC entities to pay dividends to us could have a material adverse effect on our ability to conduct our business” in the 2025 Form 20-F.

The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in complying with the administrative requirements necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Furthermore, if our subsidiaries and affiliates in the PRC incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments. If we or our subsidiaries are unable to receive all of the revenue from our operations, we may be unable to pay dividends on our ordinary shares. See “Item 3. Key Information - Risk Factors - Risks Related to Doing Business in China - Our subsidiaries are subject to restrictions on making payments to us” in the 2025 Form 20-F.

Additionally, under the PRC Enterprise Income Tax Law and its implementing regulations, if we are deemed a PRC resident enterprise, we may be subject to a 25% enterprise income tax on our worldwide income and face PRC reporting obligations, and it remains uncertain whether dividends we receive from our subsidiaries would qualify for tax exemption as “dividends between qualified resident enterprises.” If we are treated as a non-resident enterprise, dividends we receive from our PRC subsidiaries may be subject to a 5% or 10% withholding tax depending on treaty eligibility, which could reduce the amount of funds available for distribution to our shareholders, and dividends paid by us to non-resident enterprise investors or gains realized by them on the transfer of our shares may also be subject to a 10% PRC tax if considered PRC-sourced income. In addition, under the State Administration of Taxation issued the Notice on Strengthening the Administration of Enterprise Income Tax on Share Transfer Income of Non-Resident Enterprises No. 698 (“Circular 698”), PRC tax authorities may disregard offshore holding structures and impose PRC tax on indirect transfers of PRC companies if the structure lacks reasonable commercial purpose, creating uncertainty for offshore arrangements. See “Prospectus Supplement Summary - Dividends or Distributions Made to Our Company and U.S. Investors and Tax Consequences” and “Item 3. Key Information - Risk Factors - Risks Related to Doing Business in China - Dividends we receive from our subsidiaries located in the PRC may be subject to PRC withholding tax” in the 2025 Form 20-F.

To the extent cash is located in the PRC or within a PRC domiciled entity and may need to be used to fund operations outside of the PRC, the funds may not be available due to limitations placed on us and our subsidiaries by the PRC government. To the extent cash in and assets of the business is in the PRC or a PRC entity, the funds and assets may not be available to fund operations or for other use outside of the PRC due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash and assets.

We are a “foreign private issuer”, each as defined under federal securities laws, as amended, and, as such, will be subject to reduced public company reporting requirements.

Unless otherwise specified in an applicable prospectus supplement, our preferred shares, warrants, subscription rights, debt securities, or units will not be listed on any securities or stock exchange or on any automated dealer quotation system.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

AC Sunshine Securities LLC

The date of this prospectus supplement is December 30, 2025.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

S-i

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus or any free writing prospectus that we may authorize for use in connection with this offering. We have not authorized anyone else to provide you with additional or different information. We are offering to sell, and seeking offers to buy, securities only in jurisdictions where offers and sales are permitted. Neither we nor the Sales Agent are making an offer to sell any securities in jurisdictions where the offer or sale is not permitted. You should not assume that the information in this prospectus supplement, the accompanying prospectus, or any free writing prospectus that we may authorize for use in connection with this offering, is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date. You should read this prospectus supplement, the documents incorporated by reference into this prospectus supplement, and any free writing prospectus that we may authorize for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference .”

No action is being taken in any jurisdiction outside the United States to permit a public offering of the Ordinary Shares or possession or distribution of this prospectus supplement or the accompanying prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement or the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement and the accompanying prospectus applicable to that jurisdiction. This prospectus supplement and the accompanying prospectus do not constitute an offer of, or an invitation to purchase, any securities in any jurisdiction in which such offer or invitation would be unlawful.

S-ii

COMMONLY USED DEFINED TERMS

Unless otherwise indicated or the context requires otherwise, references in this prospectus or in a prospectus supplement to:

●	“Allright” is to Allright (Hangzhou) Internet Technology Co. Ltd, a PRC limited liability company formed on April 19, 2021, a wholly-owned subsidiary of Ridgeline;

●	“China” or the “PRC” is to the People’s Republic of China, excluding the special administrative regions of Hong Kong and Macau and Taiwan for the purposes of this prospectus only;

●	“Exchange Act” is to the Securities Exchange Act of 1934, as amended;

●	“fiscal year” is to the period from April 1 to March 31 of the next calendar year;

●	“Jiutong Medical” is to Hangzhou Jiutong Medical Technology Co., Ltd, a PRC limited liability company formed on December 20, 2011, a wholly-owned subsidiary of Renovation;

●	“Jiuxin Medicine” is to Zhejiang Jiuxin Medicine Co., Ltd., a PRC limited liability company formed on December 31, 2003, a wholly-owned subsidiary of Renovation;

●	“Jiuyi Technology” is to Hangzhou Jiuyi Medical Technology Co. Ltd., a PRC limited liability company formed on September 10, 2015, a wholly-owned subsidiary of Renovation;

●	“PRC operating entities” are to Shouantang Technology, Jiutong Medical, Jiuyi Technology, Jiuxin Medicine and Allright, the Company’s indirect wholly owned subsidiaries in China and their respective subsidiaries;

●	“RMB” and “Renminbi” are to the legal currency of China;

●	“Renovation” is to Renovation Investment (Hong Kong) Co., Ltd., a company incorporated in Hong Kong, a wholly-owned subsidiary of the Company;

●	“Ridgeline” is to Ridgeline International Limited, a company incorporated in Hong Kong, a wholly-owned subsidiary of the Company;

●	“shares” or “ordinary shares” are to the ordinary shares of the Company, par value $0.001 per share;

●	“SEC” is to the U.S. Securities Exchange Commission;

●	“Securities Act” is to the Securities Act of 1933, as amended;

●	“Shouantang Technology” is to Zhejiang Shouantang Medical Technology Co., Ltd., a PRC limited liability company formed on July 16, 2010, a wholly-owned subsidiary of Renovation;

●	“US$,” “U.S. dollars,” “$” and “dollars” are to the legal currency of the United States; and

●	“we,” “us,” “our Company,” or the “Company”, is to Ridgetech, Inc., formerly known as China Jo-Jo Drugstores, Inc., an exempted company incorporated and registered in the Cayman Islands with limited liability, and its predecessor China Jo-Jo Drugstores, Inc., a Nevada corporation, and its consolidated subsidiaries, and any prior subsidiaries controlled by contract and therefore deemed as variable interest entities under U.S. GAAP.

S-iii

ABOUT THIS PROSPECTUS SUPPLEMENT

On December 4, 2025, we filed with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form F-3 (File No. 333-291941) utilizing a shelf registration process relating to the securities described in this prospectus supplement, which registration statement was declared effective by the SEC on December 15, 2025. Under this shelf registration process, we may, from time to time, sell up to $200,000,000 of any combination, together or separately, of Ordinary Shares, preferred shares, warrants, subscription rights, debt securities, or units, or any combination thereof, as described in the accompanying prospectus. We may sell up to approximately $200,000,000 worth of Ordinary Shares in this offering and as of the date of this prospectus supplement.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this Ordinary Shares offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the prospectus. The second part, the accompanying prospectus, gives more general information, some of which does not apply to this offering. You should read this entire prospectus supplement as well as the accompanying prospectus and the documents incorporated by reference that are described under “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus.

If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date–for example, a document incorporated by reference in this prospectus supplement and the accompanying prospectus–the statement in the document having the later date modifies or supersedes the earlier statement.

Any statement contained in a document incorporated by reference, or deemed to be incorporated by reference, into this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement or the accompanying prospectus to the extent that a statement contained herein, therein, or in any other subsequently filed document which also is incorporated by reference in this prospectus supplement or the accompanying prospectus modifies or supersedes that statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

We further note that the representations, warranties, and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement and the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you unless you are a party to such agreement. Moreover, such representations, warranties, or covenants were accurate only as of the date when made or expressly referenced therein. Accordingly, such representations, warranties, and covenants should not be relied on as accurately representing the current state of our affairs unless you are a party to such agreement.

Unless we have indicated otherwise, or the context otherwise requires, references in this prospectus supplement and the accompanying prospectus to the “Company,” “we,” “us,” and “our” or similar terms refer to refer to Ridgetech, Inc., a Cayman Islands exempted company with limited liability.

S-iv

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus supplement contains or incorporates forward-looking statements within the meaning of section 27A of the Securities Act and section 21E of the Exchange Act. These forward-looking statements are management’s beliefs and assumptions. In addition, other written or oral statements that constitute forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which we operate and statements may be made by or on our behalf. Words such as “should,” “could,” “may,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate,” variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions that are difficult to predict. There are a number of important factors that could cause our actual results to differ materially from those indicated by such forward-looking statements.

We describe material risks, uncertainties, and assumptions that could affect our business, including our financial condition and results of operations, under “Risk Factors” and may update our descriptions of such risks, uncertainties, and assumptions in any prospectus supplement. We base our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that actual outcomes and results may differ materially from what is expressed, implied, or forecast by our forward-looking statements. Accordingly, you should be careful about relying on any forward-looking statements. Reference is made in particular to forward-looking statements regarding growth strategies, financial results, product and service development, competitive strengths, intellectual property rights, litigation, mergers and acquisitions, market acceptance or continued acceptance of our products and services, accounting estimates, financing activities, ongoing contractual obligations, and sales efforts. Except as required under the federal securities laws, the rules and regulations of the SEC, stock exchange rules, and other applicable laws, regulations, and rules, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus supplement, whether as a result of new information, future events, changes in assumptions, or otherwise.

S-v

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained in greater detail elsewhere in this prospectus supplement. This summary is not complete and does not contain all of the information you should consider in making your investment decision. You should read the entire prospectus supplement carefully before making an investment in our Ordinary Shares. You should carefully consider, among other things, our consolidated financial statements and the related notes and the section entitled “Risk Factors” that are incorporated by reference in this prospectus supplement from the 2025 Form 20-F.

Overview

We are an offshore holding company incorporated in the Cayman Islands. As a holding company with no operations of our own, our operations are conducted in China through our wholly owned indirect PRC subsidiaries, Shouantang Technology, Jiutong Medical, Jiuyi Technology, Jiuxin Medicine and Allright. This is an offering of securities of the offshore holding company in the Cayman Islands, instead of securities of the operating entities in China. Investors in our securities are not purchasing equity interests in our subsidiaries but instead are purchasing equity interests in the ultimate Cayman Islands holding company. Therefore, you will not directly hold any equity interests in the operating entities. The Chinese regulatory authorities could disallow this structure, which would likely result in a material change in our operations and/or a material change in the value of the securities we are registering for sale, including that it could cause the value of such securities to significantly decline or become worthless. For risks facing our Company and investments in our securities as a result of our organizational structure, see “Item 3. Key Information - Risk Factors-Risks Related to Doing Business in China” in the 2025 Form 20-F.

The following diagram illustrates our corporate structure as of the date of this prospectus supplement.

We are subject to certain legal and operational risks associated with having the majority of our operations in China, which could significantly limit or completely hinder our ability to offer securities to investors and cause the value of our securities to significantly decline or be worthless. See “Item 3. Key Information - Risk Factors - Risks Related to Doing Business in China-Adverse regulatory developments in China may subject us to additional regulatory review, and additional disclosure requirements and regulatory scrutiny to be adopted by the SEC in response to risks related to recent regulatory developments in China may impose additional compliance requirements for companies like us with significant China-based operations, all of which could increase our compliance costs, subject us to additional disclosure requirements. In addition, uncertainties with respect to the PRC legal system could adversely affect us” in the 2025 Form 20-F. Recently, the PRC government adopted a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement.

Permissions Required from PRC Authorities

As of the date of this prospectus supplement, we and our subsidiaries have not been involved in any investigations on cybersecurity review initiated by any PRC regulatory authority, nor has any of them received any inquiry, notice, or sanction. As confirmed by our PRC counsel, Zhejiang Minhe Law Firm, we are not subject to cybersecurity review by the CAC, since we currently do not have over one million users’ personal information and do not anticipate that we will be collecting over one million users’ personal information in the foreseeable future, which we understand might otherwise subject us to the Cybersecurity Review Measures. We are not subject to network data security review by the CAC if is enacted as proposed, because we currently do not have over one million users’ personal information, we do not collect data that affect or may affect national security and we do not anticipate that we will be collecting over one million users’ personal information or data that affect or may affect national security in the foreseeable future, which we understand might otherwise subject us to the Security Administration Draft. See “Item 3. Key Information - Risk Factors-Risks Related to Doing Business in China-Compliance with China’s new Data Security Law, Measures on Cybersecurity Review, Personal Information Protection Law (second draft for consultation), regulations and guidelines relating to the multi-level protection scheme and any other future laws and regulations may entail significant expenses and could materially affect our business” in the 2025 Form 20-F.

On February 17, 2023, the CSRC issued the Overseas Listings Rules, which became effective on March 31, 2023. These rules established a new filing-based regime to regulate overseas offerings and listings by Chinese domestic companies. Under the Overseas Listings Rules, Chinese domestic companies conducting overseas securities offering and listing activities, either in direct or indirect form, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working days following its submission of initial public offering or listing application. Since the date of effectiveness of the Trial Measures, the domestic enterprises otherwise subject to filing that have been listed overseas or met the following circumstances are considered existing enterprises: the application of such enterprises for indirect overseas securities issuance and listing has been approved by the applicable overseas regulators or overseas stock exchanges (e.g., an applicable registration statement has been declared effective by the SEC) before the effectiveness of the Trial Measures, and are not required to re-perform issuance and listing supervision procedures with the overseas regulators or overseas stock exchanges, and the overseas issuance and listing of such enterprises would be completed by September 30, 2023. Existing enterprises are not required to file immediately, and filing should be made as required if they conduct refinancing activities or other matters requiring filings in the future. In the opinion of our PRC legal counsel, Zhejiang Minhe Law Firm, this offering constitutes a consequent offering by us. Accordingly, we are required to file with the CSRC in accordance with the Trial Measures within three business days after this offering is completed. We cannot assure you that we can complete the required filing procedures with the CSRC or any other approvals or complete other compliance procedures in a timely manner, or at all, or that any completion of filing or approval or other compliance procedures would not be rescinded. Any such failure would subject us to sanctions by the CSRC or other PRC regulatory authorities. These regulatory authorities may impose restrictions and penalties on our operations in China, significantly limit or completely hinder our ability to launch any new offering of our securities, limit our ability to pay dividends outside of China, delay or restrict the repatriation of the proceeds from future capital raising activities into China, or take other actions that could materially and adversely affect our business, results of operations, financial condition and prospects, as well as the trading price of our ordinary shares. Furthermore, the PRC government authorities may further strengthen oversight and control over listings and offerings that are conducted overseas. Any such action may adversely affect our operations and significantly limit or completely hinder our ability to offer or continue to offer securities to you and cause the value of such securities to significantly decline or be worthless. See “Item 3. Key Information - Risk Factors-Risks Relating to Doing Business in China-Adverse regulatory developments in China may subject us to additional regulatory review, and additional disclosure requirements and regulatory scrutiny to be adopted by the SEC in response to risks related to recent regulatory developments in China may impose additional compliance requirements for companies like us with significant China-based operations, all of which could increase our compliance costs, subject us to additional disclosure requirements. In addition, uncertainties with respect to the PRC legal system could adversely affect us” in the 2025 Form 20-F.

If we do not receive or maintain any required approvals, or we inadvertently conclude that such approvals are not required, or applicable laws, regulations, or interpretations change such that we are required to obtain approval in the future, we may be subject to an investigation by competent regulators, fines or penalties, ordered to suspend our relevant business and rectify, prohibited from engaging in relevant business, or subject to an order prohibiting us from conducting an offering, and these risks could result in a material adverse change in our operations, significantly limit or completely hinder our ability to continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless.

HFCAA

In addition, trading in our securities may be prohibited under the HFCAA if the PCAOB determines that it cannot inspect the workpapers prepared by our auditor, and that as a result an exchange may determine to delist our securities. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which was signed into law as part of the fiscal year 2023 omnibus spending legislation on December 29, 2022, and reduced the period of time for foreign companies to comply with PCAOB audits to two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading. On December 16, 2021, the PCAOB issued a report on its determination that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in China and in Hong Kong because of positions taken by PRC and Hong Kong authorities in those jurisdictions. Our auditor, the independent registered public accounting firm that issues the audit report included in the 2025 Form 20-F, as an auditor of companies that are traded publicly in the U.S. and a firm registered with the PCAOB, is subject to laws in the U.S., pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Our auditor, YCM CPA Inc., is headquartered in California and has been inspected by the PCAOB. Our auditor is not subject to the determination issued by the PCAOB on December 16, 2021. On August 26, 2022, the CSRC, the Ministry of Finance of the PRC, and the PCAOB signed a Statement of Protocol (the “Protocol”), governing inspections and investigations of audit firms based in China and Hong Kong. The Protocol remains unpublished and is subject to further explanation and implementation. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination. See “Item 3. Key Information - Risk Factors - Risks Related to Doing Business in China -Our auditor, YCM CPA Inc., is headquartered in California, and is subject to inspection by the PCAOB on a regular basis. To the extent that our independent registered public accounting firm’s audit documentation related to their audit reports for our company become located in China, the PCAOB may not be able inspect such audit documentation and, as such, you may be deprived of the benefits of such inspection and our ordinary shares could be delisted from the stock exchange pursuant to the Holding Foreign Companies Accountable Act” in the 2025 Form 20-F.

Dividends or Distributions Made to Our Company and U.S. Investors and Tax Consequences

Cash flows have occurred between our Cayman Islands holding company and our subsidiaries. Our holding company, subsidiaries, and, prior to the Restructuring Transactions, our consolidated VIEs, have generally operated independently and transferred funds in connection with capital raising activities. We raised $17.5 million in our IPO in April 2010 and an additional $49.7 million through various financings from 2015 through the date of this prospectus supplement. Historically, the proceeds were primarily provided to our subsidiaries and VIEs in the form of loans. As of the date of this prospectus supplement, the total amounts invested in and lent by the Company to its subsidiaries and historical VIEs are approximately $44.4 million and $8.7 million, respectively. Following the Restructuring Transactions, we have funded and expect to continue to fund our subsidiaries primarily through equity contributions rather than loans.

Additionally, prior to the Restructuring Transactions, Jiuxin Medicine was the major supplier to Jiuzhou Pharmacy. Jiuzhou Pharmacy transferred funds to pay off the debts owed to Jiuxin Medicine as a result of merchandise purchases. In the last three fiscal years, the annual amount of purchases by Jiuxin Medicine from Jiuzhou Pharmacy ranged from approximately $70 million to $90 million. Prior to the Restructuring Transactions, all the sales and purchases between Jiuxin Medicine and Jiuzhou Pharmacy were eliminated as internal transactions, and the ending balances owed to/from the VIEs were eliminated in the balance sheets. Following the Restructuring Transactions including the divestiture of our retail pharmacy business, Jiuxin Medicine signed a three-year supply agreement with Jiuzhou Pharmacy and is expected to serve as a major supplier to Jiuzhou Pharmacy over the next three years.

As of the date of this prospectus supplement, none of our subsidiaries have made any dividends or distributions to Ridgetech, Inc. and Ridgetech, Inc. has not made any dividends or distributions to U.S. investors. We intend to keep any future earnings to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future. Subject to the passive foreign investment company rules, the gross amount of distributions we make to investors with respect to our ordinary shares (including the amount of any taxes withheld therefrom) will be taxable as a dividend, to the extent that the distribution is paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles.

Our board of directors has discretion on whether to distribute dividends. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our board of directors. In either case, all dividends are subject to certain restrictions under Cayman Islands law, namely that the company may only pay dividends out of profits or share premium, and provided always that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business. Even if we decide to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant.

We are an exempted company with limited liability incorporated and registered in the Cayman Islands. We may rely on dividends from our subsidiaries in China for our cash requirements, including any payment of dividends to our shareholders. PRC regulations may restrict the ability of our PRC subsidiaries to pay dividends to us, and as a holding company, we will be dependent on receipt of funds from our Hong Kong subsidiaries, Ridgeline and Renovation.

Current PRC regulations permit our indirect PRC subsidiaries to pay dividends to Ridgeline and Renovation, as applicable, only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, each of our subsidiaries in China is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. Each of such entity in China is also required to further set aside a portion of its after-tax profits to fund the employee welfare fund, although the amount to be set aside, if any, is determined at the discretion of its board of directors. Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation. See “Item 3. Key Information - Risk Factors -Risks Related to Our Corporate Structure-We rely principally on dividends paid by our consolidated operating entities to fund any cash and financing requirements we may have, and any limitation on the ability of our consolidated PRC entities to pay dividends to us could have a material adverse effect on our ability to conduct our business” in the 2025 Form 20-F.

The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in complying with the administrative requirements necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Furthermore, if our subsidiaries and affiliates in the PRC incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments. If we or our subsidiaries are unable to receive all of the revenue from our operations, we may be unable to pay dividends on our ordinary shares. See “Item 3. Key Information - Risk Factors - Risks Related to Doing Business in China -Our subsidiaries are subject to restrictions on making payments to us” in the 2025 Form 20-F.

Cash dividends, if any, on our ordinary shares will be paid in U.S. dollars. Under the current PRC Enterprise Income Tax Law (the “EIT Law”), and the implementation regulations for the EIT Law issued by China’s State Council, effective as of January 1, 2008, if the PRC tax authorities determine that we are a resident enterprise for PRC enterprise income tax purposes, a number of PRC tax consequences could follow. First, we may be subject to enterprise income tax at a rate of twenty five percent (25%) on our respective worldwide taxable income, as well as PRC enterprise income tax reporting obligations. Second, although the EIT Law provides that “dividends, bonuses and other equity investment proceeds between qualified resident enterprises” is exempted income, and the implementing rules of the EIT Law refer to “dividends, bonuses and other equity investment proceeds between qualified resident enterprises” as the investment proceeds obtained by a resident enterprise from its direct investment in another resident enterprise, it is still unclear whether any dividends we may receive from our current subsidiaries would be classified as “dividends between qualified resident enterprises” and therefore qualify for tax exemption. See “Item 10. Additional Information-E. Taxation” in the 2025 Form 20-F.

If we are treated as a non-resident enterprise under the EIT Law, any dividends that we receive from Allright, and historically received from Jiuxin Investment (assuming such dividends are deemed to be sourced from within the PRC) (i) may be subject to a five percent (5%) PRC withholding tax, provided that we own more than twenty five percent (25%) of the registered capital of Allright or Jiuxin Investment incessantly within twelve (12) months immediately prior to obtaining such dividends from Allright or Jiuxin Investment, as applicable, and if the Arrangement between the Mainland of China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Income (the “Arrangement”) is applicable, or (ii) if the Arrangement does not apply (i.e. the PRC tax authorities may deem us to be a conduit not entitled to treaty benefits), may be subject to a ten percent (10%) PRC withholding tax. Similarly, if we are treated as a non-resident enterprise, and Renovation is treated as a resident enterprise, then any dividends that we receive from Renovation (assuming such dividends were considered sourced within the PRC) may be subject to a ten percent (10%) PRC withholding tax. Any such taxes on dividends could materially reduce the amount of dividends, if any, that we could pay to our shareholders. See “Item 3. Key Information - Risk Factors - Risks Related to Doing Business in China -Dividends we receive from our subsidiaries located in the PRC may be subject to PRC withholding tax” in the 2025 Form 20-F.

Finally, the new “resident enterprise” classification could result in a situation in which a ten percent (10%) PRC tax is imposed on dividends we pay to our investors that are non-resident enterprises so long as such non-resident enterprise investors do not have an establishment or place of business in China or, despite the existence of such establishment of place of business in China, the relevant income is not effectively connected with such establishment or place of business in China, to the extent that such dividends have their sources within the PRC. Similarly, any gain realized on the transfer of our shares by such investors is also subject to a ten percent (10%) PRC income tax if such gain is regarded as income derived from sources within China. In such event, we may be required to withhold a ten percent (10%) PRC tax on any dividends paid to our investors that are non-resident enterprises. Our investors that are non-resident enterprises also may be responsible for paying PRC tax at a rate of ten percent (10%) on any gain realized from the sale or transfer of our common shares in certain circumstances. We would not, however, have an obligation to withhold PRC tax with respect to such gain.

Moreover, the State Administration of Taxation issued the Notice on Strengthening the Administration of Enterprise Income Tax on Share Transfer Income of Non-Resident Enterprises No. 698 (“Circular 698”) on December 10, 2009, which reinforces taxation on transfer of non-listed shares by non-resident enterprises through overseas holding vehicles. Circular 698 applies retroactively and was deemed to be effective as of January 2008. Pursuant to Circular 698, where (i) a foreign investor who indirectly holds equity interest in a PRC resident enterprise through an offshore holding company indirectly transfers equity interests in a PRC resident enterprise by selling the shares of the offshore holding company, and (ii) the offshore holding company is located in a jurisdiction where the effective tax rate is lower than twelve and a half percent (12.5%) or where the offshore income of its residents is not taxable, the foreign investor is required to provide the tax authority in charge of that PRC resident enterprise with certain relevant information within thirty (30) days of the transfer. The tax authorities in charge will evaluate the offshore transaction for tax purposes. In the event that the tax authorities determine that such transfer is abusing forms of business organization and there is no reasonable commercial purpose other than avoidance of PRC enterprise income tax, the tax authorities will have the power to conduct a substance-over-form re-assessment of the nature of the equity transfer. A reasonable commercial purpose may be established when the overall offshore structure is set up to comply with the requirements of supervising authorities of international capital markets. If the State Administration of Taxation’s challenge of a transfer is successful, they will deny the existence of the offshore holding company that is used for tax planning purposes. Since Circular 698 has a brief history, there is uncertainty as to its application.

To the extent cash is located in the PRC or within a PRC domiciled entity and may need to be used to fund operations outside of the PRC, the funds may not be available due to limitations placed on us and our subsidiaries by the PRC government. To the extent cash in and assets of the business is in the PRC or a PRC entity, the funds and assets may not be available to fund operations or for other use outside of the PRC due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash and assets.

Our Company and the Restructuring Transactions

We are a wholesale distributor of pharmaceutical and other healthcare products in the PRC. As further described below, the wholesale business is primarily conducted through subsidiaries of Renovation including Jiuxin Medicine acquired by us in August 2011, and Allright acquired by us in February 2025.

Under the name of China Jo-Jo Drugstores, Inc., the Company was originally founded as a retail pharmacy business and subsequently ventured into the wholesale business in 2011 through the acquisition of Jiuxin Medicine. Prior to the Restructuring Transactions, we operated our pharmacies (including the medical clinics) through our historical VIEs including Hangzhou Jiuzhou Grand Pharmacy Chain Co., Ltd. (“Jiuzhou Pharmacy”), Hangzhou Jiuzhou Clinic of Integrated Traditional and Western Medicine (General Partnership) (“Jiuzhou Clinic”), and Hangzhou Jiuzhou Medical & Public Health Service Co., Ltd. (“Jiuzhou Service”), which we controlled contractually through Zhejiang Jiuxin Investment Management Co. Ltd. (“Jiuxin Investment”). We also had a herb farming business cultivating and wholesaling herbs used for traditional Chinese medicine (“TCM”) prior to the Restructuring Transactions (as defined below). This business was conducted through Hangzhou Qianhong Agriculture Development Co., Ltd. (“Qianhong Agriculture”), a wholly-owned subsidiary of Jiuxin Investment.

In the first quarter of 2025, the Company completed strategic restructuring of its overall business, aiming to transition from a high-cost retail segment to a wholesale-focused model by expansion of its wholesale business through acquisition of Allright and divestiture of its retail drugstores business. Pursuant to that certain Equity Exchange Agreement with Renovation, Mr. Lei Liu, Ms. Li Qi, and Oakview International Limited (“Oakview”), dated January 31, 2025, Renovation transferred all equity in Jiuxin Investment to Oakview, in exchange for irrevocable surrender for no consideration by Mr. Liu, Ms. Qi, Oakview and their affiliates in total 2,548,353 ordinary shares back to us (the “Divestiture”). Concurrently on January 31, 2025, we entered into that certain Equity Exchange Agreement with Mr. Lingtao Kong and Ridgeline, pursuant to which the Company acquired from Mr. Kong all of the issued and outstanding ordinary shares of Ridgeline, the direct parent company of Allright, by issuing 2,225,000 ordinary shares to Mr. Kong (the “Acquisition”, and together with the Divestiture, the “Restructuring Transactions”). The Restructuring Transactions were approved by our shareholders at our annual general meeting of shareholders held on February 25, 2025, and were closed on February 28, 2025. Following the consummation of the Divestiture, Jiuxin Investment and all entities owned or controlled by Jiuxin Investment, including each of Jiuzhou Pharmacy, Jiuzhou Clinic and Jiuzhou Service, are owned or controlled indirectly by Mr. Liu and Ms. Qi. As the result of the Restructuring Transactions, the Company currently operates primarily in the wholesale business selling pharmaceutical products to trading companies and other businesses.

We currently operate in the offline wholesale distribution of pharmaceutical products primarily to local buyers, while also engaging in online sales through both our self-operated and third-party platforms to customers nationwide. Since August 2011, we have operated a wholesale business through Jiuxin Medicine, distributing third-party pharmaceutical products, including prescription and over-the-counter (“OTC”) drugs, nutritional supplements, TCM, personal and family care products, and medical devices, as well as convenience products, including consumable, seasonal, and promotional items primarily to trading companies throughout China. Jiuxin Medicine is wholly owned by Renovation.

As discussed above, Allright was acquired by us in February 2025. Allright operates in the B2B sector, providing wholesale distribution and online sales through self-operated and third-party platforms, with a focus on pharmaceuticals, medical devices, health foods, cosmetics, and daily necessities.

As result of the Restructuring Transactions in February 2025, we no longer operate in the retail pharmacy business or the herb farming business.

Recent Development

On October 30, 2025, we entered into Securities Purchase Agreements (the “Purchase Agreement”) with certain non-U.S. accredited investors (the “Investors”) pursuant to which we agreed to sell to the Investors, and the Investors agreed to purchase from us, in a private placement (the “October 2025 Offering”) an aggregate of 4,680,000 Ordinary Shares (the “Shares”), at a purchase price of $0.60 per share, for aggregate gross proceeds to us of $2,808,000, as well as warrants to purchase up to an aggregate of 11,700,000 Ordinary Shares at an exercise price of $1.60 per share (the “Warrants”). The Warrants shall be exercisable immediately following issuance and expire thirty-six months from the issuance date of the Warrants. The exercise price and the number of Ordinary Shares issuable upon exercise of the Warrants (the “Warrant Shares”) are subject to adjustment in the event of stock splits or dividends or other similar transactions. Concurrently, we and the Investors entered into Shareholder Rights Agreements (the “Rights Agreement”) regarding rights and obligations of the Investors and us with regard to the sale of the Shares and the Warrants. Rights of the Investors under the Rights Agreement include demand registration rights and piggyback registration rights in case we propose a registered securities offering. Moreover, under the Rights Agreement, the Investors agree to vote according to the recommendation of our board of directors regarding any proposal requiring our shareholder approval, and to refrain from various transactions involving our securities or assets absent prior consent of the Company or our board of directors.

The October 2025 Offering closed on November 7, 2025. The October 2025 Offering is pursuant to and in reliance upon the exemption from securities registration afforded by Regulation D and Regulation S of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder by the U.S. Securities and Exchange Commission.

On November 20, 2025, we issued an aggregate of 7,750,629 Warrant Shares to the Investors upon their exercise in full of all Warrants on a cashless basis pursuant to the terms of the Warrants.

Corporate Information

Our principal executive office is located at 5th Floor, Building 6, No. 100, 18th Street, Baiyang Sub-district, Qiantang District, Hangzhou City, Zhejiang Province, and China. Our main telephone number is +86-571-88219579. Our website is www.ridgetch.com. We routinely post important information on our website. The information contained on our website is not a part of this prospectus.

Our transfer agent is Equiniti Trust Company, LLC, whose address is 48 Wall Street, Floor 23 New York, NY 10005, and whose telephone number is (800) 468-9716.

The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at www.sec.gov.

Summary of Risk Factors

Investing in our Ordinary Shares involves significant risks. You should carefully consider all of the information in this prospectus supplement before making an investment in our Ordinary Shares. Below please find a summary of the principal risks we face, organized under relevant headings. These risks are discussed more fully under “Item 3. Key Information—D. Risk Factors” in our 2025 Form 20-F and in the section titled “Risk Factors” beginning on page S-12 of this prospectus supplement.

Risks Related to Our Business

Risks and uncertainties related to our business include, but are not limited to, the following:

●	We face significant competition, and if we do not compete successfully against existing and new competitors, our revenue and profitability could be materially and adversely affected.

●	We may not be able to timely identify or otherwise effectively respond to changing customer preferences, and we may fail to optimize our product offering and inventory position.

●	The continued penetration of counterfeit products into the pharmaceutical market in China may damage our reputation and have a material adverse effect on our business, financial condition, results of operations and prospects.

●	We may not able to effectively grow our wholesale business organically and may not realize all of the anticipated benefits from growing through acquisitions.

●	Our business relies on a limited number of key customers, which may change from year to year, and a loss of one or more of these key customers may adversely affect our operating results.

●	We may face challenges in recovering accounts receivable from Jiuzhou Pharmacy and associated clinics following the Restructuring Transactions and in maintaining the supply relationship between Jiuxin Medicine and Jiuzhou Pharmacy, which we expect will continue to generate a substantial portion of our revenue in the near term. The loss of this relationship could have a material adverse effect on our business, financial condition, and results of operations.

●	The operating results of our wholesale business have fluctuated, and we cannot assure that our strategic initiatives will lead to sustained revenue growth or profitability in the coming years.

●	We heavily depend on third-party electronic platforms for our online sales, the capacity of which may restrict our growth and the failure of which could adversely affect our business, financial condition and results of operations.

Risks Related to Our Corporate Structure

We face risks and uncertainties relating to our corporate structure in general, including, but not limited to, the following:

●	We rely principally on dividends paid by our consolidated operating entities to fund any cash and financing requirements we may have, and any limitation on the ability of our consolidated PRC entities to pay dividends to us could have a material adverse effect on our ability to conduct our business.

Risks Related to Doing Business in China

We face risks and uncertainties relating to doing business in the PRC in general, including, but not limited to, the following:

●	Substantial uncertainties and restrictions with respect to the political and economic policies of the PRC government and PRC laws and regulations could have a significant impact upon the business that we may be able to conduct in the PRC and accordingly on the results of our operations and financial condition.

●	Adverse regulatory developments in China may subject us to additional regulatory review, and additional disclosure requirements and regulatory scrutiny to be adopted by the SEC in response to risks related to recent regulatory developments in China may impose additional compliance requirements for companies like us with significant China-based operations, all of which could increase our compliance costs, subject us to additional disclosure requirements. In addition, uncertainties with respect to the PRC legal system could adversely affect us.

●	It may be difficult for U.S. regulators, such as the Department of Justice, the SEC, and other authorities, to conduct investigation or collect evidence within China.

●	You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing original actions in China against us or our management based on United States or other foreign laws.

●	Our subsidiaries are subject to restrictions on making payments to us.

●	Dividends we receive from our subsidiaries located in the PRC may be subject to PRC withholding tax.

●	Our auditor, YCM CPA Inc., is headquartered in California, and is subject to inspection by the PCAOB on a regular basis. To the extent that our independent registered public accounting firm’s audit documentation related to their audit reports for our company become located in China, the PCAOB may not be able inspect such audit documentation and, as such, you may be deprived of the benefits of such inspection and our ordinary shares could be delisted from the stock exchange pursuant to the Holding Foreign Companies Accountable Act.

●	We cannot be certain that the Chinese regulatory authorities will not impose more stringent restrictions on the convertibility of the Renminbi, especially with respect to foreign exchange transactions.

Risks Relating to an Investment in Our Securities

In addition to the risks described above, we are subject to general risks and uncertainties relating to our ordinary shares and the trading market, including, but not limited to, the following:

●	We may need additional capital, and the sale of equity securities could result in dilution to our shareholders, while debts may require us to make covenants restricting how we operate.

●	To date, we have not paid any cash dividends and we do not estimate to distribute any cash dividends in the foreseeable future.

●	Nasdaq may delist our ordinary shares from trading on the Nasdaq Capital Market for failing to maintain a minimum bid price of $1.00 or for other noncompliance with Nasdaq listing requirements, which could limit investors’ ability to effect transactions in our ordinary shares and subject us to additional trading restrictions.

●	Although publicly traded, the trading market in our ordinary shares may be substantially less liquid than the average stock quoted on the Nasdaq Capital Market, and such low trading volume may adversely affect the price of our ordinary shares.

●	Our Chairman of the Board owns a substantial portion of our outstanding ordinary shares, which enables him to influence many significant corporate actions, and his interests may not align with those of other shareholders.

Risks Related to this Offering

We face risks and uncertainties related to this offering, including, but not limited to, the following:

●	We have broad discretion in the use of the net proceeds of this offering and may not use them effectively.

●	You may experience accretion or dilution as a result of this offering depending on the prices at which we sell Ordinary Shares and the timing and prices of any future issuances of securities.

●	You may experience future dilution as a result of future equity offerings.

●	A substantial number of Ordinary Shares may be sold in the market following this offering, which may depress the market price for our Ordinary Shares.

●	The Ordinary Shares offered by this prospectus supplement will be sold in “at-the-market” offerings, and investors who buy shares at different times will likely pay different prices.

●	The actual number of Ordinary Shares we will issue under the Sales Agreement, at any one time or in total, is uncertain.

Implications of Being a Foreign Private Issuer

We report under the Exchange Act, as a non-U.S. company with “foreign private issuer” status. So long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act and the rules thereunder that are applicable to U.S. domestic public companies, including:

●	the rules under the Exchange Act that require U.S. domestic public companies to issue financial statements prepared under U.S. GAAP;

●	the sections of the Exchange Act that regulate the solicitation of proxies, consents or authorizations in respect of any securities registered under the Exchange Act;

●	the sections of the Exchange Act that require insiders to file public reports of their share ownership and trading activities and that impose liability on insiders who profit from trades made in a short period of time; and

●	the rules under the Exchange Act that require the filing with the SEC of quarterly reports on Form 10-Q, containing unaudited financial and other specified information, and current reports on Form 8-K, upon the occurrence of specified significant events.

We will file with the SEC, within four months after the end of each fiscal year (or such other reports required by the SEC), an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents, (ii) more than 50% of our assets are located in the United States, or (iii) our business is administered principally in the United States.

Foreign private issuers are also exempt from certain of the more extensive SEC executive compensation disclosure rules. Therefore, if we no longer qualify as an emerging growth company but remain a foreign private issuer, we will continue to be exempt from such rules and will continue to be permitted to follow our home country practice as to the disclosure of such matters.

The Nasdaq listing rules provide that a foreign private issuer may follow the practices of its home country, which for us is the Cayman Islands, rather than the Nasdaq rules as to certain corporate governance requirements, including the requirement that the issuer have a majority of independent directors, the audit committee, compensation committee, and nominating and corporate governance committee requirements, the requirement to disclose third-party director and nominee compensation, and the requirement to distribute annual and interim reports. A foreign private issuer that follows a home country practice in lieu of one or more of the listing rules is required to disclose in its annual reports filed with the SEC each requirement that it does not follow and describe the home country practice followed by the issuer in lieu of such requirements. Nevertheless, there are no significant ways in which our corporate governance practices differ from those followed by domestic companies under the listing standards of Nasdaq other than disclosed below.

NASDAQ Listing Rule 5620(a) requires each issuer to hold an annual meeting of shareholders no later than one year after the end of the issuer’s fiscal year end. However, NASDAQ Listing Rule 5615(a)(3) permits a foreign private issuer like us to follow home country practices in lieu of certain requirements of Listing Rule 5600, provided that such foreign private issuer discloses in its annual report filed with the SEC each requirement of Rule 5600 that it does not follow and describes the home country practice followed in lieu of such requirement. We follow home country practice with respect to annual meetings and may forgo annual shareholder meetings from time to time.

NASDAQ Listing Rule 5635 generally provides that shareholder approval is required of U.S. domestic companies listed on the NASDAQ Capital Market prior to issuance (or potential issuance) of securities (i) equaling 20% or more of the company’s ordinary shares or voting power for less than the greater of market or book value; (ii) relating to certain acquisitions of shares or assets of another company; (iii) resulting in a change of control of the company; and (iv) which is being issued pursuant to a stock option or purchase plan to be established or materially amended or other equity compensation arrangement made or materially amended. Notwithstanding this general requirement, NASDAQ Listing Rule 5615(a)(3) permits foreign private issuers to follow their home country practice rather than these shareholder approval requirements. The Cayman Islands do not require shareholder approval prior to any of the foregoing types of issuances. The Company, therefore, is not required to obtain such shareholder approval prior to entering into a transaction with the potential to issue securities as described above. The Board of Directors of the Company has elected to follow the Company’s home country rules as to such issuances and will not be required to seek shareholder approval prior to entering into such a transaction.

The Offering

Securities Offered pursuant to this prospectus supplement:	Ordinary Shares with an aggregate offering price of up to $200,000,000

Ordinary Shares outstanding before this offering:	18,285,638

Ordinary Shares outstanding after this offering	Up to 80,397,439 Ordinary Shares, assuming the sale of 62,111,801 Ordinary Shares at an assumed selling price of $3.22 per share, which was the closing price on the NASDAQ Capital Market on December 26, 2025. The actual number of Ordinary Shares outstanding will vary depending on the price at which the Ordinary Shares may be sold from time to time during this offering.

Manner of Offering	“At-the-market offering” that may be made from time to time by our Sales Agent. See “Plan of Distribution” on page S-27 of this prospectus supplement for more information.

Use of proceeds:	We estimate the net proceeds to us from this offering will be up to approximately $192,500,000 after deducting the commission and estimated offering expenses payable to us. We intend to use the net proceeds from this offering for our working capital and other general corporate purposes. See “Use of Proceeds” on page S-14 of this prospectus supplement.

Risk factors:	Investing in our securities involves a high degree of risk. For a discussion of factors you should consider carefully before deciding to invest in our Ordinary Shares, see the information contained in or incorporated by reference under the heading “Risk Factors” beginning on page S-12 of this prospectus supplement, on page 10 of the accompanying prospectus, and in the other documents incorporated by reference into this prospectus supplement.

NASDAQ Capital Market Symbol:	“RDGT”

The above discussion is based on 18,285,638 Ordinary Shares issued and outstanding as of the date of this prospectus supplement, and excludes 996,000 Ordinary Shares issuable upon exercise of outstanding warrants, with a weighted average exercise price of $5.20 per share.

RISK FACTORS

An investment in our securities involves a high degree of risk. We operate in a highly competitive environment in which there are numerous factors which can influence our business, financial position, or results of operations and which can also cause the market value of our Ordinary Shares to decline. Many of these factors are beyond our control and therefore, are difficult to predict. Prior to making a decision about investing in our securities, you should carefully consider the risk factors discussed in this section, in the section entitled “Risk Factors” contained in the 2025 Form 20-F, and our other filings with the SEC and incorporated by reference in this prospectus supplement or the accompanying prospectus, together with all of the other information contained in this prospectus supplement or the accompanying prospectus. If any of the risks or uncertainties described in our SEC filings or any prospectus supplement or any additional risks and uncertainties actually occur, our business, financial condition, and results of operations could be materially and adversely affected. In that case, the trading price of our securities could decline and you might lose all or part of your investment.

The following disclosure is intended to highlight, update, or supplement previously disclosed risk factors facing the Company set forth in the Company’s public filings. These risk factors should be carefully considered along with any other risk factors identified in the Company’s other filings with the SEC.

Such risks are not exhaustive. We may face additional risks that are presently unknown to us or that we believe to be immaterial as of the date of this prospectus supplement. Known and unknown risks and uncertainties may significantly impact and impair our business operations primarily through our subsidiaries in China.

Risks Related to This Offering

We have broad discretion in the use of the net proceeds of this offering and may not use them effectively.

We intend to use the net proceeds of this offering for our working capital and other general corporate purposes. We may also use a portion of the net proceeds of this offering to acquire other products or businesses, although we are not currently a party to an agreement regarding any such acquisition. However, our management will have broad discretion in the application of the net proceeds from this offering and will have the right to use the net proceeds for purposes that differ substantially from our current plans. Management may spend the net proceeds in ways that do not improve our results of operations or enhance the value of our Ordinary Shares. The failure by management to apply these funds effectively could result in financial losses that could have a material and adverse effect on our business and cause the price of our Ordinary Shares to decline.

You may experience accretion or dilution as a result of this offering depending on the prices at which we sell Ordinary Shares and the timing and prices of any future issuances of securities.

The price per Ordinary Share being offered may be higher than the net tangible book value per share of our outstanding Ordinary Shares prior to this offering. After giving effect to (i) the issuance of 4,680,000 Ordinary Shares at the closing of the October 2025 Offering on November 7, 2025, and (ii) the issuance of 7,750,629 Ordinary Shares upon the exercise of warrants on November 20, 2025, our pro forma net tangible book value as of March 31, 2025 would have been approximately $5.3 million, or approximately $1.52 per Ordinary Share.

Assuming that an aggregate of 62,111,801 Ordinary Shares are sold at an assumed offering price of $3.22 per share, the closing price of our Ordinary Shares on The NASDAQ Capital Market on December 26, 2025, for aggregate gross proceeds of approximately $200,000,000, and after deducting commissions and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of March 31, 2025 would have been approximately $ 220,208,000 , or approximately $2.74 per Ordinary Share.

As a result, based on the assumed offering price, new investors in this offering would incur immediate dilution of $0.48 per Ordinary Share, representing the difference between the assumed offering price and our pro forma as adjusted net tangible book value per Ordinary Share as of March 31, 2025. For a more detailed discussion of the foregoing, see the section entitled “Dilution” on page S-16. However, Ordinary Shares in this offering may be sold at prices above, at, or below the assumed offering price, and investors purchasing Ordinary Shares at different times or at different prices may experience dilution or accretion. In addition, future issuances of Ordinary Shares or securities convertible into or exercisable for Ordinary Shares, including in connection with additional capital-raising transactions, the exercise of outstanding warrants, the issuance of shares pursuant to equity incentive plans, or strategic or acquisition-related transactions, may result in dilution to investors, particularly if such securities are issued at prices below the price paid by investors in this offering.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional Ordinary Shares or other securities convertible into or exchangeable for our Ordinary Shares at prices that may not be the same as the price per share in this offering. The price per share at which we sell additional Ordinary Shares, or securities convertible or exchangeable into Ordinary Shares, in future transactions may be lower than the price per share paid by investors in this offering.

A substantial number of Ordinary Shares may be sold in the market following this offering, which may depress the market price for our Ordinary Shares.

Sales of a substantial number of Ordinary Shares in the public market following this offering could cause the market price of our Ordinary Shares to decline. A substantial majority of the outstanding Ordinary Shares are, and the Ordinary Shares sold in this offering upon issuance will be, freely tradable without restriction or further registration under the Securities Act.

The Ordinary Shares offered by this prospectus supplement will be sold in “at-the-market” offerings, and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

The actual number of Ordinary Shares we will issue under the Sales Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a sales notice to the Sales Agent at any time throughout the term of the Sales Agreement. The number of Ordinary Shares that are sold by the Sales Agent after we deliver a sales notice will fluctuate based on the market price of the Ordinary Shares during the sales period and limits we set with the Sales Agent. Because the price per share of each share sold will fluctuate based on the market price of Ordinary Shares during the sales period, it is not possible at this stage to predict the number of shares, if any, that will ultimately be issued.

USE OF PROCEEDS

We may issue and sell Ordinary Shares having aggregate sales proceeds of up to $200,000,000 from time to time. Because there is no minimum offering amount required as a condition of this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully utilize the sales agreement with the Sales Agent as a source of financing.

We intend to use the net proceeds from this offering for our working capital and other general corporate purposes.

The amounts and timing of our use of proceeds will vary depending on a number of factors, including the amount of cash generated or used by our operations, and the rate of growth, if any, of our business. As a result, we will retain broad discretion in the allocation of the net proceeds of this offering. In addition, while we have not entered into any agreements, commitments, or understandings relating to any significant transaction as of the date of this prospectus supplement, we may use a portion of the net proceeds to pursue acquisitions, joint ventures, and other strategic transactions.

CAPITALIZATION

The following table sets for our capitalization as of March 31, 2025:

●	on an actual basis;

●	on a pro forma basis to give effect to: (i) the issuance of 4,680,000 Ordinary Shares at the closing of the October 2025 Offering on November 7, 2025; and (ii) the issuance of 7,750,629 Warrant Shares upon exercise of the Warrants issued in the October 2025 Offering on November 20, 2025; and

●	on a pro forma as adjusted basis to give effect to: (i) the above; and (ii) the sale of approximately 62,111,801 Ordinary Shares in connection with this offering (based on the maximum amount of $200,000,000 of Ordinary Shares being offered hereunder), at an assumed offering price of $3.22 per Ordinary Share, which was the closing price on the NASDAQ Capital Market on December 26, 2025, resulting in net proceeds of approximately $192,500,000, after deducting sales commissions and estimated offering expenses payable by us. The actual number of Ordinary Shares issued, and the price at which they will be issued, may differ depending on the timing of the sales.

The following information should be read in conjunction with the consolidated financial statements and related notes incorporated by reference in this prospectus supplement. For more details on how you can obtain the documents incorporated by reference in this prospectus supplement, see “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

	Actual	Pro forma October 2025 Offering	Pro forma, as adjusted to account for October 2025 Financing and Restructuring and this Offering
	US$	US$	US$
Cash and Cash Capital	$12,779,781	15,587,781	$208,587,781
Debt	34,848,490	34,848,490	34,848,490
Equity
Share capital $0.001 par value, 36,000,000,000 ordinary shares authorized; 5,855,009 ordinary shares outstanding (actual), 18,285,638 ordinary shares outstanding (pro forma), and 80,397,439 ordinary shares outstanding (pro forma as adjusted)	5,855	18,286	80,397
Additional paid-in capital	93,142,510	95,938,079	288,375,968
Statutory reserve	-	-	-
Retained earnings	(63,312,779)	(63,312,779)	(63,312,779)
Accumulated other comprehensive loss	(199,204)	(199,204)	(199,204)
Total Equity	29,636,382	32,444,382	224,944,382
Total Capitalization	$29,636,382	$32,444,382	$224,944,382

(1)	In light of the continuous distribution nature of this at-the-market offering, there can be no assurance that we will in fact issue all or any number of Ordinary Shares offered under this prospectus or, if we do issue any Ordinary Shares under this prospectus, that they will be issued at $3.22 per share. The figures provided in the “as adjusted” column are thus solely for illustrative purposes.

The above discussion is based on 5,855,009 Ordinary Shares issued and outstanding as of March 31, 2025, and excludes 996,000 Ordinary Shares issuable upon exercise of outstanding warrants, with a weighted average exercise price of $5.20 per share.

DILUTION

If you invest in our Ordinary Shares, your interest will be diluted immediately to the extent of the difference between the offering price per share and the adjusted net tangible book value per share of our Ordinary Shares after this offering.

Our net tangible book value on March 31, 2025 was approximately US$24.9 million, or US$4.25 per Ordinary Share. “Net tangible book value” is total assets minus the sum of liabilities and intangible assets. “Net tangible book value per share” is net tangible book value divided by the total number of shares outstanding.

After giving effect to (i) the issuance of 4,680,000 Ordinary Shares at the closing of the October 2025 Offering on November 7, 2025; and (ii) the issuance of 7,750,629 Warrant Shares upon exercise of the Warrants issued in the October 2025 Offering on November 20, 2025, our pro forma net tangible book value as of March 31, 2025 would have been approximately $5,298,000, or approximately $1.52 per Ordinary Share. After giving effect to the sale of our Ordinary Shares of approximately $200,000,000 in this offering at an assumed offering price of $3.22 per Ordinary share, the closing price of our Ordinary Shares on The NASDAQ Capital Market on December 26, 2025, and after deducting the commission and estimated offering expenses payable by us in connection with this offering, our pro forma as adjusted net tangible book value as of March 31, 2025 would have been approximately $220,208,000 or approximately $2.74 per Ordinary Share. This represents an immediate increase in net tangible book value of $1.22 per Ordinary Share to our existing shareholders and an immediate dilution in net tangible book value of $0.48 per Ordinary Share to investors participating in this offering. The following table illustrates this dilution per Ordinary Share to investors participating in this offering:

Assumed offering price per share	$3.22
Net tangible book value per share as of March 31, 2025	$4.25
Increase in net tangible book value per share to existing investors attributable to the pro forma adjustments described above	(2.73)
Pro forma net tangible book value per share as of March 31, 2025 before this offering	1.52
Increase in net tangible book value per share to existing investors attributable to this offering	$1.22
Pro forma as adjusted net tangible book value per share as of March 31, 2025 after giving effect to this offering	$2.74
Dilution in net tangible book value per share to new investors in this offering	$0.48

If the assumed offering price of $3.22 increases by $1.00 to $4.22, or decreases by $1.00 to $2.22, our pro forma as adjusted net tangible book value per Ordinary Share after this offering will increase by $0.61 or decrease by $0.71, respectively, and the dilution per Ordinary Share to new investors will decrease by $0.61 per Ordinary Share, or increase by $0.71, respectively, assuming the aggregate offering price is $200,000,000, and after deducting the Sales Agent commissions and estimated offering expenses payable by us.

Because we are offering up to $200,000,000 of Ordinary Shares hereunder, if the assumed offering price of $3.22 increases by $1.00 to $4.22, the number of Ordinary Shares offered by us will decrease to approximately 47,393,365; if the assumed offering price of $3.22 decreases by $1.00 to $2.22, the number of Ordinary Shares offered by us will increase to approximately 90,090,090.

The above discussion is based on 5,855,009 Ordinary Shares issued and outstanding as of March 31, 2025, and excludes 995,000 Ordinary Shares issuable upon exercise of outstanding warrants, with a weighted average exercise price of $5.20 per share.

The information discussed above is illustrative only and will adjust based on the actual offering price, the actual number of Ordinary Shares that we offer in this offering, and other terms of this offering determined at pricing. To the extent that outstanding options or warrants are exercised, or we issue other shares, investors purchasing shares in this offering could experience further dilution. In addition, to the extent that we raise additional capital through the sale of equity or convertible debt securities, the issuance of those securities could result in further dilution to our shareholders.

DESCRIPTION OF OUR SECURITIES WE ARE OFFERING

We are an exempted company incorporated and registered under the laws of the Cayman Islands and our affairs are governed by our fourth amended and restated memorandum and articles of association, as amended and restated from time to time (the “Memorandum and Articles of Association”), and Companies Act (Revised) of the Cayman Islands (the “Companies Act”), and the common law of the Cayman Islands.

The following is a summary of our share capital and certain provisions of our Memorandum and Articles of Association insofar as they relate to the material terms of our Ordinary Shares. This summary does not purport to be complete and is qualified in its entirety by the provisions of our Memorandum and Articles of Association and applicable provisions of the laws of the Cayman Islands. You are encouraged to read the relevant provisions of the Companies Act and of our Memorandum and Articles of Association as they relate to the following summary. See “Where You Can Find More Information” elsewhere in this prospectus supplement for information on where you can obtain copies of our Memorandum and Articles of Association, which have been filed with and are publicly available from the SEC.

As of the date of this prospectus supplement, our authorized share capital is US$36,010,000 divided into (i) 36,000,000,000 ordinary shares of a par value of US$0.001 per share and (ii) 10,000,000 preferred shares of a par value of US$0.001 per share. As of the date of this prospectus supplement, there are 18,285,638 ordinary shares issued and outstanding. Our ordinary shares are currently traded on the NASDAQ Capital Market under the symbol “RDGT.”

Type and Class of Securities

We have one class of ordinary shares. The par value of our ordinary shares is US$0.001 per share. All of our issued and outstanding ordinary shares are issued credited as fully paid and non-assessable. Our ordinary shares are issued in registered form, and are issued when registered in our register of members. Our shareholders who are non-residents of the Cayman Islands may freely hold and transfer their ordinary shares.

Our board of directors is empowered to designate and issue from time to time one or more classes or series of preferred shares and to fix and determine the relative rights, preferences, designations, qualifications, privileges, options, conversion rights, limitations and other special or relative rights of each such class or series so authorized. Such action could adversely affect the voting power and other rights of the holders of our ordinary shares or could have the effect of discouraging any attempt by a person or group to obtain control of us.

Preemptive Rights

One of the holders of our ordinary shares, CareRetail Holdings Limited, has certain preemptive rights under an investor rights agreement between it and our predecessor, dated January 3, 2017, which is filed to our most recent annual report on Form 20-F for the fiscal year ended March 31, 2025 as an exhibit by incorporation by reference. None of our other shareholders have such rights or the rights called for under this item.

Rights of Ordinary Shares

General

All of our outstanding ordinary shares are fully paid and non-assessable. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their ordinary shares. Under the Companies Act, we are not permitted to issue bearer shares. Our company will issue only non-negotiable shares in registered form, which will be issued when registered in our register of members.

Dividends

The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors, subject to the Companies Act and our Memorandum and Articles of Association. Under Cayman Islands law, dividends may be declared and paid only out of funds legally available therefor, namely out of either profit or share premium account, provided that in no circumstances may we pay a dividend if this would result in us being unable to pay our debts as they fall due in the ordinary course of business. However, no dividend shall bear interest against our company.

Voting Rights

Each holder of ordinary shares is entitled to one vote on all matters upon which the ordinary shares are entitled to vote on a show of hands or, on a poll, each holder is entitled to have one vote for each share registered in his name on the register of members. Voting at any meeting of shareholders is by show of hands unless a poll is demanded. A poll may be demanded by the chairman of our board of directors or by any one or more shareholders holding at least one-tenth of the total votes attaching to the issued and outstanding ordinary shares entitled to vote at general meetings, present in person or by proxy.

A quorum required for a general meeting of shareholders consists of one or more shareholders who hold in aggregate at least one-third of the votes attaching to the issued and outstanding ordinary shares entitled to vote at general meetings, present in person or by proxy or, if a corporation or other non-natural person, by its duly authorized representative. Although not required by the Companies Act or our Memorandum and Articles of Association, we expect to hold shareholders’ meetings annually and such meetings may be held at such time and place as determined by our board of directors. Extraordinary general meetings may be convened only by a majority of the board or by shareholders holding at least 30% of the paid-up voting share capital of the Company. Shareholders holding less than 30% of the voting shares do not have the right under our Memorandum and Articles of Association to requisition a general meeting or to propose matters for consideration at shareholder meetings. Advance notice of at least 10 days is required for the convening of our annual general meeting and of at least 14 days for extraordinary general meetings.

An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast by those shareholders entitled to vote who are present in person or by proxy in a general meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes attaching to the ordinary shares cast by those shareholders entitled to vote who are present in person or by proxy in a general meeting. Both ordinary resolutions and special resolutions may also be passed by a unanimous written resolution signed by all of our shareholders, as permitted by the Companies Act and our Memorandum and Articles of Association. A special resolution will be required for important matters such as change of name or making further changes to our Memorandum and Articles of Association.

Transfer of ordinary shares

Subject to the restrictions of our Memorandum and Articles of Association, any of our shareholders may transfer all or any of their ordinary shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors.

Our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which we have a lien. Our directors may also decline to register any transfer of any ordinary share unless:

●	the instrument of transfer is lodged with the Company, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

●	the instrument of transfer is in respect of only one class of ordinary shares;

●	the instrument of transfer is properly stamped, if required;

●	in the case of a transfer to joint holders, the number of joint holders to whom the ordinary share is to be transferred does not exceed four; or

●	the ordinary shares transferred are free of any lien in favor of the Company.

If our directors refuse to register a transfer they shall, within one month after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal. The registration of transfers may, on 14 days’ notice being given by advertisement in such one or more newspapers or by electronic means, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine; provided, however, that the registration of transfers shall not be suspended and the register shall not be closed for more than 30 days in any year.

Liquidation

On a winding up of our company, if the assets available for distribution among our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus will be distributed among our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our company for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by its shareholders in proportion to the par value of the shares held by them.

Calls on ordinary shares and forfeiture of ordinary shares

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their ordinary shares in a notice served to such shareholders at least 14 days prior to the specified time and place of payment. Any ordinary shares that have been called upon and remain unpaid are subject to forfeiture.

Repurchase, redemption and surrender of ordinary shares

We may issue shares on terms that are subject to redemption, at our option or at the option of the holders, on such terms and in such manner as may be determined before the issue of such shares, by our board of directors or by a special resolution of our shareholders. We may also repurchase any of our shares provided that the manner and terms of such purchase have been agreed between the board of directors and the relevant shareholder or are otherwise authorized by our Memorandum and Articles of Association. Under the Companies Act, the redemption or repurchase of any share may be paid out of our profits or out of the proceeds of a fresh issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if we can, immediately following such payment, pay our debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding, or (c) if the company has commenced liquidation. In addition, we may accept the surrender of any fully paid share for no consideration.

Inspection of books and records

The notice of registered office is a matter of public record. A list of the names of the current directors and alternate directors (if applicable) are made available by the Registrar of Companies in the Cayman Islands for inspection by any person on payment of a fee. The register of mortgages is open to inspection by creditors and members.

Holders of our ordinary shares have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. However, we will provide our shareholders with annual audited financial statements. See “Where You Can Find More Information.”

Requirements to Change the Rights of Holders of Ordinary Shares

Variations of rights of shares

All or any of the special rights attached to any class of shares may, subject to the provisions of the Companies Act, be varied either with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class.

Limitations on the Rights to Own Ordinary Shares

There are no limitations under the laws of the Cayman Islands or under the Memorandum and Articles of Association that limit the right of non-resident or foreign owners to hold or vote ordinary shares, other than anti-takeover provisions contained in the Memorandum and Articles of Association to limit the ability of others to acquire control of our company or cause our company to engage in change-of-control transactions.

Provisions Affecting Any Change of Control

Anti-takeover provisions

Some provisions of our Memorandum and Articles of Association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without any further vote or action by our shareholders. However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our Memorandum and Articles of Association for a proper purpose and for what they believe in good faith to be in the best interests of our company.

Ownership Threshold

There are no provisions under Cayman Islands law applicable to the Company, or under our Memorandum and Articles of Association, governing the ownership threshold above which shareholder ownership must be disclosed.

Differences in Corporate Law

The Companies Act is derived, to a large extent, from the older Companies Acts of England, but does not follow many recent English law statutory enactments, and accordingly there are significant differences between the Companies Act and the current Companies Act of England. In addition, the Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the State of Delaware.

Mergers and Similar Arrangements

A merger of two or more constituent companies under Cayman Islands law requires a plan of merger or consolidation to be approved by the directors of each constituent company and authorization by (i) a special resolution of the shareholders and (ii) such other authorization, if any, as may be specified in such constituent company’s articles of association.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose, a subsidiary is a company of which at least 90% of the issued shares entitled to vote are owned by the parent company.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain circumstances, a dissentient shareholder of a Cayman constituent company is entitled to payment of the fair value of his shares upon dissenting to a merger or consolidation. The exercise of appraisal rights will preclude the exercise of any other rights save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

●	the statutory provisions as to the required majority vote have been met;

●	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

●	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of dissentient minority shareholder upon a takeover offer. When a takeover offer is made and accepted by holders of 90% of the shares within four months, the offeror may, within a two-month period commencing on the expiration of such four month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction is thus approved, or if a takeover offer is made and accepted, the dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ suits

Conyers Dill & Pearman LLP, our Cayman Islands legal counsel, is not aware of any reported class action having been brought in a Cayman Islands court. Derivative actions have been brought in the Cayman Islands courts, and the Cayman Islands courts have confirmed the availability of such actions. In most cases, we will be the proper plaintiff in any claim based on a breach of duty owed to us, and a claim against (for example) our officers or directors usually may not be brought by a shareholder. However, based both on Cayman Islands authorities and on English authorities, which would in all likelihood be of persuasive authority and be applied by a court in the Cayman Islands, exceptions to the foregoing principle apply in circumstances in which:

●	a company is acting, or proposing to act, illegally or beyond the scope of its authority;

●	the act complained of, although not beyond the scope of the authority, could be effected if duly authorized by more than the number of votes which have actually been obtained; or

●	those who control the company are perpetrating a “fraud on the minority.”

A shareholder may have a direct right of action against us where the individual rights of that shareholder have been infringed or are about to be infringed.

Indemnification of directors and executive officers and limitation of liability

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Memorandum and Articles of Association require us to indemnify our officers and directors against all actions, costs, charges, expenses, losses and damages incurred or sustained in their capacities as such unless such actions, costs, charges, expenses, losses and damages arise from dishonesty or fraud of such director or officer. This standard of conduct is generally the same as permitted under the Delaware corporation law for a Delaware corporation.

In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our Memorandum and Articles of Association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ fiduciary duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he or she owes the following duties to the company-a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his or her position as director (unless the company permits him or her to do so) and a duty not to put himself or herself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder action by written consent

Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cayman Islands law provide that shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.

Shareholder proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

Cayman Islands law does not provide shareholders any right to put proposal before a meeting or requisition a general meeting. However, these rights may be provided in articles of association. Our Memorandum and Articles of Association allow our shareholders holding at the date of deposit of the requisition shares which carry in aggregate not less than 30% of all votes attaching to the issued and outstanding shares that carry the right to vote at general meetings to requisition a shareholders’ meeting. Other than this right to requisition a shareholders’ meeting, our Memorandum and Articles of Association do not provide our shareholders other right to put proposal before a meeting. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings.

Cumulative voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholders’ voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but our Memorandum and Articles of Association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our Memorandum and Articles of Association, directors may be removed with or without cause, by an ordinary resolution of our shareholders.

Transactions with interested shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company, are entered into for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders. The directors of the company are required to comply with fiduciary duties which they owe to the company under Cayman Islands law.

Winding up; liquidation

Upon the winding up of our company, after the full amount that holders of any issued shares ranking senior to the ordinary shares as to distribution on liquidation or winding up are entitled to receive has been paid or set aside for payment, the holders of our ordinary shares are entitled to receive any remaining assets of our company available for distribution as determined by the liquidator. The assets received by the holders of our ordinary shares in a liquidation may consist in whole or in part of property, which is not required to be of the same kind for all shareholders. In addition, on the winding up of our company, if the assets available for distribution amongst our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst our shareholders in proportion to the amount paid up on the shares held by them respectively. If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by our shareholders in proportion to the capital paid up, or which ought to have been paid up, at the commencement of the winding up on the shares held by them respectively. We are a “limited liability” company registered under the Companies Act, and under the Companies Act, the liability of our members is limited to the amount, if any, unpaid on the shares respectively, held by them. Our Memorandum and Articles of Association contains a declaration that the liability of our members is so limited.

Variation of rights of shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under Cayman Islands law and our Memorandum and Articles of Association, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class.

Amendment of governing documents

Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by Cayman Islands law, our Memorandum and Articles of Association may only be amended with a special resolution of our shareholders.

Changes in capital

We may from time to time by ordinary resolution:

●	increase our share capital by such sum, to be divided into shares of such amounts, as the resolution shall prescribe;

●	consolidate and divide all or any of our share capital into shares of a larger amount than our existing shares;

●	convert all or any of our paid up shares into stock and reconvert that stock into paid up shares of any denomination;

●	sub-divide our existing shares, or any of them into shares of a smaller amount that is fixed by our Memorandum and Articles of Association; and

●	cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled.

Subject to Companies Act and confirmation by the Grand Court of the Cayman Islands on an application by our company for an order confirming such reduction, we may by special resolution reduce our share capital and any capital redemption reserve in any manner authorized by law.

Preferred Shares

Our board of directors is empowered to designate and issue from time to time one or more classes or series of preferred shares and to fix and determine the relative rights, preferences, designations, qualifications, privileges, options, conversion rights, limitations and other special or relative rights of each such class or series so authorized. Such action could adversely affect the voting power and other rights of the holders of our ordinary shares or could have the effect of discouraging any attempt by a person or group to obtain control of us.

Anti-Money Laundering Matters, Sanctions

In order to comply with legislation, regulations and guidance aimed at the prevention of money laundering, terrorist financing and proliferation financing, and sanctions legislation the Company may be required to adopt and maintain anti-money laundering procedures, and may require subscribers and their beneficial owners, controllers or authorized persons (where applicable) (“Related Persons”) to provide evidence to verify their identity. Where permitted, and subject to certain conditions, the Company may also rely on, or delegate to, a suitable person the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information).

The Company reserves the right to request such information as is necessary to verify the identity of a subscriber or their Related Persons. In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

The Company also reserves the right to refuse to make any redemption payment to a shareholder if directors or officers suspect or are advised that the payment of redemption proceeds to such shareholder might result in a breach of applicable anti-money laundering, sanctions or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure compliance with any such laws or regulations in any applicable jurisdiction.

If any person in the Cayman Islands knows or suspects, or has reasonable grounds for knowing or suspecting that another person is engaged in criminal conduct or money laundering, or is involved with terrorism or terrorist financing and property, and the information for that knowledge or suspicion came to their attention in the course of business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) the Financial Reporting Authority of the Cayman Islands (“FRA”), pursuant to the Proceeds of Crime Act (As Revised) of the Cayman Islands, if the disclosure relates to criminal conduct or money laundering, or (ii) a police officer of the rank of constable or higher, or the FRA, pursuant to the Terrorism Act (As Revised) of the Cayman Islands, if the disclosure relates to involvement with terrorism or terrorist financing and property.

Economic Substance - Cayman Islands

The Cayman Islands, together with several other non-European Union jurisdictions, have introduced legislation aimed at addressing concerns raised by the Organisation for Economic Co-operation and Development’s (OECD) Base Erosion and Profit Shifting (BEPS) initiative as to offshore structures engaged in certain activities which attract profits without real economic activity. The International Tax Co-operation (Economic Substance) Act, (As Revised) (the “Economic Substance Act”) contains economic substance requirements for in-scope Cayman Islands entities which are engaged in certain “relevant activities”. As we are a Cayman Islands company, our compliance obligations will include filing an annual notification, which need to state whether we are carrying out any relevant activities and if so, whether we have satisfied economic substance tests to the extent required under the Economic Substance Act. If the Cayman Islands Tax Information Authority determines that the Company or any of its Cayman Islands subsidiaries has failed to meet the requirements imposed by the Economic Substance Act the Company may face significant financial penalties, restriction on the regulation of its business activities and/or may be struck off as a registered entity in the Cayman Islands.

As it is still a relatively new regime, it is anticipated that the Economic Substance Act and associated guidance will evolve and may be subject to further clarification and amendments. We may need to allocate additional resources to keep updated with these developments, and may have to make changes to our operations in order to comply with all requirements under the Economic Substance Act. Failure to satisfy these requirements may subject us to penalties under the Economic Substance Act.

Cayman Islands Data Protection

We have certain duties under the Data Protection Act (as revised) of the Cayman Islands, or the DPA, based on internationally accepted principles of data privacy.

Privacy Notice

This privacy notice puts our shareholders on notice that through your investment into us you will provide us with certain personal information which constitutes personal data within the meaning of the DPA, or personal data.

Investor Data

We will collect, use, disclose, retain and secure personal data to the extent reasonably required only and within the parameters that could be reasonably expected during the normal course of business. We will only process, disclose, transfer or retain personal data to the extent legitimately required to conduct our activities of on an ongoing basis or to comply with legal and regulatory obligations to which we are subject. We will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction or damage to the personal data.

In our use of this personal data, we will be characterized as a “data controller” for the purposes of the DPA, while our affiliates and service providers who may receive this personal data from us in the conduct of our activities may either act as our “data processors” for the purposes of the DPA or may process personal information for their own lawful purposes in connection with services provided to us.

We may also obtain personal data from other public sources. Personal data includes, without limitation, the following information relating to a shareholder and/or any individuals connected with a shareholder as an investor: name, residential address, email address, contact details, corporate contact information, signature, nationality, place of birth, date of birth, tax identification, credit history, correspondence records, passport number, bank account details, source of funds details and details relating to the shareholder’s investment activity.

Who this Affects

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation your investment in us, this will be relevant for those individuals and you should transit the content of this Privacy Notice to such individuals or otherwise advise them of its content.

How We May Use a Shareholder’s Personal Data

We may, as the data controller, collect, store and use personal data for lawful purposes, including, in particular: (i) where this is necessary for the performance of our rights and obligations under any agreements; (ii) where this is necessary for compliance with a legal and regulatory obligation to which we are or may be subject (such as compliance with anti-money laundering and FATCA/CRS requirements); and/or (iii) where this is necessary for the purposes of our legitimate interests and such interests are not overridden by your interests, fundamental rights or freedoms.

Should we wish to use personal data for other specific purposes (including, if applicable, any purpose that requires your consent), we will contact you.

Why We May Transfer Your Personal Data

In certain circumstances we may be legally obliged to share personal data and other information with respect to your shareholding with the relevant regulatory authorities such as the Cayman Islands Monetary Authority or the Tax Information Authority. They, in turn, may exchange this information with foreign authorities, including tax authorities.

We anticipate disclosing personal data to persons who provide services to us and their respective affiliates (which may include certain entities located outside the US, the Cayman Islands or the European Economic Area), who will process your personal data on our behalf.

The Data Protection Measures We Take

Any transfer of personal data by us or our duly authorized affiliates and/or delegates outside of the Cayman Islands shall be in accordance with the requirements of the DPA.

We and our duly authorized affiliates and/or delegates shall apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of personal data, and against accidental loss or destruction of, or damage to, personal data.

We shall notify you of any personal data breach that is reasonably likely to result in a risk to your interests, fundamental rights or freedoms or those data subjects to whom the relevant personal data relates.

Contacting the Company

For further information on the collection, use, disclosure, transfer or processing of your personal data or the exercise of any of the rights listed above, please contact us through our website at www.ridgetch.com or through phone number +86-571-88219579.

PLAN OF DISTRIBUTION

We have entered into the Sales Agreement, dated as of December 29, 2025, with the Sales Agent, under which we may offer and sell our Ordinary Shares from time to time to or through the Sales Agent, acting as our agent. Sales of Ordinary Shares, if any, under this prospectus supplement and the accompanying prospectus may be made in negotiated transactions or transactions that are deemed to be “at-the-market offerings” as defined in Rule 415 under the Securities Act. If we and the Sales Agent agree on any method of distribution other than sales of Ordinary Shares into the NASDAQ Capital Market or another existing trading market in the United States at market prices, we will file a further prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act.

The Sales Agent will offer our Ordinary Shares subject to the terms and conditions of the Sales Agreement. We will designate the number of shares which we desire to sell, the time period during which sales are requested to be made, any limitation on the number of shares that may be sold in one day and any minimum price below which sales may not be made. Subject to the terms and conditions of the Sales Agreement, the Sales Agent will use its commercially reasonable efforts to sell on our behalf all of the Ordinary Shares requested to be sold by us. The Sales Agent or we may suspend the offering of our Ordinary Shares being made through the Sales Agent under the Sales Agreement upon proper notice to the other party.

Under the terms of the Sales Agreement, we may also sell our Ordinary Shares to the Sales Agent, as principal for its own account, at a price negotiated at the time of sale. If we sell shares in this manner, we will enter into a separate agreement setting forth the terms of such transaction, and we will describe the agreement in a separate prospectus supplement or pricing supplement.

The Sales Agent will receive commissions for its services in acting as agent in the sale of our Ordinary Shares of 3.5% of the gross proceeds of any Ordinary Shares sold under the Sales Agreement. We have agreed to reimburse the Sales Agent for its reasonable and documented out-of-pocket expenses, including attorneys’ fees, in an amount not to exceed $120,000, which amount is included in the estimated total expenses for this offering. In addition, we have agreed to reimburse the Sales Agent for its reasonable and documented out-of-pocket expenses related to maintenance of the Sales Agreement (including, but not limited to, the Sales Agent’s transaction costs and the reasonable and documented fees and expenses of counsel to the Sales Agent, including the legal fee of the Sales Agent’s counsel of $5,000 for each Representation Date (as defined in Section 7(m) in the Sales Agreement) (and in no event an amount more than $14,000 per fiscal year)). Furthermore, we have agreed to, to the extent we continue to desire to sell Ordinary Shares pursuant to the Sales Agreement, reimburse the Sales Agent for its expenses (including but not limited to the reasonable fees and documented out-of-pocked costs and expenses of counsel to the Sales Agent, including legal fee to the Sales Agent’s counsel of up to $10,000) for each program “refresh” (filing of a new registration statement, prospectus, or prospectus supplement relating to the Ordinary Shares offered in this offering and/or an amendment of the Sales Agreement). We estimate that the total expenses for this offering, excluding commissions payable to the Sales Agent under the Sales Agreement, will be approximately $500,000.

Settlement for sales of Ordinary Shares will occur on the second business day following the date on which any sales are made, or on another date that is agreed upon by us and the Sales Agent in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust, or similar arrangement.

In connection with the sale of the Ordinary Shares on our behalf, the Sales Agent will be deemed to be an underwriter within the meaning of the Securities Act, and the Sales Agent’s compensation will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Sales Agent against certain civil liabilities, including liabilities under the Securities Act.

This offering will terminate upon the earlier of (1) the issuance and sale of all of our Ordinary Shares covered by this prospectus supplement, and (2) the termination of the Sales Agreement as permitted therein.

The Sales Agent and its affiliates may in the future provide various investment banking and other financial services for us and our affiliates, for which services it may in the future receive customary fees. To the extent required by Regulation M, the Sales Agent will not engage in any market making activities involving our Ordinary Shares while the offering is ongoing under this prospectus supplement.

This summary of the material provisions of the Sales Agreement does not purport to be a complete statement of its terms and conditions. A copy of the Sales Agreement has been filed with the SEC on a Current Report on Form 6-K.

Listing

Our Ordinary Shares are listed on the NASDAQ Capital Market under the symbol “RDGT.”

TAXATION

Cayman Islands Taxation

The following is a discussion on certain Cayman Islands income tax consequences of an investment in our securities. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under Cayman Islands law.

Under Existing Cayman Islands Laws

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains, or appreciation and there is no taxation in the nature of inheritance tax, gift tax or estate duty. There are no other taxes likely to be material to us levied by the Government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands. No stamp duty is payable in the Cayman Islands on the issue of shares by, or any transfers of shares of, Cayman Islands companies (except those which hold interests in land in the Cayman Islands). There are no exchange control regulations or currency restrictions in the Cayman Islands.

As a Cayman Islands exempted company with limited liability, we are entitled, upon application, to receive an undertaking as to tax concessions pursuant to Section 6 of the Tax Concessions Act (as revised). This undertaking would provide that, for a period of 20 years from the date of issue of the undertaking, no law which is enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to us or our operations and, in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable (i) on or in respect of the shares, debentures or other obligations of our Company or (ii) by way of the withholding in whole or in part of a payment of dividend or other distribution of income or capital by our Company to its members or a payment of principal or interest or other sums due under a debenture or other obligation of our Company. If we otherwise were to become subject to taxation in the Cayman Islands, our financial condition and results of operations could be materially and adversely affected.

Payments of dividends and capital in respect of our securities will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of the securities nor will gains derived from the disposal of the securities be subject to Cayman Islands income or corporate tax.

No stamp duty is payable in respect of the issue of the ordinary shares. An instrument of transfer in respect of an ordinary share is stampable if executed in or brought into the Cayman Islands.

People’s Republic of China Taxation

The EIT Law became effective as of January 1, 2008, and revised in 2007, 2017 and 2018, respectively, and its implementation regulations (Implementing Regulations for the EIT Law) become effective as of January 1, 2008, and revised in 2019. The EIT Law provides that enterprises established outside of China whose “de facto management bodies” are located in China are considered “resident enterprises” and are generally subject to the uniform 25% corporate income tax rate as to their worldwide income. Under the Implementation Regulations for the EIT Law issued by the PRC State Council, a “de facto management body” is defined as a body that has material and overall management and control over the manufacturing and business operations, personnel and human resources, finances and treasury, and acquisition and disposition of properties and other assets of an enterprise. In April 2009, the SAT released Circular 82. Under Circular 82, a foreign enterprise “controlled by a PRC enterprise or a PRC enterprise group” will be considered as a resident enterprise if all of the following conditions are satisfied: (i) the senior management personnel responsible for its daily operations and the place where the senior management departments discharge their responsibilities are located primarily in the PRC; (ii) its finance and human resources related decisions are made by or are subject to the approval of institutions or personnel located in the PRC; (iii) its major assets, books and records, company seals and minutes of its board of directors and shareholder meetings are located or kept in the PRC; and (iv) senior management personnel or 50% or more of the members of its board of directors with voting power of the enterprise reside in the PRC.

On September 1, 2011, the SAT issued Circular 45, to further prescribe the rules concerning the recognition, administration and taxation of a foreign enterprise “controlled by a PRC enterprise or PRC enterprise group.” Currently we are not recognized as a PRC resident enterprise, but there is a risk that we may be recognized by the PRC tax authorities as a PRC resident enterprise. Pursuant to Circular 45, if we are recognized as a PRC resident enterprise, our worldwide income may be subject to enterprise income tax in China at a rate of 25%, and we would be required to file provisional enterprise income tax returns quarterly and complete an annual settlement before May 31 of each year for the preceding year at the in-charge tax bureau. Further, we would be obliged to withhold the enterprise income tax when we distribute dividends to non-resident enterprise holders of our ordinary shares, and the individual income tax when we distribute dividends to non-resident individual holders of our ordinary shares. Under the EIT Law and implementation regulations issued by the State Council, PRC income tax at the rate of 10% is applicable to dividends payable to investors that are “non-resident enterprises,” which do not have an establishment or place of business in the PRC, or which have such establishment or place of business but the relevant income is not effectively connected with the establishment or place of business, and PRC income tax at the rate of 20% is applicable to dividends payable to the investors that are “non-resident individuals,” subject to the provision of any applicable agreement for the avoidance of double taxation and to the extent such dividends have their sources within the PRC.

Circular 45 further clarifies that the capital gains derived by the non-resident enterprises from the alienation of shares of the foreign-incorporated resident enterprise are considered as China-sourced income. Under the EIT Law and implementation regulations issued by the PRC State Council, non-resident enterprise holders of our ordinary shares may be subject to enterprise income tax in China at a rate of 10% on the capital gains derived from the transfer of our ordinary shares. Non-resident individual holders of our ordinary shares may be subject to PRC income tax at a rate of 20% on the capital gains derived from the transfer of our ordinary shares to the extent such capital gains are considered as China-sourced income.

For a discussion of the PRC tax consequences of an investment in our ordinary shares, see “Prospectus Supplement Summary - Dividends or Distributions Made to Our Company and U.S. Investors and Tax Consequences”, we may be classified as a “resident enterprise” of the PRC, which could result in unfavorable tax consequences to us and to non-PRC shareholders.

U.S. Federal Income Taxation

The following discussion describes material U.S. federal income tax considerations to U.S. Holders and Non-U.S. Holders (each as defined below) of an investment in our ordinary shares. This discussion applies only to investors that hold our ordinary shares as capital assets (generally, property held for investment) and, in the case of U.S. Holders, that have the U.S. dollar as their functional currency. This discussion is based on the tax laws of the United States, including the Code, U.S. Treasury regulations in effect, or, in some cases, proposed, as of the date of this prospectus, as well as published judicial and administrative interpretations thereof available on or before such date. All of the foregoing authorities are subject to change, which change could apply retroactively and could affect the tax consequences described below.

The following discussion does not deal with the tax consequences to any particular investor in light of their own circumstances or to persons in special tax situations, including, without limitation:

●	banks and other financial institutions;

●	dealers in securities or currencies;

●	insurance companies, regulated investment companies and real estate investment trusts;

●	brokers and/or dealers;

●	traders that elect the mark-to-market method of accounting;

●	tax-exempt entities;

●	governmental organizations;

●	retirement plans or accounts;

●	expatriates or entities subject to the U.S. anti-inversion rules;

●	persons liable for alternative minimum tax;

●	persons holding ordinary shares as part of a straddle, hedging, constructive sale, conversion transaction or integrated transaction;

●	persons who acquired ordinary shares through the exercise of an employee stock option or otherwise as compensation;

●	persons that actually or constructively own 10% or more of our voting stock; or

●	persons holding ordinary shares through partnerships or other pass-through entities.

This discussion does not address any U.S. state or local or non-U.S. tax consequences or any U.S. non-income tax consequences such as federal estate, gift, Medicare or alternative minimum tax consequences or the requirements of Section 451 of the Code with respect to conforming the timing of income accruals to financial statements. We have not requested, and will not request, a ruling from the U.S. Internal Revenue Service (the “IRS”) with respect to any of the U.S. federal income tax consequences described below, and as a result there can be no assurance that the IRS will not disagree with or challenge any of the conclusions described herein.

YOU SHOULD CONSULT YOUR OWN TAX ADVISORS ABOUT THE APPLICATION OF THE U.S. FEDERAL INCOME TAX RULES TO YOUR OWN PARTICULAR CIRCUMSTANCES AS WELL AS ANY TAX CONSEQUENCES TO YOU OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF ORDINARY SHARES ARISING UNDER THE FEDERAL ESTATE OR GIFT TAX LAWS OR THE LAWS OF ANY STATE, LOCAL OR NON-U.S. JURISDICTION AND UNDER ANY APPLICABLE TAX TREATY.

If a partnership (including any entity treated as a partnership or pass-through for U.S. federal income tax purposes) holds ordinary shares, the tax treatment of a partner in such partnership will depend on the status of the partner and the activities of the partner and the partnership. If you are a partnership holding ordinary shares, or a partner in such a partnership, you should consult your own tax advisors regarding the tax consequences to you in light of your own circumstances.

Treatment of the Company as a U.S. Corporation for U.S. Federal Income Tax Purposes

Although the Company is organized as a Cayman Islands corporation, we have been treating the Company as a U.S. corporation for U.S. federal income tax purposes pursuant to Section 7874 of the Code since the Company’s redomestication from Nevada to the Cayman Islands in 2021. As a result, the Company is generally subject to U.S. federal income taxation as if it were organized under the laws of the United States or a state thereof. Because we generally treat the Company as a U.S. corporation for all purposes under the Code, we do not intend to treat the Company as a “passive foreign investment company,” as such rules apply only to non-U.S. corporations for U.S. federal income tax purposes.

The remainder of this discussion assumes that the Company is treated as a U.S. corporation for all U.S. federal income tax purposes.

Tax Considerations Associated with the Ownership and Disposition of Ordinary Shares for U.S. Holders

The discussion below of the U.S. federal income tax considerations for “U.S. Holders” will apply to you if you are the beneficial owner of ordinary shares and you are, for U.S. federal income tax purposes:

●	a citizen or resident of the United States;

●	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any state thereof or the District of Columbia or otherwise treated as such under applicable U.S. tax law;

●	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

●	a trust (x) with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions or (y) that has elected under applicable U.S. Treasury regulations to be treated as a domestic trust for U.S. federal income tax purposes.

Distributions

The Company does not currently anticipate paying distributions on its ordinary shares. In the event that distributions are paid, however, the gross amount of such distributions will be included in the gross income of a U.S. Holder as dividend income to the extent that the distribution is paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Such dividends will be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations. Dividends received by non-corporate U.S. Holders, including individuals, may be subject to reduced rates of taxation under current law. A U.S. Holder may be eligible to claim a foreign tax credit with respect to any PRC withholding tax imposed on dividends paid by us. However, the foreign tax credit rules are complex, and their application in connection with Section 7874 of the Code in the presence of the Agreement Between the Government of the United States of America and the Government of the People’s Republic of China for the Avoidance of Double Taxation and the Prevention of Tax Evasion with Respect to Taxes on Income (the “U.S.-PRC Tax Treaty”), are not entirely clear at this time. The Company will not track the earnings and profits for US income tax purpose. U.S. Holders should consult their own tax advisors with respect to any benefits they may be entitled to under the foreign tax credit rules and the U.S.-PRC Tax Treaty.

To the extent that dividends paid on our ordinary shares exceed current and accumulated earnings and profits, the distributions will be treated first as a tax-free return of tax basis on our ordinary shares, and to the extent that the amount of the distribution exceeds tax basis, the excess will be treated as capital gain from the sale of the ordinary shares as discussed below under the heading “-Sale or Other Disposition”.

Sale or Other Disposition

U.S. Holders of our ordinary shares will recognize taxable gain or loss on any sale, exchange, or other taxable disposition of ordinary shares equal to the difference between the amount realized for the ordinary shares and the U.S. Holder’s tax basis in those ordinary shares. This gain or loss generally will be capital gain or loss. Non-corporate U.S. Holders, including individuals, may be eligible for reduced tax rates if the ordinary shares have been held for more than one year. The deductibility of capital losses is subject to limitations. A U.S. Holder may be eligible to claim a foreign tax credit with respect to any PRC withholding tax imposed on gain from the sale or other disposition of our ordinary shares. However, the foreign tax credit rules are complex, and their application in connection with Section 7874 of the Code in the presence of the U.S.-PRC Tax Treaty are not entirely clear at this time. U.S. Holders should consult their own tax advisors with respect to any benefits they may be entitled to under the foreign tax credit rules and the U.S.-PRC Tax Treaty.

Tax Considerations Associated with the Ownership and Disposition of Ordinary Shares for Non-U.S. Holders

The discussion below of the U.S. federal income tax consequences to “Non-U.S. Holders” will apply to you if you are the beneficial owner of ordinary shares and you are, for U.S. federal income tax purposes, not a U.S. Holder or a partnership (or other entity treated as a pass-through entity) for United States federal income tax purposes.

Special rules, not discussed here, may apply to certain Non-U.S. Holders, such as:

●	certain former citizens or residents of the United States;

●	controlled foreign corporations;

●	passive foreign investment companies;

●	corporations that accumulate earnings to avoid U.S. federal income tax; and

●	investors in pass-through entities that are subject to special treatment under the Code.

Further, this discussion assumes that no item of income or gain recognized by any Non-U.S. Holder with respect to the ordinary shares is effectively connected with the conduct of a trade or business within the United States by any Non-U.S. Holder.

Distributions

The Company does not currently anticipate paying distributions on its ordinary shares. In the event that distributions are paid, however, such distributions will constitute dividends for U.S. tax purposes to the extent paid out of current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent that dividends paid on our ordinary shares exceed our current and accumulated earnings and profits, the distributions will be treated first as a tax-free return of tax basis on the ordinary shares, and to the extent that the amount of the distribution exceeds tax basis, the excess will be treated as capital gain from the sale of ordinary shares as discussed below under the heading “-Sale or Other Disposition”.

Subject to the discussion below on backup withholding and FATCA, dividends paid to a Non-U.S. Holder will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty). Non-U.S. Holders may be entitled to a reduction in or an exemption from U.S. withholding tax on dividends as a result of an applicable income tax treaty. To claim such a reduction in or exemption from withholding, a Non-U.S. Holder must provide the applicable withholding agent with a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable successor forms) claiming an exemption from or reduction of the withholding tax under the benefit of an income tax treaty between the United States and the country in which the non-U.S. Holder resides or is established. These certifications must be provided to the applicable withholding agent prior to the payment of dividends and must be updated periodically. Non-U.S. Holders that do not timely provide the applicable withholding agent with the required certification, but that qualify for a reduced rate under an applicable income tax treaty, may obtain a refund of any excess amounts withheld under these rules by timely filing an appropriate claim for refund with the IRS.

Sale or Other Disposition

Any gain realized upon the sale or other disposition of our ordinary shares generally will not be subject to U.S. federal income tax unless:

●	the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition, and certain other conditions are met; or

●	the Company is or has been a “U.S. real property holding corporation,” or USRPHC, for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period during which such Non-U.S. Holder has held the ordinary shares.

Non-U.S. Holders whose gain is described in the first bullet point above will be subject to a flat 30% U.S. federal income tax rate on the gain derived from the sale, which may be offset by U.S.-source capital losses, even though such Non-U.S. Holders are not considered to be residents of the United States.

A corporation will be a USRPHC if the fair market value of its U.S. real property interests equals or exceeds 50% of the aggregate value of its real property interests (U.S. and non-U.S.) and its assets used or held for use in a trade or business. Because we do not currently own any U.S. real property, we believe that we are not currently and will not become a USRPHC. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property relative to the fair market value of our other business assets, there can be no assurance that we will not become a USRPHC in the future. Even if we become a USRPHC, however, as long as our ordinary shares are regularly traded on an established securities market, U.S. federal income tax will not apply to any gain realized on the sale or other disposition of the ordinary shares by a Non-U.S. Holder that does not actually or constructively hold more than five percent of our ordinary shares at any time during the applicable period that is specified in the Code. Non-U.S. Holders owning (directly or indirectly) more than 5 percent of our ordinary shares will be subject to different tax consequences and should consult their own tax advisers.

Backup Withholding and Information Reporting

Payments of dividends or of proceeds on the disposition of stock made to a holder of our ordinary shares may be subject to backup withholding (currently at the rate of 24%) unless such holder provides a correct taxpayer identification number on IRS Form W-9 (or other appropriate withholding form) or otherwise establishes an exemption from backup withholding, for example by properly certifying its non-U.S. status on a Form W-8BEN, W-8BEN-E or another appropriate version of IRS Form W-8. Payments of dividends to holders generally must be reported annually to the IRS, along with the name and address of the holder and the amount of tax withheld, if any. A similar report is sent to the holder. Pursuant to applicable income tax treaties or other agreements, the IRS may make these reports available to tax authorities in the holder’s country of residence.

Backup withholding is not an additional tax. Rather, the U.S. income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.

Foreign Account Tax Compliance Act

Sections 1471 through 1474 of the Code, commonly known as “FATCA,” will impose a U.S. federal withholding tax of 30 percent on certain types of payments, including payments of U.S. source dividends made to (i) “foreign financial institutions” unless they agree to collect and disclose to the IRS information regarding their direct and indirect U.S. account holders or (ii) certain “non-financial foreign entities” unless they certify that they do not have any “substantial United States owners” (as defined in the Code) or furnish identifying information regarding each substantial United States owner (generally by providing an IRS Form W-8BEN or Form W-8BEN-E). In certain circumstances, the relevant foreign financial institution or non- financial foreign entity may qualify for an exemption from these rules, which exemption is typically evidenced by providing appropriate documentation (such as an IRS Form W-8BEN or Form W-8BEN-E). In addition, an intergovernmental agreement between the United States and the jurisdiction of a foreign financial institution may modify the information reporting and related rules under FATCA. Prospective investors are urged to consult their own tax advisers regarding FATCA and the application of these requirements to their investment in our ordinary shares.

LEGAL MATTERS

We are being represented by Norton Rose Fulbright US LLP with respect to certain legal matters of U.S. federal securities and New York State law. The validity of the securities offered and certain other legal matters as to Cayman Islands law will be passed upon for us by Conyers Dill & Pearman LLP. Legal matters as to PRC law will be passed upon for us by Zhejiang Minhe Law Firm. Norton Rose Fulbright US LLP may rely upon Conyers Dill & Pearman LLP with respect to matters governed by Cayman Islands law and Zhejiang Minhe Law Firm with respect to matters governed by PRC law. Certain legal matters relating to this offering will be passed upon for the Sales Agent by iTKG Law.

EXPERTS

The consolidated financial statements of Ridgetech, Inc. and its subsidiaries as of March 31, 2025 and 2024 and for the years ended March 31, 2025, 2024 and 2023 incorporated in this prospectus supplement by reference to our annual report on Form 20-F for the year ended March 31, 2025 have been so incorporated in reliance on the report of YCM CPA INC., an independent registered public accounting firm, given the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Ridgeline International Limited and its subsidiaries as of March 31, 2024 and for the year ended March 31, 2024 incorporated in this prospectus supplement by reference to our report on Form 6-K filed with the SEC on December 4, 2025 have been so incorporated in reliance on the report of YCM CPA INC., an independent registered public accounting firm, given the authority of said firm as experts in auditing and accounting.

The office of YCM CPA INC. is located at 2400 Barranca Pkwy, Suite 300, Irvine, CA 92606.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement the documents we file with, or furnish to, it, which means that we can disclose important information to you by referring you to these documents. The information that we incorporate by reference into this prospectus supplement forms a part of this prospectus supplement, and information that we file later with the SEC automatically updates and supersedes any information in this prospectus supplement. We incorporate by reference into this prospectus supplement the documents listed below:

●	Our annual report on Form 20-F for the year ended March 31, 2025 filed with the SEC on July 28, 2025;

●	Our report on Form 6-K filed with the SEC on November 10, 2025, December 4, 2025, December 12, 2025, December 16, 2025 and December 30, 2025; and

●	The description of our securities contained in our annual report on Form 20-F for the year ended March 31, 2025, and any other amendment or report filed for the purpose of updating such description.

●	any future annual reports on Form 20-F filed with the SEC after the date of this prospectus supplement and prior to the termination of the offering of the securities offered by this prospectus supplement; and

●	any future reports of foreign private issuer on Form 6-K that we furnish to the SEC after the date of this prospectus supplement that are identified in such reports as being incorporated by reference into the registration statement of which this prospectus forms a part.

The 2025 Form 20-F contains a description of our business and audited consolidated financial statements with reports by our independent auditors. The consolidated financial statements are prepared and presented in accordance with U.S. GAAP.

Any reports filed by us with the SEC after the date of this prospectus supplement and before the date that the offering of securities by means of this prospectus supplement is terminated will automatically update and, where applicable, supersede any information contained in this prospectus supplement or incorporated by reference in this prospectus supplement. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement or in any documents incorporated by reference have been modified or superseded. Unless expressly incorporated by reference, nothing in this prospectus supplement shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC.

We will provide without charge to any person (including any beneficial owner) to whom this prospectus supplement is delivered, upon oral or written request, a copy of any document incorporated by reference in this prospectus supplement but not delivered with the prospectus supplement (except for exhibits to those documents unless a documents states that one of its exhibits is incorporated into the document itself). Such request should be directed to:

Ridgetech, Inc.

Address: 5th Floor, Building 6, No. 100, 18th Street, Baiyang Sub-district

Qiantang District, Hangzhou City, Zhejiang Province

People’s Republic of China, 310008

Telephone Number: +86-571-88219579

Attention: Ming Zhao, Interim Chief Executive Officer and Chief Financial Officer

You also may access the incorporated reports and other documents referenced above on our website at www.ridgetch.com. The information contained on, or that can be accessed through, our website is not part of this prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

As permitted by SEC rules, this prospectus supplement omits certain information and exhibits that are included in the registration statement of which this prospectus supplement forms a part. Since this prospectus supplement may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement, or other document as an exhibit to the registration statement of which this prospectus supplement forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus supplement, including statements incorporated by reference as discussed above, regarding a contract, agreement, or other document is qualified in its entirety by reference to the actual document.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC can be inspected over the Internet at the SEC’s website at www.sec.gov and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors, and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic or current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

ENFORCEABILITY OF CIVIL LIABILITIES

We are registered under the laws of the Cayman Islands as an exempted company. We are registered in the Cayman Islands because of certain benefits associated with being a Cayman Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands have a less prescriptive body of securities laws as compared to the United States and some U.S. states, such as Delaware, have more fulsome and judicially interpreted bodies of corporate law than the Cayman Islands.

We have been advised by Conyers, Dill & Pearman LLP, our Cayman Islands legal counsel, that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. The Cayman Islands court will not enforce criminal fines and tax judgments and judgments that are contrary to Cayman Islands public policy. However, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Substantially all of our assets are located outside the United States. In addition all or a substantial portion of the assets of the members of our board of directors and of our officers are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed CT Corporation System, with offices at 28 Liberty St., New York, NY 10005, as our agent to receive service of process with respect to any action brought against us in the United States under the federal securities laws of the United States or of any state in the United States arising out of any offering of securities pursuant to this prospectus.

Zhejiang Minhe Law Firm, our counsel as to PRC law, has advised us that there is uncertainty as to whether the courts of China, would:

●	recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States so far as the liabilities imposed by those provisions are penal in nature; or

●	entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have been advised by our PRC legal counsel, that there is uncertainty as to whether the courts of the PRC would enforce judgments of U.S. courts or Cayman courts obtained against us or these persons predicated upon the civil liability provisions of the U.S. federal and state securities laws or Cayman Island laws. Zhejiang Minhe Law Firm has further advised us that the recognition and enforcement of foreign judgments are provided for under PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. China does not have any treaties or other form of reciprocity with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or in the Cayman Islands.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Sole Placement Agent

AC Sunshine Securities LLC

The date of this prospectus supplement is December 30, 2025

PROSPECTUS

$200,000,000

RIDGETECH, INC.

Ordinary Shares

Preferred Shares

Warrants

Subscription Rights

Debt Securities

Units

We may offer ordinary shares, par value $0.001 per share, preferred shares, warrants, subscription rights, debt securities and/or units of Ridgetech, Inc. a holding company registered under Cayman Islands Laws from time to time. When we decide to sell securities, we will provide specific terms of the offered securities, including the offering prices of the securities, in a prospectus supplement. The securities offered by us pursuant to this prospectus will have an aggregate public offering price of up to $200,000,000.

The securities covered by this prospectus may be offered and sold from time to time in one or more public or private transactions, directly to purchasers or through underwriters, dealers or agents, on or off the Nasdaq Capital Market, at prevailing market prices or at negotiated prices. The applicable prospectus supplement will identify any underwriters, dealers or agents involved in an offering and describe any applicable fees, commissions or discounts.

This prospectus describes some of the general terms that may apply to the securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in one or more supplements to this prospectus. A prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus, the applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information,” before you make your investment decision.

This prospectus refers to (i) Ridgetech, Inc., the Cayman Islands holding company, as “we”, “our”, “us”, or the “Company”, (ii) the Company’s subsidiaries, as “our subsidiaries,” which are domiciled in China and conducting business operations in China, as our or the “PRC operating entities.” See “Prospectus Summary - Overview” for a group organizational chart.

Our ordinary shares are traded on the Nasdaq Capital Market under the symbol “RDGT.” On December 3, 2025, the last reported sale price for our ordinary shares was $3.91 per share.

Investing in our securities involves a high degree of risk, including the risk of losing your entire investment. Furthermore, investors should be aware that there are various other risks relating to our securities, the issuer and its subsidiaries, their business and their jurisdictions of operations which investors should familiarize themselves with before making an investment in our securities. Please carefully consider the risks discussed under “Risk Factors” in this prospectus beginning on page 10, in our reports filed with the Securities and Exchange Commission that are incorporated by reference in this prospectus, and in any applicable prospectus supplement before making a decision to invest in our securities.

We are a Cayman Islands holding company with no operations of our own and not a PRC operating company. Our operations are conducted in China by the PRC operating entities. Investors in our securities are not purchasing equity interests in our subsidiaries but instead are purchasing equity interests in the ultimate Cayman Islands holding company. Therefore, you will not directly hold any equity interests in our operating companies. For risks facing our Company as a result of our organizational structure and doing business in China, see “Item 3. Key Information - Risk Factors - Risks Related to Doing Business in China” in our annual report on Form 20-F for the fiscal year ended March 31, 2025 (the ”2025 Form 20-F”), which is incorporated herein by reference. We completed certain Restructuring Transactions in February 2025, as described under “Prospectus Summary - Our Company” in this prospectus. Following these Restructuring Transactions, we directly hold 100% equity interests in our subsidiaries, and we do not currently use a variable interest entity (“VIE”) structure.

We face legal and operational risks associated with having all our operations in China, which could significantly limit or completely hinder our ability to offer securities to investors and cause the value of our securities to significantly decline or be worthless. The Chinese government has significant authority to exert influence on the ability of a China-based company, such as us, to conduct its business. Therefore, investors of our company and our business face potential uncertainty from the PRC government. Changes in China’s economic, political or social conditions or government policies could materially adversely affect our business and results of operations. These risks could result in a material change in our operations and/or the value of our ordinary shares or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. In particular, recent statements and regulatory actions by China’s government, such as those related to data security or anti-monopoly concerns, as well as the Public Company Accounting Oversight Board (the “PCAOB”)’s ability to inspect our auditors, may impact our Company’s ability to conduct our business, accept foreign investments, or be listed on a U.S. or other foreign stock exchange. See “Item 3. Key Information - Risk Factors - Risks Related to Doing Business in China - Adverse regulatory developments in China may subject us to additional regulatory review, and additional disclosure requirements and regulatory scrutiny to be adopted by the SEC in response to risks related to recent regulatory developments in China may impose additional compliance requirements for companies like us with significant China-based operations, all of which could increase our compliance costs, subject us to additional disclosure requirements. In addition, uncertainties with respect to the PRC legal system could adversely affect us” and “Item 3. Key Information - Risk Factors - Risks Related to Doing Business in China - Substantial uncertainties and restrictions with respect to the political and economic policies of the PRC government and PRC laws and regulations could have a significant impact upon the business that we may be able to conduct in the PRC and accordingly on the results of our operations and financial condition” in the 2025 Form 20-F.

As of the date of this prospectus, we and our subsidiaries have not been involved in any investigations on cybersecurity review initiated by any PRC regulatory authority, nor have any of them received any inquiry, notice, or sanction. As confirmed by our PRC counsel, Zhejiang Minhe Law Firm, we are not subject to cybersecurity review by the Cyberspace Administration of China (the “CAC”), since our current business operations do not typically involve the collection or possession of personal information, it is unlikely for us to have over one million users’ personal information and we do not anticipate that we will be collecting over one million users’ personal information in the foreseeable future, which we understand might otherwise subject us to the Cybersecurity Review Measures. We are not subject to network data security review by the CAC if Draft Regulations on the Network Data Security Administration (Draft for Comments) (the “Security Administration Draft”) are enacted as proposed, because we currently do not have over one million users’ personal information, we do not collect data that affect or may affect national security and we do not anticipate that we will be collecting over one million users’ personal information or data that affect or may affect national security in the foreseeable future, which we understand might otherwise subject us to the Security Administration Draft.

On February 17, 2023, the China Securities Regulatory Commission (the “CSRC”) issued the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Enterprises (the “Trial Measures”) and five supporting guidelines (collectively, the “Overseas Listings Rules”), which became effective on March 31, 2023. These rules established a new filing-based regime to regulate overseas offerings and listings by Chinese domestic companies. Under the Overseas Listings Rules, Chinese domestic companies conducting overseas securities offering and listing activities, either in direct or indirect form, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working days following its submission of initial public offering or listing application. Since the date of effectiveness of the Trial Measures, the domestic enterprises otherwise subject to filing that have been listed overseas or met the following circumstances are considered existing enterprises: the application of such enterprises for indirect overseas securities issuance and listing has been approved by the applicable overseas regulators or overseas stock exchanges (e.g., an applicable registration statement has been declared effective by the SEC) before the effectiveness of the Trial Measures, and are not required to re-perform issuance and listing supervision procedures with the overseas regulators or overseas stock exchanges, and the overseas issuance and listing of such enterprises would be completed by September 30, 2023. Existing enterprises are not required to file immediately, and filing should be made as required if they conduct refinancing activities or other matters requiring filings in the future. In the opinion of our PRC legal counsel, Zhejiang Minhe Law Firm, once this registration statement on Form F-3 is declared effective by the SEC, any offering of securities pursuant to the registration statement will constitute a consequent offering by us. Accordingly, we are required to file with the CSRC in accordance with the Trial Measures within three days after such offering is completed. We cannot assure you that we can complete the required filing procedures with the CSRC or any other approvals or complete other compliance procedures in a timely manner, or at all, or that any completion of filing or approval or other compliance procedures would not be rescinded. Any such failure would subject us to sanctions by the CSRC or other PRC regulatory authorities. These regulatory authorities may impose restrictions and penalties on our operations in China, significantly limit or completely hinder our ability to launch any new offering of our securities, limit our ability to pay dividends outside of China, delay or restrict the repatriation of the proceeds from future capital raising activities into China, or take other actions that could materially and adversely affect our business, results of operations, financial condition and prospects, as well as the trading price of our ordinary shares. Furthermore, the PRC government authorities may further strengthen oversight and control over listings and offerings that are conducted overseas. Any such action may adversely affect our operations and significantly limit or completely hinder our ability to offer or continue to offer securities to you and cause the value of such securities to significantly decline or be worthless. See “Item 3. Key Information - Risk Factors - Risks Relating to Doing Business in China-Adverse regulatory developments in China may subject us to additional regulatory review, and additional disclosure requirements and regulatory scrutiny to be adopted by the SEC in response to risks related to recent regulatory developments in China may impose additional compliance requirements for companies like us with significant China-based operations, all of which could increase our compliance costs, subject us to additional disclosure requirements. In addition, uncertainties with respect to the PRC legal system could adversely affect us” in the 2025 Form 20-F.

In addition, trading in our securities may be prohibited under the Holding Foreign Companies Accountable Act (“HFCAA”) if the PCAOB determines that it cannot inspect the workpapers prepared by our auditor, and that as a result an exchange may determine to delist our securities. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which was signed into law as part of the fiscal year 2023 omnibus spending legislation on December 29, 2022 and reduced the period of time for foreign companies to comply with PCAOB audits to two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading. On December 16, 2021, the PCAOB issued a report on its determination that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in China and in Hong Kong because of positions taken by PRC and Hong Kong authorities in those jurisdictions. Our auditor, the independent registered public accounting firm that issues the audit report included in the 2025 Form 20-F, as an auditor of companies that are traded publicly in the U.S. and a firm registered with the PCAOB, is subject to laws in the U.S., pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Our auditor, YCM CPA Inc., is headquartered in California and has been inspected by the PCAOB. Our auditor is not subject to the determination issued by the PCAOB on December 16, 2021. On August 26, 2022, the CSRC, the Ministry of Finance of the PRC, and the PCAOB signed a Statement of Protocol (the “Protocol”), governing inspections and investigations of audit firms based in China and Hong Kong. The Protocol remains unpublished and is subject to further explanation and implementation. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination. See “Item 3. Key Information - Risk Factors - Risks Related to Doing Business in China - Our auditor, YCM CPA Inc., is headquartered in California, and is subject to inspection by the PCAOB on a regular basis. To the extent that our independent registered public accounting firm’s audit documentation related to their audit reports for our company become located in China, the PCAOB may not be able inspect such audit documentation and, as such, you may be deprived of the benefits of such inspection and our ordinary shares could be delisted from the stock exchange pursuant to the Holding Foreign Companies Accountable Act” in the 2025 Form 20-F.

Our Cayman Islands holding company has not declared or paid dividends or made any distributions to our shareholders in the past, nor were any dividends or distributions made by a subsidiary to the Cayman Islands holding company. Our board of directors has complete discretion on whether to distribute dividends, subject to applicable laws. We intend to keep any future earnings to finance the expansion of our business, and we do not have any current plan to declare or pay any dividends on our ordinary shares in the foreseeable future. See “Item 3. Key Information - Risk Factors - Risks Related to an Investment in Our Securities-To date, we have not paid any cash dividends and we do not estimate to distribute any cash dividends in the foreseeable future” in the 2025 Form 20-F. If we determine to pay dividends on any of our ordinary shares in the future, as a holding company, we will rely on payments from our PRC subsidiaries, and the distribution of such payments to Renovation Investment (Hong Kong) Co., Ltd. (“Renovation”) and Ridgeline International Limited (“Ridgeline”), and then to our Company.

Subject to certain contractual, legal and regulatory restrictions, and our internal cash management policy, cash and capital contributions may be transferred among our Cayman Islands holding company and our subsidiaries. If needed, our Cayman Islands holding company can transfer cash to our PRC subsidiaries through loans and/or capital contributions, and our PRC subsidiaries can transfer cash to our Cayman Islands holding company through issuing dividends or other distributions.

Our holding company, subsidiaries, and, prior to the Restructuring Transactions, our historical consolidated VIEs, have generally operated independently and transferred funds in connection with capital raising activities. We raised $17.5 million in our IPO in April 2010 and an additional $49.7 million through various financings from 2015 through the date of this prospectus. Historically, the proceeds were primarily provided to our subsidiaries and VIEs in the form of loans. As of the date of this prospectus, the total amounts invested in and lent by the Company to its subsidiaries and historical VIEs are approximately $27.5 million and $8.7 million, respectively. Following the Restructuring Transactions, we have funded and expect to continue to fund our subsidiaries primarily through equity contributions rather than loans.

Additionally, prior to the Restructuring Transactions, Zhejiang Jiuxin Medicine Co., Ltd., a PRC limited liability company and wholly owned indirect subsidiary (“Jiuxin Medicine”), was the major supplier to Hangzhou Jiuzhou Grand Pharmacy Chain Co., Ltd., a PRC limited liability company and our historical VIE (“Jiuzhou Pharmacy”). Jiuzhou Pharmacy transferred funds to pay off the debts owed to Jiuxin Medicine as a result of merchandise purchases. In the last three fiscal years, the annual amount of purchases by Jiuxin Medicine from Jiuzhou Pharmacy ranged from approximately $70 million to $90 million. Prior to the Restructuring Transactions, all the sales and purchases between Jiuxin Medicine and Jiuzhou Pharmacy were eliminated as internal transactions, and the ending balances owed to/from the VIEs were eliminated in the balance sheets. Following the Restructuring Transactions including the divestiture of our retail pharmacy business, Jiuxin Medicine signed a three-year supply agreement with Jiuzhou Pharmacy and is expected to serve as a major supplier to Jiuzhou Pharmacy over the next three years.

Our finance department supervises cash management, following the instructions of our management. Our finance department is responsible for establishing our cash operation plan and coordinating cash management matters among our subsidiaries and departments. Each subsidiary and department initiate a cash request by putting forward a cash demand plan, which explains the specific amount and timing of cash requested, and submitting it to our finance department. The finance department reviews the cash demand plan and prepares a summary for the management of our Company. Management examines and approves the allocation of cash based on the sources of cash and the priorities of the needs. Other than the above, we currently do not have other cash management policies or procedures that dictate how funds are transferred.

PRC regulations may restrict the ability of our PRC subsidiaries to pay dividends to us, and as a holding company, we will be dependent on receipt of funds from our Hong Kong subsidiaries, Ridgeline and Renovation. Current PRC regulations permit our indirect PRC subsidiaries to pay dividends to Ridgeline and Renovation only out of their respective accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, each of our subsidiaries in China is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. Each of such entity in China is also required to further set aside a portion of its after-tax profits to fund the employee welfare fund, although the amount to be set aside, if any, is determined at the discretion of its board of directors. Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation. See “Item 3. Key Information - Risk Factors -Risks Related to Our Corporate Structure-We rely principally on dividends paid by our consolidated operating entities to fund any cash and financing requirements we may have, and any limitation on the ability of our consolidated PRC entities to pay dividends to us could have a material adverse effect on our ability to conduct our business” in the 2025 Form 20-F.

The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in complying with the administrative requirements necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Furthermore, if our subsidiaries and affiliates in the PRC incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments. If we or our subsidiaries are unable to receive all of the revenue from our operations, we may be unable to pay dividends on our ordinary shares. See “Item 3. Key Information - Risk Factors - Risks Related to Doing Business in China - Our subsidiaries are subject to restrictions on making payments to us” in the 2025 Form 20-F.

Additionally, under the PRC Enterprise Income Tax Law and its implementing regulations, if we are deemed a PRC resident enterprise, we may be subject to a 25% enterprise income tax on our worldwide income and face PRC reporting obligations, and it remains uncertain whether dividends we receive from our subsidiaries would qualify for tax exemption as “dividends between qualified resident enterprises.” If we are treated as a non-resident enterprise, dividends we receive from our PRC subsidiaries may be subject to a 5% or 10% withholding tax depending on treaty eligibility, which could reduce the amount of funds available for distribution to our shareholders, and dividends paid by us to non-resident enterprise investors or gains realized by them on the transfer of our shares may also be subject to a 10% PRC tax if considered PRC-sourced income. In addition, under the State Administration of Taxation issued the Notice on Strengthening the Administration of Enterprise Income Tax on Share Transfer Income of Non-Resident Enterprises No. 698 (“Circular 698”), PRC tax authorities may disregard offshore holding structures and impose PRC tax on indirect transfers of PRC companies if the structure lacks reasonable commercial purpose, creating uncertainty for offshore arrangements. See “Prospectus Summary - Dividends or Distributions Made to Our Company and U.S. Investors and Tax Consequences” and “Item 3. Key Information - Risk Factors - Risks Related to Doing Business in China - Dividends we receive from our subsidiaries located in the PRC may be subject to PRC withholding tax” in the 2025 Form 20-F.

To the extent cash is located in the PRC or within a PRC domiciled entity and may need to be used to fund operations outside of the PRC, the funds may not be available due to limitations placed on us and our subsidiaries by the PRC government. To the extent cash in and assets of the business is in the PRC or a PRC entity, the funds and assets may not be available to fund operations or for other use outside of the PRC due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash and assets.

We are a “foreign private issuer”, each as defined under federal securities laws, as amended, and, as such, will be subject to reduced public company reporting requirements.

Neither the U.S. Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with an offer of the securities other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

The date of this prospectus is    , 2025.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) utilizing a shelf registration process. Under this shelf registration process, we may sell from time to time up to $200,000,000 of any combination of the securities described in this prospectus.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information contained in this prospectus and any prospectus supplement, you should rely on the information contained in that prospectus supplement. You should read both this prospectus and any prospectus supplement and the related exhibits to the registration statement filed with the SEC, together with additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” before investing in any of the securities offered.

You should rely only on the information provided in, or incorporated by reference into, this prospectus and the prospectus supplement. We have not authorized anyone to provide you with additional or different information. We are not making an offer of these securities in any jurisdiction or state where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any documents incorporated by reference herein or therein is accurate as of any date other than the date of the applicable document.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated herein by reference as exhibits to the registration statement, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

Our financial statements are prepared and presented in accordance with U.S. GAAP. Our historical results do not necessarily indicate our expected results for any future periods.

ii

COMMONLY USED DEFINED TERMS

Unless otherwise indicated or the context requires otherwise, references in this prospectus to:

●	“Allright” is to Allright (Hangzhou) Internet Technology Co. Ltd, a PRC limited liability company formed on April 19, 2021, a wholly-owned subsidiary of Ridgeline;

●	“China” or the “PRC” is to the People’s Republic of China, excluding the special administrative regions of Hong Kong and Macau and Taiwan for the purposes of this prospectus only;

●	“Exchange Act” is to the Securities Exchange Act of 1934, as amended;

●	“fiscal year” is to the period from April 1 to March 31 of the next calendar year;

●	“Jiutong Medical” is to Hangzhou Jiutong Medical Technology Co., Ltd, a PRC limited liability company formed on December 20, 2011, a wholly-owned subsidiary of Renovation;

●	“Jiuxin Medicine” is to Zhejiang Jiuxin Medicine Co., Ltd., a PRC limited liability company formed on December 31, 2003, a wholly-owned subsidiary of Renovation;

●	“Jiuyi Technology” is to Hangzhou Jiuyi Medical Technology Co. Ltd., a PRC limited liability company formed on September 10, 2015, a wholly-owned subsidiary of Renovation;

●	“PRC operating entities” are to Shouantang Technology, Jiutong Medical, Jiuyi Technology, Jiuxin Medicine and Allright, the Company’s indirect wholly owned subsidiaries in China and their respective subsidiaries;

●	“RMB” and “Renminbi” are to the legal currency of China;

●	“Renovation” is to Renovation Investment (Hong Kong) Co., Ltd., a company incorporated in Hong Kong, a wholly-owned subsidiary of the Company;

●	“Ridgeline” is to Ridgeline International Limited, a company incorporated in Hong Kong, a wholly-owned subsidiary of the Company;

●	“shares” or “ordinary shares” are to the ordinary shares of the Company, par value $0.001 per share;

●	“SEC” is to the U.S. Securities Exchange Commission;

●	“Securities Act” is to the Securities Act of 1933, as amended;

●	“Shouantang Technology” is to Zhejiang Shouantang Medical Technology Co., Ltd., a PRC limited liability company formed on July 16, 2010, a wholly-owned subsidiary of Renovation;

●	“US$,” “U.S. dollars,” “$” and “dollars” are to the legal currency of the United States; and

●	“we,” “us,” “our Company,” or the “Company”, is to Ridgetech, Inc., formerly known as China Jo-Jo Drugstores, Inc., an exempted company incorporated and registered in the Cayman Islands with limited liability, and its predecessor China Jo-Jo Drugstores, Inc., a Nevada corporation, and its consolidated subsidiaries, and any prior subsidiaries controlled by contract and therefore deemed as variable interest entities under U.S. GAAP.

iii

PROSPECTUS SUMMARY

The summary highlights, and should be read in conjunction with, the more detailed information contained elsewhere in this prospectus and the documents incorporated therein by reference. You should read carefully the entire documents, including our financial statements and related notes, to understand our business, the ordinary shares, and the other considerations that are important to your decision to invest in our securities. You should pay special attention to the “Risk Factors” section of this prospectus.

Overview

We are an offshore holding company incorporated in the Cayman Islands. As a holding company with no operations of our own, our operations are conducted in China through our wholly owned indirect PRC subsidiaries, Shouantang Technology, Jiutong Medical, Jiuyi Technology, Jiuxin Medicine and Allright. This is an offering of securities of the offshore holding company in the Cayman Islands, instead of securities of the operating entities in China. Investors in our securities are not purchasing equity interests in our subsidiaries but instead are purchasing equity interests in the ultimate Cayman Islands holding company. Therefore, you will not directly hold any equity interests in the operating entities. The Chinese regulatory authorities could disallow this structure, which would likely result in a material change in our operations and/or a material change in the value of the securities we are registering for sale, including that it could cause the value of such securities to significantly decline or become worthless. For risks facing our Company and investments in our securities as a result of our organizational structure, see “Item 3. Key Information - Risk Factors-Risks Related to Doing Business in China” in the 2025 Form 20-F.

The following diagram illustrates our corporate structure as of the date of this prospectus.

We are subject to certain legal and operational risks associated with having the majority of our operations in China, which could significantly limit or completely hinder our ability to offer securities to investors and cause the value of our securities to significantly decline or be worthless. See “Item 3. Key Information - Risk Factors - Risks Related to Doing Business in China-Adverse regulatory developments in China may subject us to additional regulatory review, and additional disclosure requirements and regulatory scrutiny to be adopted by the SEC in response to risks related to recent regulatory developments in China may impose additional compliance requirements for companies like us with significant China-based operations, all of which could increase our compliance costs, subject us to additional disclosure requirements. In addition, uncertainties with respect to the PRC legal system could adversely affect us” in the 2025 Form 20-F. Recently, the PRC government adopted a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement.

Permissions Required from PRC Authorities

As of the date of this prospectus, we and our subsidiaries have not been involved in any investigations on cybersecurity review initiated by any PRC regulatory authority, nor has any of them received any inquiry, notice, or sanction. As confirmed by our PRC counsel, Zhejiang Minhe Law Firm, we are not subject to cybersecurity review by the CAC, since we currently do not have over one million users’ personal information and do not anticipate that we will be collecting over one million users’ personal information in the foreseeable future, which we understand might otherwise subject us to the Cybersecurity Review Measures. We are not subject to network data security review by the CAC if is enacted as proposed, because we currently do not have over one million users’ personal information, we do not collect data that affect or may affect national security and we do not anticipate that we will be collecting over one million users’ personal information or data that affect or may affect national security in the foreseeable future, which we understand might otherwise subject us to the Security Administration Draft. See “Item 3. Key Information - Risk Factors-Risks Related to Doing Business in China-Compliance with China’s new Data Security Law, Measures on Cybersecurity Review, Personal Information Protection Law (second draft for consultation), regulations and guidelines relating to the multi-level protection scheme and any other future laws and regulations may entail significant expenses and could materially affect our business” in the 2025 Form 20-F.

On February 17, 2023, the CSRC issued the Overseas Listings Rules, which became effective on March 31, 2023. These rules established a new filing-based regime to regulate overseas offerings and listings by Chinese domestic companies. Under the Overseas Listings Rules, Chinese domestic companies conducting overseas securities offering and listing activities, either in direct or indirect form, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working days following its submission of initial public offering or listing application. Since the date of effectiveness of the Trial Measures, the domestic enterprises otherwise subject to filing that have been listed overseas or met the following circumstances are considered existing enterprises: the application of such enterprises for indirect overseas securities issuance and listing has been approved by the applicable overseas regulators or overseas stock exchanges (e.g., an applicable registration statement has been declared effective by the SEC) before the effectiveness of the Trial Measures, and are not required to re-perform issuance and listing supervision procedures with the overseas regulators or overseas stock exchanges, and the overseas issuance and listing of such enterprises would be completed by September 30, 2023. Existing enterprises are not required to file immediately, and filing should be made as required if they conduct refinancing activities or other matters requiring filings in the future. In the opinion of our PRC legal counsel, Zhejiang Minhe Law Firm, once this registration statement on Form F-3 is declared effective by the SEC, any offering of securities pursuant to the registration statement will constitute a consequent offering by us. Accordingly, we are required to file with the CSRC in accordance with the Trial Measures within three days after such offering is completed. We cannot assure you that we can complete the required filing procedures with the CSRC or any other approvals or complete other compliance procedures in a timely manner, or at all, or that any completion of filing or approval or other compliance procedures would not be rescinded. Any such failure would subject us to sanctions by the CSRC or other PRC regulatory authorities. These regulatory authorities may impose restrictions and penalties on our operations in China, significantly limit or completely hinder our ability to launch any new offering of our securities, limit our ability to pay dividends outside of China, delay or restrict the repatriation of the proceeds from future capital raising activities into China, or take other actions that could materially and adversely affect our business, results of operations, financial condition and prospects, as well as the trading price of our ordinary shares. Furthermore, the PRC government authorities may further strengthen oversight and control over listings and offerings that are conducted overseas. Any such action may adversely affect our operations and significantly limit or completely hinder our ability to offer or continue to offer securities to you and cause the value of such securities to significantly decline or be worthless. See “Item 3. Key Information - Risk Factors-Risks Relating to Doing Business in China-Adverse regulatory developments in China may subject us to additional regulatory review, and additional disclosure requirements and regulatory scrutiny to be adopted by the SEC in response to risks related to recent regulatory developments in China may impose additional compliance requirements for companies like us with significant China-based operations, all of which could increase our compliance costs, subject us to additional disclosure requirements. In addition, uncertainties with respect to the PRC legal system could adversely affect us” in the 2025 Form 20-F.

If we do not receive or maintain any required approvals, or we inadvertently conclude that such approvals are not required, or applicable laws, regulations, or interpretations change such that we are required to obtain approval in the future, we may be subject to an investigation by competent regulators, fines or penalties, ordered to suspend our relevant business and rectify, prohibited from engaging in relevant business, or subject to an order prohibiting us from conducting an offering, and these risks could result in a material adverse change in our operations, significantly limit or completely hinder our ability to continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless.

HFCAA

In addition, trading in our securities may be prohibited under the HFCAA if the PCAOB determines that it cannot inspect the workpapers prepared by our auditor, and that as a result an exchange may determine to delist our securities. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which was signed into law as part of the fiscal year 2023 omnibus spending legislation on December 29, 2022, and reduced the period of time for foreign companies to comply with PCAOB audits to two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading. On December 16, 2021, the PCAOB issued a report on its determination that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in China and in Hong Kong because of positions taken by PRC and Hong Kong authorities in those jurisdictions. Our auditor, the independent registered public accounting firm that issues the audit report included in the 2025 Form 20-F, as an auditor of companies that are traded publicly in the U.S. and a firm registered with the PCAOB, is subject to laws in the U.S., pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Our auditor, YCM CPA Inc., is headquartered in California and has been inspected by the PCAOB. Our auditor is not subject to the determination issued by the PCAOB on December 16, 2021. On August 26, 2022, the CSRC, the Ministry of Finance of the PRC, and the PCAOB signed a Statement of Protocol (the “Protocol”), governing inspections and investigations of audit firms based in China and Hong Kong. The Protocol remains unpublished and is subject to further explanation and implementation. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination. See “Item 3. Key Information - Risk Factors - Risks Related to Doing Business in China -Our auditor, YCM CPA Inc., is headquartered in California, and is subject to inspection by the PCAOB on a regular basis. To the extent that our independent registered public accounting firm’s audit documentation related to their audit reports for our company become located in China, the PCAOB may not be able inspect such audit documentation and, as such, you may be deprived of the benefits of such inspection and our ordinary shares could be delisted from the stock exchange pursuant to the Holding Foreign Companies Accountable Act” in the 2025 Form 20-F.

Dividends or Distributions Made to Our Company and U.S. Investors and Tax Consequences

Cash flows have occurred between our Cayman Islands holding company and our subsidiaries. Our holding company, subsidiaries, and, prior to the Restructuring Transactions, our consolidated VIEs, have generally operated independently and transferred funds in connection with capital raising activities. We raised $17.5 million in our IPO in April 2010 and an additional $49.7 million through various financings from 2015 through the date of this prospectus.] Historically, the proceeds were primarily provided to our subsidiaries and VIEs in the form of loans. As of the date of this prospectus, the total amounts invested in and lent by the Company to its subsidiaries and historical VIEs are approximately $27.5 million and $8.7 million, respectively. Following the Restructuring Transactions, we have funded and expect to continue to fund our subsidiaries primarily through equity contributions rather than loans.

Additionally, prior to the Restructuring Transactions, Jiuxin Medicine was the major supplier to Jiuzhou Pharmacy. Jiuzhou Pharmacy transferred funds to pay off the debts owed to Jiuxin Medicine as a result of merchandise purchases. In the last three fiscal years, the annual amount of purchases by Jiuxin Medicine from Jiuzhou Pharmacy ranged from approximately $70 million to $90 million. Prior to the Restructuring Transactions, all the sales and purchases between Jiuxin Medicine and Jiuzhou Pharmacy were eliminated as internal transactions, and the ending balances owed to/from the VIEs were eliminated in the balance sheets. Following the Restructuring Transactions including the divestiture of our retail pharmacy business, Jiuxin Medicine signed a three-year supply agreement with Jiuzhou Pharmacy and is expected to serve as a major supplier to Jiuzhou Pharmacy over the next three years.

As of the date of this prospectus, none of our subsidiaries have made any dividends or distributions to Ridgetech, Inc. and Ridgetech, Inc. has not made any dividends or distributions to U.S. investors. We intend to keep any future earnings to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future. Subject to the passive foreign investment company rules, the gross amount of distributions we make to investors with respect to our ordinary shares (including the amount of any taxes withheld therefrom) will be taxable as a dividend, to the extent that the distribution is paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles.

Our board of directors has discretion on whether to distribute dividends. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our board of directors. In either case, all dividends are subject to certain restrictions under Cayman Islands law, namely that the company may only pay dividends out of profits or share premium, and provided always that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business. Even if we decide to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant.

We are an exempted company with limited liability incorporated and registered in the Cayman Islands. We may rely on dividends from our subsidiaries in China for our cash requirements, including any payment of dividends to our shareholders. PRC regulations may restrict the ability of our PRC subsidiaries to pay dividends to us, and as a holding company, we will be dependent on receipt of funds from our Hong Kong subsidiaries, Ridgeline and Renovation.

Current PRC regulations permit our indirect PRC subsidiaries to pay dividends to Ridgeline and Renovation, as applicable, only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, each of our subsidiaries in China is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. Each of such entity in China is also required to further set aside a portion of its after-tax profits to fund the employee welfare fund, although the amount to be set aside, if any, is determined at the discretion of its board of directors. Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation. See “Item 3. Key Information - Risk Factors -Risks Related to Our Corporate Structure-We rely principally on dividends paid by our consolidated operating entities to fund any cash and financing requirements we may have, and any limitation on the ability of our consolidated PRC entities to pay dividends to us could have a material adverse effect on our ability to conduct our business” in the 2025 Form 20-F.

The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in complying with the administrative requirements necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Furthermore, if our subsidiaries and affiliates in the PRC incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments. If we or our subsidiaries are unable to receive all of the revenue from our operations, we may be unable to pay dividends on our ordinary shares. See “Item 3. Key Information - Risk Factors - Risks Related to Doing Business in China -Our subsidiaries are subject to restrictions on making payments to us” in the 2025 Form 20-F.

Cash dividends, if any, on our ordinary shares will be paid in U.S. dollars. Under the current PRC Enterprise Income Tax Law (the “EIT Law”), and the implementation regulations for the EIT Law issued by China’s State Council, effective as of January 1, 2008, if the PRC tax authorities determine that we are a resident enterprise for PRC enterprise income tax purposes, a number of PRC tax consequences could follow. First, we may be subject to enterprise income tax at a rate of twenty five percent (25%) on our respective worldwide taxable income, as well as PRC enterprise income tax reporting obligations. Second, although the EIT Law provides that “dividends, bonuses and other equity investment proceeds between qualified resident enterprises” is exempted income, and the implementing rules of the EIT Law refer to “dividends, bonuses and other equity investment proceeds between qualified resident enterprises” as the investment proceeds obtained by a resident enterprise from its direct investment in another resident enterprise, it is still unclear whether any dividends we may receive from our current subsidiaries would be classified as “dividends between qualified resident enterprises” and therefore qualify for tax exemption. See “Item 10. Additional Information-E. Taxation” in the 2025 Form 20-F.

If we are treated as a non-resident enterprise under the EIT Law, any dividends that we receive from Allright, and historically received from Jiuxin Investment (assuming such dividends are deemed to be sourced from within the PRC) (i) may be subject to a five percent (5%) PRC withholding tax, provided that we own more than twenty five percent (25%) of the registered capital of Allright or Jiuxin Investment incessantly within twelve (12) months immediately prior to obtaining such dividends from Allright or Jiuxin Investment, as applicable, and if the Arrangement between the Mainland of China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Income (the “Arrangement”) is applicable, or (ii) if the Arrangement does not apply (i.e. the PRC tax authorities may deem us to be a conduit not entitled to treaty benefits), may be subject to a ten percent (10%) PRC withholding tax. Similarly, if we are treated as a non-resident enterprise, and Renovation is treated as a resident enterprise, then any dividends that we receive from Renovation (assuming such dividends were considered sourced within the PRC) may be subject to a ten percent (10%) PRC withholding tax. Any such taxes on dividends could materially reduce the amount of dividends, if any, that we could pay to our shareholders. See “Item 3. Key Information - Risk Factors - Risks Related to Doing Business in China -Dividends we receive from our subsidiaries located in the PRC may be subject to PRC withholding tax” in the 2025 Form 20-F.

Finally, the new “resident enterprise” classification could result in a situation in which a ten percent (10%) PRC tax is imposed on dividends we pay to our investors that are non-resident enterprises so long as such non-resident enterprise investors do not have an establishment or place of business in China or, despite the existence of such establishment of place of business in China, the relevant income is not effectively connected with such establishment or place of business in China, to the extent that such dividends have their sources within the PRC. Similarly, any gain realized on the transfer of our shares by such investors is also subject to a ten percent (10%) PRC income tax if such gain is regarded as income derived from sources within China. In such event, we may be required to withhold a ten percent (10%) PRC tax on any dividends paid to our investors that are non-resident enterprises. Our investors that are non-resident enterprises also may be responsible for paying PRC tax at a rate of ten percent (10%) on any gain realized from the sale or transfer of our common shares in certain circumstances. We would not, however, have an obligation to withhold PRC tax with respect to such gain.

Moreover, the State Administration of Taxation issued the Notice on Strengthening the Administration of Enterprise Income Tax on Share Transfer Income of Non-Resident Enterprises No. 698 (“Circular 698”) on December 10, 2009, which reinforces taxation on transfer of non-listed shares by non-resident enterprises through overseas holding vehicles. Circular 698 applies retroactively and was deemed to be effective as of January 2008. Pursuant to Circular 698, where (i) a foreign investor who indirectly holds equity interest in a PRC resident enterprise through an offshore holding company indirectly transfers equity interests in a PRC resident enterprise by selling the shares of the offshore holding company, and (ii) the offshore holding company is located in a jurisdiction where the effective tax rate is lower than twelve and a half percent (12.5%) or where the offshore income of its residents is not taxable, the foreign investor is required to provide the tax authority in charge of that PRC resident enterprise with certain relevant information within thirty (30) days of the transfer. The tax authorities in charge will evaluate the offshore transaction for tax purposes. In the event that the tax authorities determine that such transfer is abusing forms of business organization and there is no reasonable commercial purpose other than avoidance of PRC enterprise income tax, the tax authorities will have the power to conduct a substance-over-form re-assessment of the nature of the equity transfer. A reasonable commercial purpose may be established when the overall offshore structure is set up to comply with the requirements of supervising authorities of international capital markets. If the State Administration of Taxation’s challenge of a transfer is successful, they will deny the existence of the offshore holding company that is used for tax planning purposes. Since Circular 698 has a brief history, there is uncertainty as to its application.

To the extent cash is located in the PRC or within a PRC domiciled entity and may need to be used to fund operations outside of the PRC, the funds may not be available due to limitations placed on us and our subsidiaries by the PRC government. To the extent cash in and assets of the business is in the PRC or a PRC entity, the funds and assets may not be available to fund operations or for other use outside of the PRC due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash and assets.

Our Company and the Restructuring Transactions

We are a wholesale distributor of pharmaceutical and other healthcare products in the PRC. As further described below, the wholesale business is primarily conducted through subsidiaries of Renovation including Jiuxin Medicine acquired by us in August 2011, and Allright acquired by us in February 2025.

Under the name of China Jo-Jo Drugstores, Inc., the Company was originally founded as a retail pharmacy business and subsequently ventured into the wholesale business in 2011 through the acquisition of Jiuxin Medicine. Prior to the Restructuring Transactions, we operated our pharmacies (including the medical clinics) through our historical VIEs including Hangzhou Jiuzhou Grand Pharmacy Chain Co., Ltd. (“Jiuzhou Pharmacy”), Hangzhou Jiuzhou Clinic of Integrated Traditional and Western Medicine (General Partnership) (“Jiuzhou Clinic”), and Hangzhou Jiuzhou Medical & Public Health Service Co., Ltd. (“Jiuzhou Service”), which we controlled contractually through Zhejiang Jiuxin Investment Management Co. Ltd. (“Jiuxin Investment”). We also had a herb farming business cultivating and wholesaling herbs used for traditional Chinese medicine (“TCM”) prior to the Restructuring Transactions (as defined below). This business was conducted through Hangzhou Qianhong Agriculture Development Co., Ltd. (“Qianhong Agriculture”), a wholly-owned subsidiary of Jiuxin Investment.

In the first quarter of 2025, the Company completed strategic restructuring of its overall business, aiming to transition from a high-cost retail segment to a wholesale-focused model by expansion of its wholesale business through acquisition of Allright and divestiture of its retail drugstores business. Pursuant to that certain Equity Exchange Agreement with Renovation, Mr. Lei Liu, Ms. Li Qi, and Oakview International Limited (“Oakview”), dated January 31, 2025, Renovation transferred all equity in Jiuxin Investment to Oakview, in exchange for irrevocable surrender for no consideration by Mr. Liu, Ms. Qi, Oakview and their affiliates in total 2,548,353 ordinary shares back to us (the “Divestiture”). Concurrently on January 31, 2025, we entered into that certain Equity Exchange Agreement with Mr. Lingtao Kong and Ridgeline, pursuant to which the Company acquired from Mr. Kong all of the issued and outstanding ordinary shares of Ridgeline, the direct parent company of Allright, by issuing 2,225,000 ordinary shares to Mr. Kong (the “Acquisition”, and together with the Divestiture, the “Restructuring Transactions”). The Restructuring Transactions were approved by our shareholders at our annual general meeting of shareholders held on February 25, 2025, and were closed on February 28, 2025. Following the consummation of the Divestiture, Jiuxin Investment and all entities owned or controlled by Jiuxin Investment, including each of Jiuzhou Pharmacy, Jiuzhou Clinic and Jiuzhou Service, are owned or controlled indirectly by Mr. Liu and Ms. Qi. As the result of the Restructuring Transactions, the Company currently operates primarily in the wholesale business selling pharmaceutical products to trading companies and other businesses.

We currently operate in the offline wholesale distribution of pharmaceutical products primarily to local buyers, while also engaging in online sales through both our self-operated and third-party platforms to customers nationwide. Since August 2011, we have operated a wholesale business through Jiuxin Medicine, distributing third-party pharmaceutical products, including prescription and over-the-counter (“OTC”) drugs, nutritional supplements, TCM, personal and family care products, and medical devices, as well as convenience products, including consumable, seasonal, and promotional items primarily to trading companies throughout China. Jiuxin Medicine is wholly owned by Renovation.

As discussed above, Allright was acquired by us in February 2025. Allright operates in the B2B sector, providing wholesale distribution and online sales through self-operated and third-party platforms, with a focus on pharmaceuticals, medical devices, health foods, cosmetics, and daily necessities.

As result of the Restructuring Transactions in February 2025, we no longer operate in the retail pharmacy business or the herb farming business.

Corporate Information

Our principal executive office is located at 5th Floor, Building 6, No. 100, 18th Street, Baiyang Sub-district, Qiantang District, Hangzhou City, Zhejiang Province, and China. Our main telephone number is +86-571-88219579. Our website is www.ridgetch.com. We routinely post important information on our website. The information contained on our website is not a part of this prospectus.

Our transfer agent is Equiniti Trust Company, LLC, whose address is 48 Wall Street, Floor 23 New York, NY 10005, and whose telephone number is (800) 468-9716.

The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at www.sec.gov.

Summary of Risk Factors

Investing in our securities involves significant risks. You should carefully consider all of the information and the risks and uncertainties summarized below, the risks described under the “Risk Factors” section beginning on page 10 of this prospectus, and the risk factors contained in any applicable prospectus supplement or in the other documents that are filed after the date hereof and incorporated by reference in this prospectus before making an investment in our securities. Below is a summary of the principal risks and uncertainties we face, organized under relevant headings. These risks are discussed more fully in the section titled “Item 3. Key Information - Risk Factors” in the 2025 Form 20-F, which is incorporated herein by reference and in this prospectus.

Risks Related to Our Business

Risks and uncertainties related to our business include, but are not limited to, the following:

●	We face significant competition, and if we do not compete successfully against existing and new competitors, our revenue and profitability could be materially and adversely affected.

●	We may not be able to timely identify or otherwise effectively respond to changing customer preferences, and we may fail to optimize our product offering and inventory position.

●	The continued penetration of counterfeit products into the pharmaceutical market in China may damage our reputation and have a material adverse effect on our business, financial condition, results of operations and prospects.

●	We may not able to effectively grow our wholesale business organically and may not realize all of the anticipated benefits from growing through acquisitions.

●	Our business relies on a limited number of key customers, which may change from year to year, and a loss of one or more of these key customers may adversely affect our operating results.

●	We may face challenges in recovering accounts receivable from Jiuzhou Pharmacy and associated clinics following the Restructuring Transactions and in maintaining the supply relationship between Jiuxin Medicine and Jiuzhou Pharmacy, which we expect will continue to generate a substantial portion of our revenue in the near term. The loss of this relationship could have a material adverse effect on our business, financial condition, and results of operations.

●	The operating results of our wholesale business have fluctuated, and we cannot assure that our strategic initiatives will lead to sustained revenue growth or profitability in the coming years.

●	We heavily depend on third-party electronic platforms for our online sales, the capacity of which may restrict our growth and the failure of which could adversely affect our business, financial condition and results of operations.

Risks Related to Our Corporate Structure

We face risks and uncertainties relating to our corporate structure in general, including, but not limited to, the following:

●	We rely principally on dividends paid by our consolidated operating entities to fund any cash and financing requirements we may have, and any limitation on the ability of our consolidated PRC entities to pay dividends to us could have a material adverse effect on our ability to conduct our business.

Risks Related to Doing Business in China

We face risks and uncertainties relating to doing business in the PRC in general, including, but not limited to, the following:

●	Substantial uncertainties and restrictions with respect to the political and economic policies of the PRC government and PRC laws and regulations could have a significant impact upon the business that we may be able to conduct in the PRC and accordingly on the results of our operations and financial condition.

●	Adverse regulatory developments in China may subject us to additional regulatory review, and additional disclosure requirements and regulatory scrutiny to be adopted by the SEC in response to risks related to recent regulatory developments in China may impose additional compliance requirements for companies like us with significant China-based operations, all of which could increase our compliance costs, subject us to additional disclosure requirements. In addition, uncertainties with respect to the PRC legal system could adversely affect us.

●	It may be difficult for U.S. regulators, such as the Department of Justice, the SEC, and other authorities, to conduct investigation or collect evidence within China.

●	You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing original actions in China against us or our management based on United States or other foreign laws.

●	Our subsidiaries are subject to restrictions on making payments to us.

●	Dividends we receive from our subsidiaries located in the PRC may be subject to PRC withholding tax.

●	Our auditor, YCM CPA Inc., is headquartered in California, and is subject to inspection by the PCAOB on a regular basis. To the extent that our independent registered public accounting firm’s audit documentation related to their audit reports for our company become located in China, the PCAOB may not be able inspect such audit documentation and, as such, you may be deprived of the benefits of such inspection and our ordinary shares could be delisted from the stock exchange pursuant to the Holding Foreign Companies Accountable Act.

●	We cannot be certain that the Chinese regulatory authorities will not impose more stringent restrictions on the convertibility of the Renminbi, especially with respect to foreign exchange transactions.

Risks Relating to an Investment in Our Securities

In addition to the risks described above, we are subject to general risks and uncertainties relating to our ordinary shares and the trading market, including, but not limited to, the following:

●	We may need additional capital, and the sale of equity securities could result in dilution to our shareholders, while debts may require us to make covenants restricting how we operate.

●	To date, we have not paid any cash dividends and we do not estimate to distribute any cash dividends in the foreseeable future.

●	Nasdaq may delist our ordinary shares from trading on the Nasdaq Capital Market for failing to maintain a minimum bid price of $1.00 or for other noncompliance with Nasdaq listing requirements, which could limit investors’ ability to effect transactions in our ordinary shares and subject us to additional trading restrictions.

●	Although publicly traded, the trading market in our ordinary shares may be substantially less liquid than the average stock quoted on the Nasdaq Capital Market, and such low trading volume may adversely affect the price of our ordinary shares.

●	Our Chairman of the Board owns a substantial portion of our outstanding ordinary shares, which enables him to influence many significant corporate actions, and his interests may not align with those of other shareholders.

The Nasdaq listing rules provide that a foreign private issuer may follow the practices of its home country, which for us is the Cayman Islands, rather than the Nasdaq rules as to certain corporate governance requirements, including the requirement that the issuer have a majority of independent directors, the audit committee, compensation committee, and nominating and corporate governance committee requirements, the requirement to disclose third-party director and nominee compensation, and the requirement to distribute annual and interim reports. A foreign private issuer that follows a home country practice in lieu of one or more of the listing rules is required to disclose in its annual reports filed with the SEC each requirement that it does not follow and describe the home country practice followed by the issuer in lieu of such requirements. Nevertheless, there are no significant ways in which our corporate governance practices differ from those followed by domestic companies under the listing standards of Nasdaq other than disclosed below.

NASDAQ Listing Rule 5620(a) requires each issuer to hold an annual meeting of shareholders no later than one year after the end of the issuer’s fiscal year end. However, NASDAQ Listing Rule 5615(a)(3) permits a foreign private issuer like us to follow home country practices in lieu of certain requirements of Listing Rule 5600, provided that such foreign private issuer discloses in its annual report filed with the SEC each requirement of Rule 5600 that it does not follow and describes the home country practice followed in lieu of such requirement. We follow home country practice with respect to annual meetings and may forgo annual shareholder meetings from time to time.

NASDAQ Listing Rule 5635 generally provides that shareholder approval is required of U.S. domestic companies listed on the NASDAQ Capital Market prior to issuance (or potential issuance) of securities (i) equaling 20% or more of the company’s ordinary shares or voting power for less than the greater of market or book value; (ii) relating to certain acquisitions of shares or assets of another company; (iii) resulting in a change of control of the company; and (iv) which is being issued pursuant to a stock option or purchase plan to be established or materially amended or other equity compensation arrangement made or materially amended. Notwithstanding this general requirement, NASDAQ Listing Rule 5615(a)(3) permits foreign private issuers to follow their home country practice rather than these shareholder approval requirements. The Cayman Islands do not require shareholder approval prior to any of the foregoing types of issuances. The Company, therefore, is not required to obtain such shareholder approval prior to entering into a transaction with the potential to issue securities as described above. The Board of Directors of the Company has elected to follow the Company’s home country rules as to such issuances and will not be required to seek shareholder approval prior to entering into such a transaction.

RISK FACTORS

An investment in our securities involves significant risk. Before making an investment in our securities, you should carefully consider the risk factors set forth in our most recent annual report on Form 20-F for the fiscal year ended March 31, 2025 on file with the SEC, which is incorporated by reference into this prospectus, as well as the risks that are described in the applicable prospectus supplement and in other documents incorporated by reference into this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. The risks and uncertainties not presently known to us or that we currently deem immaterial may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment.

Please see “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” for information on where you can find the documents we have filed with or furnished to the SEC and which are incorporated into this prospectus by reference.

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus and any applicable prospectus supplement, including the documents incorporated by reference herein or therein, may contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Many of the forward- looking statements contained in this prospectus can be identified by the use of forward-looking words such as “anticipate,” “believe,” “could,” “expect,” “should,” “plan,” “intend,” “estimate,” and “potential,” among others.

Forward-looking statements appear in a number of places in this prospectus and our SEC filings that are incorporated by reference into this prospectus. These forward-looking statements include, but are not limited to, the information concerning our possible future results of operations, business and growth strategies, financing plans, expectations that regulatory developments or other matters will or will not have a material adverse effect on our business or financial condition, our competitive position and the effects of competition, the projected growth of the industry in which we operate, and the benefits and synergies to be obtained from our completed and any future acquisitions, and statements of our goals and objectives, and other similar expressions concerning matters that are not historical facts. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. Such statements are subject to risks and uncertainties, and actual results may differ materially from those expressed or implied in the forward-looking statements due to of various factors, including, but not limited to, those identified under the section entitled “Item 3. Key Information - D. Risk Factors” in our annual report on Form 20-F for the fiscal year ended March 31, 2025, and the section entitled “Risk Factors” of this prospectus. These risks and uncertainties include factors relating to:

●	our goals and growth strategies;

●	our future prospects and market acceptance of our pharmaceutical and other products;

●	our future business development, results of operations, and financial condition;

●	expected changes in our revenue, costs or expenditures;

●	our plans to diversify and improve the functionality and efficacy of our products;

●	our ability to retain and increase our existing customers;

●	our expectations regarding the demand for, and market acceptance of, our products and our brands;

●	relevant government policies and regulations relating to our business and industry;

●	general economic and business condition in the markets where we operate;

●	growth and competition in the Chinese pharmaceutical distribution industry;

●	our proposed use of proceeds;

●	assumptions underlying or related to any of the foregoing;

●	legislative and regulatory developments related to U.S.-listed China-based companies due to lack of PCAOB inspection;

●	other factors that may affect our financial condition, liquidity, and results of operations; and

●	other risk factors discussed under “Item 3. Key Information - D. Risk Factors” in our annual report on Form 20-F for the fiscal year ended March 31, 2025.

Forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update them in light of new information or future developments or to release publicly any revisions to these statements in order to reflect later events or circumstances or to reflect the occurrence of unanticipated events, except as, and to the extent required by, applicable securities laws.

USE OF PROCEEDS

Unless the applicable prospectus supplement states otherwise, the net proceeds from the sale of securities offered by us will be used for general corporate purposes, which may include additions to working capital, capital expenditures, financing of acquisitions and other business combinations, investments in or extensions of credit to our subsidiaries and the repayment of indebtedness.

CAPITALIZATION AND INDEBTEDNESS

Our capitalization and indebtedness will be set forth in a prospectus supplement to this prospectus or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated herein by reference.

DESCRIPTION OF SHARE CAPITAL

We are an exempted company incorporated and registered under the laws of the Cayman Islands and our affairs are governed by our fourth amended and restated memorandum and articles of association, as amended and restated from time to time (the “Memorandum and Articles of Association”), and Companies Act (Revised) of the Cayman Islands (the “Companies Act”), and the common law of the Cayman Islands.

The following is a summary of our share capital and certain provisions of our Memorandum and Articles of Association. This summary does not purport to be complete and is qualified in its entirety by the provisions of our Memorandum and Articles of Association and applicable provisions of the laws of the Cayman Islands. You are encouraged to read the relevant provisions of the Companies Act and of our Memorandum and Articles of Association as they relate to the following summary. See “Where You Can Find More Information” elsewhere in this prospectus for information on where you can obtain copies of our Memorandum and Articles of Association, which have been filed with and are publicly available from the SEC.

As of the date of this prospectus, our authorized share capital is US$36,010,000 divided into (i) 36,000,000,000 ordinary shares of a par value of US$0.001 per share and (ii) 10,000,000 preferred shares of a par value of US$0.001 per share. As of the date of this prospectus, there are 18,285,638 ordinary shares issued and outstanding.

Type and Class of Securities

We have one class of ordinary shares. The par value of our ordinary shares is US$0.001 per share. All of our issued and outstanding ordinary shares are issued credited as fully paid and non-assessable. Our ordinary shares are issued in registered form, and are issued when registered in our register of members. Our shareholders who are non-residents of the Cayman Islands may freely hold and transfer their ordinary shares.

Our board of directors is empowered to designate and issue from time to time one or more classes or series of preferred shares and to fix and determine the relative rights, preferences, designations, qualifications, privileges, options, conversion rights, limitations and other special or relative rights of each such class or series so authorized. Such action could adversely affect the voting power and other rights of the holders of our ordinary shares or could have the effect of discouraging any attempt by a person or group to obtain control of us.

Preemptive Rights

One of the holders of our ordinary shares, CareRetail Holdings Limited, has certain preemptive rights under an investor rights agreement between it and our predecessor, dated January 3, 2017, which is filed to our most recent annual report on Form 20-F for the fiscal year ended March 31, 2025 as an exhibit by incorporation by reference. None of our other shareholders have such rights or the rights called for under this item.

DESCRIPTION OF ORDINARY SHARES

As of the date of this prospectus, there are 18,285,638 ordinary shares issued and outstanding. Our ordinary shares are currently traded on the NASDAQ Capital Market under the symbol “RDGT.“ The following are summaries of material provisions of the Memorandum and Articles of Association insofar as they relate to the material terms of our ordinary shares.

General

All of our outstanding ordinary shares are fully paid and non-assessable. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their ordinary shares. Under the Companies Act, we are not permitted to issue bearer shares. Our company will issue only non-negotiable shares in registered form, which will be issued when registered in our register of members.

Dividends

The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors, subject to the Companies Act and our Memorandum and Articles of Association. Under Cayman Islands law, dividends may be declared and paid only out of funds legally available therefor, namely out of either profit or share premium account, provided that in no circumstances may we pay a dividend if this would result in us being unable to pay our debts as they fall due in the ordinary course of business. However, no dividend shall bear interest against our company.

Voting Rights

Each holder of ordinary shares is entitled to one vote on all matters upon which the ordinary shares are entitled to vote on a show of hands or, on a poll, each holder is entitled to have one vote for each share registered in his name on the register of members. Voting at any meeting of shareholders is by show of hands unless a poll is demanded. A poll may be demanded by the chairman of our board of directors or by any one or more shareholders holding at least one-tenth of the total votes attaching to the issued and outstanding ordinary shares entitled to vote at general meetings, present in person or by proxy.

A quorum required for a general meeting of shareholders consists of one or more shareholders who hold in aggregate at least one-third of the votes attaching to the issued and outstanding ordinary shares entitled to vote at general meetings, present in person or by proxy or, if a corporation or other non-natural person, by its duly authorized representative. Although not required by the Companies Act or our Memorandum and Articles of Association, we expect to hold shareholders’ meetings annually and such meetings may be held at such time and place as determined by our board of directors. Extraordinary general meetings may be convened only by a majority of the board or by shareholders holding at least 30% of the paid-up voting share capital of the Company. Shareholders holding less than 30% of the voting shares do not have the right under our Memorandum and Articles of Association to requisition a general meeting or to propose matters for consideration at shareholder meetings. Advance notice of at least 10 days is required for the convening of our annual general meeting and of at least 14 days for extraordinary general meetings.

An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast by those shareholders entitled to vote who are present in person or by proxy in a general meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes attaching to the ordinary shares cast by those shareholders entitled to vote who are present in person or by proxy in a general meeting. Both ordinary resolutions and special resolutions may also be passed by a unanimous written resolution signed by all of our shareholders, as permitted by the Companies Act and our Memorandum and Articles of Association. A special resolution will be required for important matters such as change of name or making further changes to our Memorandum and Articles of Association.

Transfer of ordinary shares

Subject to the restrictions of our Memorandum and Articles of Association, any of our shareholders may transfer all or any of their ordinary shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors.

Our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which we have a lien. Our directors may also decline to register any transfer of any ordinary share unless:

●	the instrument of transfer is lodged with the Company, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

●	the instrument of transfer is in respect of only one class of ordinary shares;

●	the instrument of transfer is properly stamped, if required;

●	in the case of a transfer to joint holders, the number of joint holders to whom the ordinary share is to be transferred does not exceed four; or

●	the ordinary shares transferred are free of any lien in favor of the Company.

If our directors refuse to register a transfer they shall, within one month after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal. The registration of transfers may, on 14 days’ notice being given by advertisement in such one or more newspapers or by electronic means, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine; provided, however, that the registration of transfers shall not be suspended and the register shall not be closed for more than 30 days in any year.

Liquidation

On a winding up of our company, if the assets available for distribution among our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus will be distributed among our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our company for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by its shareholders in proportion to the par value of the shares held by them.

Calls on ordinary shares and forfeiture of ordinary shares

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their ordinary shares in a notice served to such shareholders at least 14 days prior to the specified time and place of payment. Any ordinary shares that have been called upon and remain unpaid are subject to forfeiture.

Repurchase, redemption and surrender of ordinary shares

We may issue shares on terms that are subject to redemption, at our option or at the option of the holders, on such terms and in such manner as may be determined before the issue of such shares, by our board of directors or by a special resolution of our shareholders. We may also repurchase any of our shares provided that the manner and terms of such purchase have been agreed between the board of directors and the relevant shareholder or are otherwise authorized by our Memorandum and Articles of Association. Under the Companies Act, the redemption or repurchase of any share may be paid out of our profits or out of the proceeds of a fresh issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if we can, immediately following such payment, pay our debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding, or (c) if the company has commenced liquidation. In addition, we may accept the surrender of any fully paid share for no consideration.

Inspection of books and records

The notice of registered office is a matter of public record. A list of the names of the current directors and alternate directors (if applicable) are made available by the Registrar of Companies in the Cayman Islands for inspection by any person on payment of a fee. The register of mortgages is open to inspection by creditors and members.

Holders of our ordinary shares have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. However, we will provide our shareholders with annual audited financial statements. See “Where You Can Find More Information.”

Requirements to Change the Rights of Holders of Ordinary Shares

Variations of rights of shares

All or any of the special rights attached to any class of shares may, subject to the provisions of the Companies Act, be varied either with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class.

Limitations on the Rights to Own Ordinary Shares

There are no limitations under the laws of the Cayman Islands or under the Memorandum and Articles of Association that limit the right of non-resident or foreign owners to hold or vote ordinary shares, other than anti-takeover provisions contained in the Memorandum and Articles of Association to limit the ability of others to acquire control of our company or cause our company to engage in change-of-control transactions.

Provisions Affecting Any Change of Control

Anti-takeover provisions

Some provisions of our Memorandum and Articles of Association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without any further vote or action by our shareholders. However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our Memorandum and Articles of Association for a proper purpose and for what they believe in good faith to be in the best interests of our company.

Ownership Threshold

There are no provisions under Cayman Islands law applicable to the Company, or under our Memorandum and Articles of Association, governing the ownership threshold above which shareholder ownership must be disclosed.

Differences in Corporate Law

The Companies Act is derived, to a large extent, from the older Companies Acts of England, but does not follow many recent English law statutory enactments, and accordingly there are significant differences between the Companies Act and the current Companies Act of England. In addition, the Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the State of Delaware.

Mergers and Similar Arrangements

A merger of two or more constituent companies under Cayman Islands law requires a plan of merger or consolidation to be approved by the directors of each constituent company and authorization by (i) a special resolution of the shareholders and (ii) such other authorization, if any, as may be specified in such constituent company’s articles of association.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose, a subsidiary is a company of which at least 90% of the issued shares entitled to vote are owned by the parent company.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain circumstances, a dissentient shareholder of a Cayman constituent company is entitled to payment of the fair value of his shares upon dissenting to a merger or consolidation. The exercise of appraisal rights will preclude the exercise of any other rights save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

●	the statutory provisions as to the required majority vote have been met;

●	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

●	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of dissentient minority shareholder upon a takeover offer. When a takeover offer is made and accepted by holders of 90% of the shares within four months, the offeror may, within a two-month period commencing on the expiration of such four month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction is thus approved, or if a takeover offer is made and accepted, the dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ suits

Conyers Dill & Pearman LLP, our Cayman Islands legal counsel, is not aware of any reported class action having been brought in a Cayman Islands court. Derivative actions have been brought in the Cayman Islands courts, and the Cayman Islands courts have confirmed the availability of such actions. In most cases, we will be the proper plaintiff in any claim based on a breach of duty owed to us, and a claim against (for example) our officers or directors usually may not be brought by a shareholder. However, based both on Cayman Islands authorities and on English authorities, which would in all likelihood be of persuasive authority and be applied by a court in the Cayman Islands, exceptions to the foregoing principle apply in circumstances in which:

●	a company is acting, or proposing to act, illegally or beyond the scope of its authority;

●	the act complained of, although not beyond the scope of the authority, could be effected if duly authorized by more than the number of votes which have actually been obtained; or

●	those who control the company are perpetrating a “fraud on the minority.”

A shareholder may have a direct right of action against us where the individual rights of that shareholder have been infringed or are about to be infringed.

Indemnification of directors and executive officers and limitation of liability

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Memorandum and Articles of Association require us to indemnify our officers and directors against all actions, costs, charges, expenses, losses and damages incurred or sustained in their capacities as such unless such actions, costs, charges, expenses, losses and damages arise from dishonesty or fraud of such director or officer. This standard of conduct is generally the same as permitted under the Delaware corporation law for a Delaware corporation.

In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our Memorandum and Articles of Association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ fiduciary duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he or she owes the following duties to the company-a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his or her position as director (unless the company permits him or her to do so) and a duty not to put himself or herself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder action by written consent

Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cayman Islands law provide that shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.

Shareholder proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

Cayman Islands law does not provide shareholders any right to put proposal before a meeting or requisition a general meeting. However, these rights may be provided in articles of association. Our Memorandum and Articles of Association allow our shareholders holding at the date of deposit of the requisition shares which carry in aggregate not less than 30% of all votes attaching to the issued and outstanding shares that carry the right to vote at general meetings to requisition a shareholders’ meeting. Other than this right to requisition a shareholders’ meeting, our Memorandum and Articles of Association do not provide our shareholders other right to put proposal before a meeting. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings.

Cumulative voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholders’ voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but our Memorandum and Articles of Association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our Memorandum and Articles of Association, directors may be removed with or without cause, by an ordinary resolution of our shareholders.

Transactions with interested shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company, are entered into for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders. The directors of the company are required to comply with fiduciary duties which they owe to the company under Cayman Islands law.

Winding up; liquidation

Upon the winding up of our company, after the full amount that holders of any issued shares ranking senior to the ordinary shares as to distribution on liquidation or winding up are entitled to receive has been paid or set aside for payment, the holders of our ordinary shares are entitled to receive any remaining assets of our company available for distribution as determined by the liquidator. The assets received by the holders of our ordinary shares in a liquidation may consist in whole or in part of property, which is not required to be of the same kind for all shareholders. In addition, on the winding up of our company, if the assets available for distribution amongst our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst our shareholders in proportion to the amount paid up on the shares held by them respectively. If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by our shareholders in proportion to the capital paid up, or which ought to have been paid up, at the commencement of the winding up on the shares held by them respectively. We are a “limited liability” company registered under the Companies Act, and under the Companies Act, the liability of our members is limited to the amount, if any, unpaid on the shares respectively, held by them. Our Memorandum and Articles of Association contains a declaration that the liability of our members is so limited.

Variation of rights of shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under Cayman Islands law and our Memorandum and Articles of Association, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class.

Amendment of governing documents

Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by Cayman Islands law, our Memorandum and Articles of Association may only be amended with a special resolution of our shareholders.

Changes in capital

We may from time to time by ordinary resolution:

●	increase our share capital by such sum, to be divided into shares of such amounts, as the resolution shall prescribe;

●	consolidate and divide all or any of our share capital into shares of a larger amount than our existing shares;

●	convert all or any of our paid up shares into stock and reconvert that stock into paid up shares of any denomination;

●	sub-divide our existing shares, or any of them into shares of a smaller amount that is fixed by our Memorandum and Articles of Association; and

●	cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled.

Subject to Companies Act and confirmation by the Grand Court of the Cayman Islands on an application by our company for an order confirming such reduction, we may by special resolution reduce our share capital and any capital redemption reserve in any manner authorized by law.

Preferred Shares

Our board of directors is empowered to designate and issue from time to time one or more classes or series of preferred shares and to fix and determine the relative rights, preferences, designations, qualifications, privileges, options, conversion rights, limitations and other special or relative rights of each such class or series so authorized. Such action could adversely affect the voting power and other rights of the holders of our ordinary shares or could have the effect of discouraging any attempt by a person or group to obtain control of us.

Anti-Money Laundering Matters, Sanctions

In order to comply with legislation, regulations and guidance aimed at the prevention of money laundering, terrorist financing and proliferation financing, and sanctions legislation the Company may be required to adopt and maintain anti-money laundering procedures, and may require subscribers and their beneficial owners, controllers or authorized persons (where applicable) (“Related Persons”) to provide evidence to verify their identity. Where permitted, and subject to certain conditions, the Company may also rely on, or delegate to, a suitable person the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information).

The Company reserves the right to request such information as is necessary to verify the identity of a subscriber or their Related Persons. In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

The Company also reserves the right to refuse to make any redemption payment to a shareholder if directors or officers suspect or are advised that the payment of redemption proceeds to such shareholder might result in a breach of applicable anti-money laundering, sanctions or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure compliance with any such laws or regulations in any applicable jurisdiction.

If any person in the Cayman Islands knows or suspects, or has reasonable grounds for knowing or suspecting that another person is engaged in criminal conduct or money laundering, or is involved with terrorism or terrorist financing and property, and the information for that knowledge or suspicion came to their attention in the course of business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) the Financial Reporting Authority of the Cayman Islands (“FRA”), pursuant to the Proceeds of Crime Act (As Revised) of the Cayman Islands, if the disclosure relates to criminal conduct or money laundering, or (ii) a police officer of the rank of constable or higher, or the FRA, pursuant to the Terrorism Act (As Revised) of the Cayman Islands, if the disclosure relates to involvement with terrorism or terrorist financing and property.

Economic Substance - Cayman Islands

The Cayman Islands, together with several other non-European Union jurisdictions, have introduced legislation aimed at addressing concerns raised by the Organisation for Economic Co-operation and Development’s (OECD) Base Erosion and Profit Shifting (BEPS) initiative as to offshore structures engaged in certain activities which attract profits without real economic activity. The International Tax Co-operation (Economic Substance) Act, (As Revised) (the “Economic Substance Act”) contains economic substance requirements for in-scope Cayman Islands entities which are engaged in certain “relevant activities”. As we are a Cayman Islands company, our compliance obligations will include filing an annual notification, which need to state whether we are carrying out any relevant activities and if so, whether we have satisfied economic substance tests to the extent required under the Economic Substance Act. If the Cayman Islands Tax Information Authority determines that the Company or any of its Cayman Islands subsidiaries has failed to meet the requirements imposed by the Economic Substance Act the Company may face significant financial penalties, restriction on the regulation of its business activities and/or may be struck off as a registered entity in the Cayman Islands.

As it is still a relatively new regime, it is anticipated that the Economic Substance Act and associated guidance will evolve and may be subject to further clarification and amendments. We may need to allocate additional resources to keep updated with these developments, and may have to make changes to our operations in order to comply with all requirements under the Economic Substance Act. Failure to satisfy these requirements may subject us to penalties under the Economic Substance Act.

Cayman Islands Data Protection

We have certain duties under the Data Protection Act (as revised) of the Cayman Islands, or the DPA, based on internationally accepted principles of data privacy.

Privacy Notice

This privacy notice puts our shareholders on notice that through your investment into us you will provide us with certain personal information which constitutes personal data within the meaning of the DPA, or personal data.

Investor Data

We will collect, use, disclose, retain and secure personal data to the extent reasonably required only and within the parameters that could be reasonably expected during the normal course of business. We will only process, disclose, transfer or retain personal data to the extent legitimately required to conduct our activities of on an ongoing basis or to comply with legal and regulatory obligations to which we are subject. We will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction or damage to the personal data.

In our use of this personal data, we will be characterized as a “data controller” for the purposes of the DPA, while our affiliates and service providers who may receive this personal data from us in the conduct of our activities may either act as our “data processors” for the purposes of the DPA or may process personal information for their own lawful purposes in connection with services provided to us.

We may also obtain personal data from other public sources. Personal data includes, without limitation, the following information relating to a shareholder and/or any individuals connected with a shareholder as an investor: name, residential address, email address, contact details, corporate contact information, signature, nationality, place of birth, date of birth, tax identification, credit history, correspondence records, passport number, bank account details, source of funds details and details relating to the shareholder’s investment activity.

Who this Affects

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation your investment in us, this will be relevant for those individuals and you should transit the content of this Privacy Notice to such individuals or otherwise advise them of its content.

How We May Use a Shareholder’s Personal Data

We may, as the data controller, collect, store and use personal data for lawful purposes, including, in particular: (i) where this is necessary for the performance of our rights and obligations under any agreements; (ii) where this is necessary for compliance with a legal and regulatory obligation to which we are or may be subject (such as compliance with anti-money laundering and FATCA/CRS requirements); and/or (iii) where this is necessary for the purposes of our legitimate interests and such interests are not overridden by your interests, fundamental rights or freedoms.

Should we wish to use personal data for other specific purposes (including, if applicable, any purpose that requires your consent), we will contact you.

Why We May Transfer Your Personal Data

In certain circumstances we may be legally obliged to share personal data and other information with respect to your shareholding with the relevant regulatory authorities such as the Cayman Islands Monetary Authority or the Tax Information Authority. They, in turn, may exchange this information with foreign authorities, including tax authorities.

We anticipate disclosing personal data to persons who provide services to us and their respective affiliates (which may include certain entities located outside the US, the Cayman Islands or the European Economic Area), who will process your personal data on our behalf.

The Data Protection Measures We Take

Any transfer of personal data by us or our duly authorized affiliates and/or delegates outside of the Cayman Islands shall be in accordance with the requirements of the DPA.

We and our duly authorized affiliates and/or delegates shall apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of personal data, and against accidental loss or destruction of, or damage to, personal data.

We shall notify you of any personal data breach that is reasonably likely to result in a risk to your interests, fundamental rights or freedoms or those data subjects to whom the relevant personal data relates.

Contacting the Company

For further information on the collection, use, disclosure, transfer or processing of your personal data or the exercise of any of the rights listed above, please contact us through our website at www.ridgetch.com or through phone number +86-571-88219579.

DESCRIPTION OF PREFERRED SHARES

The authorized share capital of the Company includes 10,000,000 preferred shares of a par value of US$0.001 each, with the power for the Company, insofar as is permitted by law, to redeem or purchase any of its shares and to increase or reduce the said share capital subject to the provisions of the Companies Act and the Memorandum and Articles of Association of the Company. Our board of directors is empowered to designate and issue from time to time one or more classes or series of preferred shares and to fix and determine the relative rights, preferences, designations, qualifications, privileges, options, conversion rights, limitations and other special or relative rights of each such class or series so authorized. Such action could adversely affect the voting power and other rights of the holders of our ordinary shares or could have the effect of discouraging any attempt by a person or group to obtain control of us.

As of the date of this prospectus, there are no outstanding preferred shares of any series.

The material terms of any series of preferred shares that we offer, together with any material Cayman Islands or United States federal income tax considerations relating to such preferred shares, will be described in a prospectus supplement.

DESCRIPTION OF WARRANTS

The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of such warrants.

General

We may issue warrants to purchase ordinary shares, preferred shares or debt securities. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent, or may be issued without a warrant agent pursuant to warrant terms established by us. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

●	the title of such warrants;

●	the aggregate number of such warrants;

●	the price or prices at which such warrants will be issued and exercised;

●	the currency or currencies in which the price of such warrants will be payable;

●	the securities purchasable upon exercise of such warrants;

●	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

●	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

●	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

●	information with respect to book-entry procedures, if any;

●	any material Cayman Islands or United States federal income tax consequences;

●	the antidilution provisions of the warrants, if any; and

●	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Amendments and Supplements to Warrant Agreement

We and the warrant agent, if applicable, may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS

The following summary of certain provisions of the subscription rights does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the certificate evidencing the subscription rights that will be filed with the SEC in connection with the offering of such subscription rights.

General

We may issue subscription rights to purchase ordinary shares, preferred shares or debt securities. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with any subscription rights offering to our shareholders, we may enter into a standby underwriting arrangement with one or more underwriters pursuant to which such underwriters will purchase any offered securities remaining unsubscribed for after such subscription rights offering. In connection with a subscription rights offering to our shareholders, we will distribute certificates evidencing the subscription rights and a prospectus supplement to our shareholders on the record date that we set for receiving subscription rights in such subscription rights offering.

The applicable prospectus supplement will describe the following terms of subscription rights in respect of which this prospectus is being delivered:

●	the title of such subscription rights;

●	the securities for which such subscription rights are exercisable;

●	the exercise price for such subscription rights;

●	the number of such subscription rights issued to each shareholder;

●	the extent to which such subscription rights are transferable;

●	if applicable, a discussion of the material Cayman Islands or United States federal income tax considerations applicable to the issuance or exercise of such subscription rights;

●	the date on which the right to exercise such subscription rights shall commence, and the date on which such rights shall expire (subject to any extension);

●	the extent to which such subscription rights include an over-subscription privilege with respect to unsubscribed securities;

●	if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the subscription rights offering; and

●	any other terms of such subscription rights, including terms, procedures and limitations relating to the exchange and exercise of such subscription rights.

Exercise of Subscription Rights

Each subscription right will entitle the holder of the subscription right to purchase for cash such amount of securities at such exercise price as shall be set forth in, or be determinable as set forth in, the prospectus supplement relating to the subscription rights offered thereby. Subscription rights may be exercised at any time up to the close of business on the expiration date for such subscription rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will become void.

Subscription rights may be exercised as set forth in the prospectus supplement relating to the subscription rights offered thereby. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the securities purchasable upon such exercise. We may determine to offer any unsubscribed offered securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

The following summary of certain provisions of the units does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the certificate evidencing the units that will be filed with the SEC in connection with the offering of such units.

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder, with the rights and obligations of a holder, of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date or upon the occurrence of a specified event or occurrence.

The applicable prospectus supplement will describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any unit agreement under which the units will be issued;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time in one or more series, under one or more indentures, each dated as of a date on or prior to the issuance of the debt securities to which it relates. We may issue senior debt securities and subordinated debt securities pursuant to separate indentures, a senior indenture and a subordinated indenture, respectively, in each case between us and the trustee named in the indenture. We have filed forms of these documents as exhibits to the registration statement, of which this prospectus forms a part. The senior indenture and the subordinated indenture, as amended or supplemented from time to time, are sometimes referred to individually as an “indenture” and collectively as the “indentures.” Each indenture will be subject to and governed by the Trust Indenture Act and will be construed in accordance with and governed by the internal laws of the State of New York. The aggregate principal amount of debt securities which may be issued under each indenture will be unlimited and each indenture will contain the specific terms of any series of debt securities or provide that those terms must be set forth in or determined pursuant to, an authorizing resolution, as defined in the applicable prospectus supplement, and/or a supplemental indenture, if any, relating to such series. Our debt securities may be convertible or exchangeable into any of our equity or other debt securities.

Our statements below relating to the debt securities and the indentures are summaries of their anticipated provisions, are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable indenture and any applicable Cayman Islands or United States federal income tax considerations as well as any applicable modifications of or additions to the general terms described below in the applicable prospectus supplement or supplemental indenture. For a description of the terms of a particular issue of debt securities, reference must be made to both the related prospectus supplement and to the following description.

General

Neither indenture limits the amount of debt securities which may be issued. The debt securities may be issued in one or more series. The senior debt securities will be unsecured and will rank on a parity with all of our other unsecured and unsubordinated indebtedness. Each series of subordinated debt securities will be unsecured and subordinated to all present and future senior indebtedness. Any such debt securities will be described in an accompanying prospectus supplement.

You should read the applicable indenture and subsequent filings relating to the particular series of debt securities for the following terms of the offered debt securities:

●	the designation, aggregate principal amount and authorized denominations;

●	the issue price, expressed as a percentage of the aggregate principal amount;

●	the maturity date;

●	the interest rate per annum, if any;

●	if the offered debt securities provide for interest payments, the date from which interest will accrue, the dates on which interest will be payable, the date on which payment of interest will commence and the regular record dates for interest payment dates;

●	any optional or mandatory sinking fund provisions or exchangeability provisions;

●	the terms and conditions upon which conversion of any convertible debt securities may be effected, including the conversion price, the conversion period and other conversion provisions;

●	the date, if any, after which and the price or prices at which the offered debt securities may be optionally redeemed or must be mandatorily redeemed and any other terms and provisions of optional or mandatory redemptions;

●	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which offered debt securities of the series will be issuable;

●	if other than the full principal amount, the portion of the principal amount of offered debt securities of the series which will be payable upon acceleration or provable in bankruptcy;

●	any events of default not set forth in this prospectus;

●	the currency or currencies, including composite currencies, in which principal, premium and interest will be payable, if other than the currency of the United States of America;

●	if principal, premium or interest is payable, at our election or at the election of any holder, in a currency other than that in which the offered debt securities of the series are stated to be payable, the period or periods within which, and the terms and conditions upon which, the election may be made;

●	whether interest will be payable in cash or additional securities at our or the holder’s option and the terms and conditions upon which the election may be made;

●	if denominated in a currency or currencies other than the currency of the United States of America, the equivalent price in the currency of the United States of America for purposes of determining the voting rights of holders of those debt securities under the applicable indenture;

●	if the amount of payments of principal, premium or interest may be determined with reference to an index, formula or other method based on a coin or currency other than that in which the offered debt securities of the series are stated to be payable, the manner in which the amounts will be determined;

●	any restrictive covenants or other material terms relating to the offered debt securities;

●	whether the offered debt securities will be issued in the form of global securities or certificates in registered or bearer form;

●	any terms with respect to subordination;

●	any listing on any securities exchange or quotation system; and

●	additional provisions, if any, related to defeasance and discharge of the offered debt securities.

Subsequent filings may include additional terms not listed above. Unless otherwise indicated in subsequent filings with the Commission relating to the indenture, principal, premium and interest will be payable and the debt securities will be transferable at the corporate trust office of the applicable trustee. Unless other arrangements are made or set forth in subsequent filings or a supplemental indenture, principal, premium and interest will be paid by checks mailed to the holders at their registered addresses.

Unless otherwise indicated in subsequent filings with the Commission, the debt securities will be issued only in fully registered form without coupons, in denominations of $1,000 or any integral multiple thereof. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with these debt securities.

 Some or all of the debt securities may be issued as discounted debt securities to be sold at a substantial discount below the stated principal amount. Cayman Islands or United States federal income tax consequences and other special considerations applicable to any discounted securities will be described in subsequent filings with the Commission relating to those securities.

 We refer you to applicable subsequent filings with respect to any deletions or additions or modifications from the description contained in this prospectus.

Senior Debt

We may issue senior debt securities under the senior debt indenture. These senior debt securities will rank on an equal basis with all our other unsecured debt except subordinated debt.

Subordinated Debt

We may issue subordinated debt securities under the subordinated debt indenture. Subordinated debt will rank subordinate and junior in right of payment, to the extent set forth in the subordinated debt indenture, to all our senior debt (both secured and unsecured).

In general, the holders of all senior debt are first entitled to receive payment of the full amount unpaid on senior debt before the holders of any of the subordinated debt securities are entitled to receive a payment on account of the principal or interest on the indebtedness evidenced by the subordinated debt securities in certain events.

If we default in the payment of any principal of, or premium, if any, or interest on any senior debt when it becomes due and payable after any applicable grace period, then, unless and until the default is cured or waived or ceases to exist, we cannot make a payment on account of or redeem or otherwise acquire the subordinated debt securities.

If there is any insolvency, bankruptcy, liquidation or other similar proceeding relating to us, then all senior debt must be paid in full before any payment may be made to any holders of subordinated debt securities.

Furthermore, if we default in the payment of the principal of and accrued interest on any subordinated debt securities that is declared due and payable upon an event of default under the subordinated debt indenture, holders of all our senior debt will first be entitled to receive payment in full in cash before holders of such subordinated debt can receive any payments.

Senior debt means:

●	the principal, premium, if any, interest and any other amounts owing in respect of our indebtedness for money borrowed and indebtedness evidenced by securities, notes, debentures, bonds or other similar instruments issued by us, including the senior debt securities or letters of credit;

●	all capitalized lease obligations;

●	all hedging obligations;

●	all obligations representing the deferred purchase price of property; and

●	all deferrals, renewals, extensions and refundings of obligations of the type referred to above;

but senior debt does not include:

●	subordinated debt securities; and

●	any indebtedness that by its terms is subordinated to, or ranks on an equal basis with, our subordinated debt securities.

Covenants

Under the terms of the indenture, we covenant, among other things:

●	that we will duly and punctually pay the principal of and interest, if any, on the offered debt securities in accordance with the terms of such debt securities and the applicable indenture;

●	that we will deliver to the trustee after the end of each fiscal year a compliance certificate as to whether we have kept, observed, performed and fulfilled our obligations and each and every covenant contained under the applicable indenture;

Any series of offered debt securities may have covenants in addition to or differing from those included in the applicable indenture which will be described in subsequent filings prepared in connection with the offering of such securities, limiting or restricting, among other things:

●	the ability of us or our subsidiaries to incur either secured or unsecured debt, or both;

●	the ability to make certain payments, dividends, redemptions or repurchases;

●	our ability to create dividend and other payment restrictions affecting our subsidiaries;

●	our ability to make investments;

●	mergers and consolidations by us or our subsidiaries;

●	sales of assets by us;

●	our ability to enter into transactions with affiliates;

●	our ability to incur liens; and

●	sale and leaseback transactions.

Modification of the Indentures

Each indenture and the rights of the respective holders may be modified by us only with the consent of holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series under the respective indenture affected by the modification, taken together as a class, other than any modification to:

●	cure ambiguities, defects or inconsistencies;

●	add to the covenants, restrictions or events of default;

●	provide for a successor obligor under the relevant indenture; and

●	make any other change that does not adversely affect the rights of holder.

No modification that:

●	changes the amount of securities whose holders must consent to an amendment, supplement or waiver;

●	extends the fixed maturity of any debt securities, or reduces the principal amount thereof, or reduces the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof ;

will be effective against any holder without his, her or its consent.

Events of Default

Each indenture defines an event of default for the debt securities of any series as being any one of the following events:

●	default in any payment of interest when due which continues for 90 days;

●	default in any payment of principal or premium at maturity;

●	default in the deposit of any sinking fund payment when due;

●	default in the performance of any covenant in the debt securities or the applicable indenture which continues for 90 days after we receive notice of the default; and

●	events of bankruptcy, insolvency or reorganization.

An event of default of one series of debt securities does not necessarily constitute an event of default with respect to any other series of debt securities.

There may be such other or different events of default as described in an applicable subsequent filing with respect to any class or series of offered debt securities.

In case an event of default occurs and continues for the debt securities of any series, the applicable trustee or the holders of not less than 25% in aggregate principal amount of the debt securities then outstanding of that series may declare the principal and accrued but unpaid interest of the debt securities of that series to be due and payable. Any event of default for the debt securities of any series which has been cured may be waived by the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding.

Each indenture requires us to file annually after debt securities are issued under that indenture with the applicable trustee a written statement signed by two of our officers as to the absence of material defaults under the terms of that indenture. Each indenture provides that the applicable trustee may withhold notice to the holders of any default if it considers it in the interest of the holders to do so, except notice of a default in payment of principal, premium or interest.

Subject to the duties of the trustee in case an event of default occurs and continues, each indenture provides that the trustee is under no obligation to exercise any of its rights or powers under that indenture at the request, order or direction of holders unless the holders have offered to the trustee reasonable indemnity. Subject to these provisions for indemnification and the rights of the trustee, each indenture provides that the holders of a majority in principal amount of the debt securities of any series then outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee as long as the exercise of that right does not conflict with any law or the indenture.

Defeasance and Discharge

The terms of each indenture provide us with the option to be discharged from any and all obligations in respect of the debt securities issued thereunder upon the deposit with the trustee, in trust, of money or U.S. government obligations, or both, which through the payment of interest and principal in accordance with their terms will provide money in an amount sufficient to pay any installment of principal, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of the payments in accordance with the terms of the debt securities and the indenture governing the debt securities. This right may only be exercised if, among other things, we have received from, or there has been published by, the United States Internal Revenue Service a ruling to the effect that such a discharge will not be deemed, or result in, a taxable event with respect to holders. This discharge would not apply to our obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold moneys for payment in trust.

Defeasance of Certain Covenants

The terms of the debt securities provide us with the right not to comply with specified covenants and that specified events of default described in a subsequent filing will not apply. In order to exercise this right, we will be required to deposit with the trustee money or U.S. government obligations, or both, which through the payment of interest and principal will provide money in an amount sufficient to pay principal, premium, if any, and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of such payments in accordance with the terms of the debt securities and the indenture governing such debt securities. We will also be required to deliver to the trustee an opinion of counsel to the effect that the deposit and related covenant defeasance will not cause the holders of such series to recognize income, gain or loss for federal income tax purposes.

A subsequent filing may further describe the provisions, if any, of any particular series of offered debt securities permitting a discharge defeasance.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depository identified in an applicable subsequent filing and registered in the name of the depository or a nominee for the depository. In such a case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding debt securities of the series to be represented by the global security or securities. Unless and until it is exchanged in whole or in part for debt securities in definitive certificated form, a global security may not be transferred except as a whole by the depository for the global security to a nominee of the depository or by a nominee of the depository to the depository or another nominee of the depository or by the depository or any nominee to a successor depository for that series or a nominee of the successor depository and except in the circumstances described in an applicable subsequent filing.

We expect that the following provisions will apply to depository arrangements for any portion of a series of debt securities to be represented by a global security. Any additional or different terms of the depository arrangement will be described in an applicable subsequent filing.

Upon the issuance of any global security, and the deposit of that global security with or on behalf of the depository for the global security, the depository will credit, on its book-entry registration and transfer system, the principal amounts of the debt securities represented by that global security to the accounts of institutions that have accounts with the depository or its nominee. The accounts to be credited will be designated by the underwriters or agents engaging in the distribution of the debt securities or by us, if the debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to participating institutions or persons that may hold interests through such participating institutions. Ownership of beneficial interests by participating institutions in the global security will be shown on, and the transfer of the beneficial interests will be effected only through, records maintained by the depository for the global security or by its nominee. Ownership of beneficial interests in the global security by persons that hold through participating institutions will be shown on, and the transfer of the beneficial interests within the participating institutions will be effected only through, records maintained by those participating institutions. The laws of some jurisdictions may require that purchasers of securities take physical delivery of the securities in certificated form. The foregoing limitations and such laws may impair the ability to transfer beneficial interests in the global securities.

So long as the depository for a global security, or its nominee, is the registered owner of that global security, the depository or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable indenture. Unless otherwise specified in an applicable subsequent filing and except as specified below, owners of beneficial interests in the global security will not be entitled to have debt securities of the series represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of debt securities of the series in certificated form and will not be considered the holders thereof for any purposes under the indenture. Accordingly, each person owning a beneficial interest in the global security must rely on the procedures of the depository and, if such person is not a participating institution, on the procedures of the participating institution through which the person owns its interest, to exercise any rights of a holder under the indenture.

The depository may grant proxies and otherwise authorize participating institutions to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a holder is entitled to give or take under the applicable indenture. We understand that, under existing industry practices, if we request any action of holders or any owner of a beneficial interest in the global security desires to give any notice or take any action a holder is entitled to give or take under the applicable indenture, the depository would authorize the participating institutions to give the notice or take the action, and participating institutions would authorize beneficial owners owning through such participating institutions to give the notice or take the action or would otherwise act upon the instructions of beneficial owners owning through them.

Unless otherwise specified in applicable subsequent filings, payments of principal, premium and interest on debt securities represented by a global security registered in the name of a depository or its nominee will be made by us to the depository or its nominee, as the case may be, as the registered owner of the global security.

We expect that the depository for any debt securities represented by a global security, upon receipt of any payment of principal, premium or interest, will credit participating institutions’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of the depository. We also expect that payments by participating institutions to owners of beneficial interests in the global security held through those participating institutions will be governed by standing instructions and customary practices, as is now the case with the securities held for the accounts of customers registered in street name, and will be the responsibility of those participating institutions. None of us, the trustees or any agent of ours or the trustees will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to those beneficial interests.

Unless otherwise specified in the applicable subsequent filings, a global security of any series will be exchangeable for certificated debt securities of the same series only if:

●	the depository for such global securities notifies us that it is unwilling or unable to continue as depository or such depository ceases to be a clearing agency registered under the Exchange Act and, in either case, a successor depository is not appointed by us within 90 days after we receive the notice or become aware of the ineligibility;

●	we in our sole discretion determine that the global securities shall be exchangeable for certificated debt securities; or

●	there shall have occurred and be continuing an event of default under the applicable indenture with respect to the debt securities of that series.

Upon any exchange, owners of beneficial interests in the global security or securities will be entitled to physical delivery of individual debt securities in certificated form of like tenor and terms equal in principal amount to their beneficial interests, and to have the debt securities in certificated form registered in the names of the beneficial owners, which names are expected to be provided by the depository’s relevant participating institutions to the applicable trustee.

DTC As Depository

In the event that the Depository Trust Company, or DTC, acts as depository for the global securities of any series, the global securities will be issued as fully registered securities registered in the name of Cede & Co., DTC’s partnership nominee or such other name as may be requested by an authorized representative of DTC.

DTC, the world’s largest securities depository, is a limited-purpose trust company under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a clearing agency registered pursuant to Section 17A of the Exchange Act. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments (from over 100 countries) that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transaction sin depositaries securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Company (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). DTC has a Standard & Poor’s rating of AA+. The DTC Rules applicable to its Participants are on file with the Commission. More information about DTC can be found at www.dtcc.com.

Purchases of Securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the Securities on DTC’s records. The ownership interest of each actual purchaser of each Security (“Beneficial Owner”) is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Securities, except in the event that use of the book-entry system for the Securities is discontinued.

To facilitate subsequent transfers, all Securities deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of Securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Securities; DTC’s records reflect only the identity of the Direct Participants to whose accounts such Securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial Owners of Securities may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the Securities, such as redemptions, tenders, defaults, and proposed amendments to the Security documents. For example, Beneficial Owners of Securities may wish to ascertain that the nominee holding the Securities for their benefit has agreed to obtain and transmit notices to Beneficial Owners. In the alternative, Beneficial Owners may wish to provide their names and addresses to the registrar and request that copies of notices be provided directly to them.

Redemption notices shall be sent to DTC. If less than all of the Securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to Securities unless authorized by a Direct Participant in accordance with DTC’s MMI Procedures. Under its usual procedures, DTC mails an Omnibus Proxy to Issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

Redemption proceeds, distributions, and dividend payments on the Securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from Issuer or Agent, on payable date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC, Agent, or Issuer, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of Issuer or Agent, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.

DTC may discontinue providing its services as depository with respect to the Securities at any time by giving reasonable notice to Issuer or Agent. Under such circumstances, in the event that a successor depository is not obtained, Security certificates are required to be printed and delivered.

Issuer may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, Security certificates will be printed and delivered to DTC.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

PLAN OF DISTRIBUTION

We may offer and sell, from time to time, some or all of the securities covered by this prospectus up to an aggregate public offering price of $200,000,000. We have registered the securities covered by this prospectus for offer and sale by us so that those securities may be freely sold to the public by us. Registration of the securities covered by this prospectus does not mean, however, that those securities necessarily will be offered or sold.

Securities covered by this prospectus may be sold from time to time, in one or more transactions, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change, at varying prices determined at the time of sale or at negotiated prices. The securities being offered by this prospectus may be sold:

●	through agents;

●	to or through one or more underwriters on a firm commitment or agency basis;

●	through put or call option transactions relating to the securities;

●	through broker-dealers (acting as agent or principal);

●	directly to purchasers, through a specific bidding or auction process, on a negotiated basis or otherwise;

●	through any other method permitted pursuant to applicable law; or

●	through a combination of any such methods of sale.

At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on the Nasdaq Capital Market or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If any such dealers or agents are deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

Agents may from time to time solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and prospectus supplement will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of the indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us, our subsidiaries or affiliates.

Under the securities laws of some jurisdictions, the securities offered by this prospectus may be sold in those jurisdictions only through registered or licensed brokers or dealers.

Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by that person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities. These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids that stabilize, maintain or otherwise affect the price of the offered securities. These activities may maintain the price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

●	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

●	A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

●	A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

In addition, ordinary shares may be issued upon conversion of or in exchange for debt securities or other securities.

Each series of offered securities, other than the ordinary shares, will be a new issue of securities and will have no established trading market. Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered securities may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for the offered securities.

Any securities that qualify for sale pursuant to Rule 144 or Regulation S under the Securities Act may be sold under Rule 144 or Regulation S rather than pursuant to this prospectus.

To the extent that we make sales to or through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a distribution agreement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we will offer and sell our ordinary shares to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell ordinary shares on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any ordinary shares sold will be sold at prices related to the then prevailing market prices for our ordinary shares. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our ordinary shares or other securities. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the securities in accordance with a redemption or repayment pursuant to the terms of the securities. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

We may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, such third parties (or affiliates of such third parties) may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of shares. The third parties (or affiliates of such third parties) in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or in connection with a simultaneous offering of other securities offered by this prospectus.

EXPENSES

 The following table sets forth an estimate of the fees and expenses relating to the issuance and distribution of the securities being registered hereby, all of which shall be borne by the Company. All of such fees and expenses, except for the SEC registration fee, are estimated.

SEC registration fee	US$	2,127.00
FINRA fees		*
Accounting fees and expenses		*
Legal fees and expenses		*
Printing expenses		*
Miscellaneous expenses		*
Total	US$	*

*	To be provided by a prospectus supplement or as an exhibit to a Report on Form 6-K that is incorporated by reference into this prospectus.

LEGAL MATTERS

We are being represented by Norton Rose Fulbright US LLP with respect to certain legal matters of U.S. federal securities and New York State law. The validity of the securities offered and certain other legal matters as to Cayman Islands law will be passed upon for us by Conyers Dill & Pearman LLP. Legal matters as to PRC law will be passed upon for us by Zhejiang Minhe Law Firm. Norton Rose Fulbright US LLP may rely upon Conyers Dill & Pearman LLP with respect to matters governed by Cayman Islands law and Zhejiang Minhe Law Firm with respect to matters governed by PRC law.

EXPERTS

The consolidated financial statements of Ridgetech, Inc. and its subsidiaries as of March 31, 2025 and 2024 and for the years ended March 31, 2025, 2024 and 2023 incorporated in this prospectus by reference to our annual report on Form 20-F for the year ended March 31, 2025 have been so incorporated in reliance on the report of YCM CPA INC., an independent registered public accounting firm, given the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Ridgeline International Limited and its subsidiaries as of March 31, 2024 and for the year ended March 31, 2024 incorporated in this prospectus by reference to our report on Form 6-K filed with the SEC on December 4, 2025 have been so incorporated in reliance on the report of YCM CPA INC., an independent registered public accounting firm, given the authority of said firm as experts in auditing and accounting.

The office of YCM CPA INC. is located at 2400 Barranca Pkwy, Suite 300, Irvine, CA 92606.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3, including amendments and relevant exhibits and schedules, under the Securities Act, with respect to the offer and sale of securities pursuant to this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules thereto in accordance with the rules and regulations of the SEC and no reference is hereby made to such omitted information. The registration statement includes and incorporates by reference additional information and exhibits. Statements made in this prospectus concerning the contents of any contract, agreement or other document filed as an exhibit to the registration statement are summaries of all of the material terms of such contracts, agreements or documents, but do not repeat all of their terms. Reference is made to each such exhibit for a more complete description of the matters involved and such statements shall be deemed qualified in their entirety by such reference. The registration statement and the exhibits and schedules thereto filed with the SEC may be obtained from the SEC’s website that contains reports, proxy and information statements and other information regarding registrants that file electronically through the SEC’s Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system, including the Company, which can be accessed at http://www.sec.gov. For further information pertaining to the securities offered by this prospectus and the Company, reference is made to the registration statement.

We are subject to the information reporting requirements of the Exchange Act that are applicable to foreign private issuers, and under those requirements we file reports with the SEC. Those other reports or other information may be inspected without charge at the locations described above. As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as United States companies whose securities are registered under the Exchange Act.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are allowed to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference in this prospectus the documents listed below:

●	Our annual report on Form 20-F for the year ended March 31, 2025 filed with the SEC on July 28, 2025;

●	Our report on Form 6-K filed with the SEC on November 10, 2025 and December 4, 2025; and

●	The description of our securities contained in our annual report on Form 20-F for the year ended March 31, 2025, and any other amendment or report filed for the purpose of updating such description.

We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the SEC and certain reports on Form 6-K that we furnish to the SEC after the date of the initial registration statement filing and prior to the effectiveness of the registration statement and after the date of this prospectus (in each case, if such Form 6-K states that it is incorporated by reference into this prospectus) until we file a post-effective amendment indicating that the offering of the securities made by this prospectus has been terminated. In all cases, you should rely on the later information over different information included in this prospectus or any accompanying prospectus supplement or free writing prospectus.

The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

As you read the above documents, you may find inconsistencies in information from one document to another. If you find inconsistencies between the documents and this prospectus, you should rely on the statements made in the most recent document. All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the notes thereto, contained in the documents incorporated by reference herein.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of these filings, at no cost, upon written or oral request to us at the following address:

Ridgetech, Inc.

Address: 5th Floor, Building 6, No. 100, 18th Street, Baiyang Sub-district

Qiantang District, Hangzhou City, Zhejiang Province

People’s Republic of China, 310008

Telephone Number: +86-571-88219579

Attention: Ming Zhao, Interim Chief Executive Officer and Chief Financial Officer

You also may access the incorporated reports and other documents referenced above on our website at www.ridgetch.com. The information contained on, or that can be accessed through, our website is not part of this prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, or such earlier date, that is indicated in this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

ENFORCEABILITY OF CIVIL LIABILITIES

We are registered under the laws of the Cayman Islands as an exempted company. We are registered in the Cayman Islands because of certain benefits associated with being a Cayman Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands have a less prescriptive body of securities laws as compared to the United States and some U.S. states, such as Delaware, have more fulsome and judicially interpreted bodies of corporate law than the Cayman Islands.

We have been advised by Conyers, Dill & Pearman LLP, our Cayman Islands legal counsel, that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. The Cayman Islands court will not enforce criminal fines and tax judgments and judgments that are contrary to Cayman Islands public policy. However, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Substantially all of our assets are located outside the United States. In addition all or a substantial portion of the assets of the members of our board of directors and of our officers are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed CT Corporation System, with offices at 28 Liberty St., New York, NY 10005, as our agent to receive service of process with respect to any action brought against us in the United States under the federal securities laws of the United States or of any state in the United States arising out of any offering of securities pursuant to this prospectus.

Zhejiang Minhe Law Firm, our counsel as to PRC law, has advised us that there is uncertainty as to whether the courts of China, would:

●	recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States so far as the liabilities imposed by those provisions are penal in nature; or

●	entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have been advised by our PRC legal counsel, that there is uncertainty as to whether the courts of the PRC would enforce judgments of U.S. courts or Cayman courts obtained against us or these persons predicated upon the civil liability provisions of the U.S. federal and state securities laws or Cayman Island laws. Zhejiang Minhe Law Firm has further advised us that the recognition and enforcement of foreign judgments are provided for under PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. China does not have any treaties or other form of reciprocity with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or in the Cayman Islands.

Up to $200,000,000 of Ordinary Shares

RIDGETECH, INC.

Prospectus Supplement

December 30, 2025